   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1996

                                        REGISTRATION STATEMENT NO. 333-2823

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                               PRE-EFFECTIVE

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      4890                   06-1448107
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF          CLASSIFICATION CODE)       IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                       SHARED TECHNOLOGIES FAIRCHILD INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      4890                   87-0424558
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF          CLASSIFICATION CODE)       IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                     BOSTON TELECOMMUNICATIONS GROUP, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MASSACHUSETTS                   4890                   04-2826562
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF          CLASSIFICATION CODE)       IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                          MULTI-TENANT SERVICES, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      4890                   06-1297856
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF          CLASSIFICATION CODE)       IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                          OFFICE TELEPHONE MANAGEMENT
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                     4890                   33-0180945
    (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    JURISDICTION OF           CLASSIFICATION CODE)      IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            STI INTERNATIONAL, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      4890                   06-1430452
    (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    JURISDICTION OF           CLASSIFICATION CODE)      IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                  SHARED TECHNOLOGIES FAIRCHILD TELECOM, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      4890                   52-1192851
    (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    JURISDICTION OF           CLASSIFICATION CODE)      IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)
                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                               ----------------

                              ANTHONY D. AUTORINO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.
                             100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:

                            HAROLD J. CARROLL, ESQ.
                            MARIANNE GILLERAN, ESQ.
                                GADSBY & HANNAH
                               125 SUMMER STREET
                             BOSTON, MA 02110-1617
                                 (617) 345-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the effectiveness of this registration statement, Shared Technologies Fairchild Communications Corp. (the "Issuer") will offer to exchange its 12 1/4% Senior Subordinated Discount Notes Due 2006 which will have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 12 1/4% Senior Subordinated Discount Notes Due 2006, all as described in the enclosed Prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.

  Cross-Reference Sheet Pursuant to Rule 404(a) of Regulation C and Item 501(b) of Regulation S-K showing the Location in the Prospectus of the Information Required by Part I of Form S-4.

                                                   LOCATION OR HEADING
             ITEM OF FORM S-4                         IN PROSPECTUS
             ----------------                      -------------------

A. INFORMATION ABOUT THE TRANSACTION

 1.  Forepart of Registration Statement
      and Outside Front Cover Page of
      Prospectus........................   Facing Page of Registration
                                           Statement; Cross-Reference Sheet;
                                           Outside Front Cover Page of
                                           Prospectus
 2.  Inside Front and Outside Back Cover
      Pages of Prospectus...............   Available and Additional
                                           Information; Table of Contents
 3.  Risk Factors, Ratio of Earnings to
      Fixed Charges and Other
      Information.......................   Ouside Front Cover Page of
                                           Prospectus; Prospectus Summary; Risk
                                           Factors; Ratio of Earnings to Fixed
                                           Charges; Pro Forma Financial
                                           Information; Selected Historical
                                           Financial Data; Business; The
                                           Exchange Offer; Description of the
                                           Notes; Certain Federal Income Tax
                                           Considerations
 4.  Terms of the Transaction...........   Prospectus Summary; The Exchange
                                           Offer; Description of the Notes;
                                           Plan of Distribution
 5.  Pro Forma Financial Information....   Prospectus Summary; Pro Forma
                                           Financial Information
 6.  Material Contacts with the Company
      Being Acquired....................   *
 7.  Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters.........   *
 8.  Interests of Named Experts and
      Counsel...........................   Legal Matters; Experts
 9.  Disclosure of Commission Position
      on Indemnification For Securities
      Act Liabilities...................   *

B. INFORMATION ABOUT THE REGISTRANT

 10. Information with Respect to S-3
      Registrants.......................   *
 11. Incorporation of Certain
      Information by Reference..........   *
 12. Information with Respect to S-2 or
      S-3 Registrants...................   *
 13. Incorporation of Certain
      Information by Reference..........   *
 14. Information with Respect to
      Registrants Other Than S-3 or S-2
      Prospectus Summary; Risk Factors;
      Registrants.......................   Prospectus Summary; Risk Factors; Pro
                                           Forma Financial Information; Selected
                                           Historical Financial Data; Business;
                                           Management's Discussion and Analysis
                                           of Financial Condition and Results of
                                           Operations; Financial statements
 15. Information with Respect to S-3
      Companies.........................   *
 16. Information with Respect to S-2 or
      S-3 Companies.....................   *

                                                LOCATION OR HEADING
            ITEM OF FORM S-4                       IN PROSPECTUS
            ----------------                    -------------------
 17. Information with Respect to
      Companies Other Than S-2 or S-3
      Companies.......................  *

D. VOTING AND MANAGEMENT INFORMATION

 18. Information if Proxies, Consents
      or Authorizations are to be
      Solicited.......................  *
 19. Information if Proxies, Consents
      or Authorizations Are Not to be
      Solicited, or in an Exchange
      Offer...........................  Additional and Available
                                        Information; Prospectus Summary; The
- --------                                Exchange Offer
* Item is omitted because answer is negative or Item is inapplicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION (DATED JUNE 25, 1996)

PROSPECTUS

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.

   OFFER TO EXCHANGE ITS 12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
 ANY AND ALL OF ITS OUTSTANDING 12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE
                                      2006

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      ,
                             1996, UNLESS EXTENDED.

                                  ----------

  Shared Technologies Fairchild Communications Corp. (the "Issuer") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange its 12 1/4% Senior Subordinated Discount Notes Due 2006 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an equal principal amount of its outstanding 12 1/4% Notes Senior Subordinated Discount Due 2006 (the "Old Notes"), of which $163,637,000 aggregate principal amount ($114,999,174 aggregate initial Accreted Value) is outstanding as of the date hereof. The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes".

  THE 12 1/4% SENIOR SUBORDINATED NOTES OFFERED HEREBY WILL BE SENIOR TO CERTAIN INDEBTEDNESS OF THE ISSUER, BUT AS OF THE DATE OF THIS PROSPECTUS THE ISSUER HAS NOT ISSUED, AND HAS NO CURRENT ARRANGEMENTS TO ISSUE. ANY SIGNIFICANT INDEBTEDNESS TO WHICH THE NOTES WOULD BE SENIOR. AS A RESULT, THE NOTES ARE EFFECTIVELY SUBORDINATED TO ESSENTIALLY ALL CURRENTLY OUTSTANDING INDEBTEDNESS OF THE ISSUER, EXCLUSIVE OF THE DEBT REPRESENTED BY THE NOTES, WHICH WAS APPROXIMATELY $133.0 MILLION AS OF MARCH 31, 1996.

  The Issuer will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the
date the Exchange Offer expires (the "Expiration Date"), which will be      ,
1996, unless the Exchange Offer is extended. Tenders of Old Notes may be
withdrawn at any time prior to 5:00 P.M., New York City time, on      , 1996.
The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Issuer. Old Notes may be tendered only in integral multiples of $1,000. The Issuer has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer".

  The New Notes will be obligations of the Issuer evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture (as defined), which governs both the Old Notes and the New Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the New Notes".

  The Notes were issued at a substantial discount from their principal amount and no interest is payable on the Notes before March 1, 1999. Thereafter, the Notes will bear interest at the rate of 12 1/4% per annum from the most recent date to which interest has been paid on the Notes or, if no interest has been paid on the Notes, from March 1, 1999. Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year, commencing March 1, 1999. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued and unpaid interest on such Old Notes. See "The Exchange Offer". The Notes are not redeemable prior to March 1, 2001 except that, until March 1, 1999, the Issuer may redeem, at its option, up to an aggregate of 25% of the principal amount of the Notes at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings (as defined) if at least $122,727,750 of the principal amount of the Notes remain outstanding after each such redemption. On or after March 1, 2001, the Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth herein plus accrued interest to the date of redemption. Upon a Change of Control (as defined), each holder of Notes may require the Issuer to repurchase such Notes at 101% of the Accreted Value (as defined) thereof plus accrued interest to the date of repurchase.

  The Indenture does not limit the amount of Senior Indebtedness (as defined) that may be incurred by the Issuer, although the Indenture does limit the amount of Indebtedness that may be incurred by the Issuer. See "Description of the Notes--Certain Covenants--Limitation on Indebtedness" and "Description of the Notes--Ranking". At March 31, 1996, the Issuer and its subsidiaries had outstanding Indebtedness, exclusive of the debt represented by the Notes, of approximately $133.0 million, and the Company had outstanding Indebtedness, exclusive of the debt represented by its guaranty of the Notes, of approximately $133.0 million. The Notes are effectively subordinated to such Indebtedness, which represents essentially all of the Indebtedness of the Issuer and its subsidiaries and the Company at such date.

  Prior to this Exchange Offer, there has been no public market for the Old Notes or New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop.

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

  CS First Boston Corporation and Citicorp Securities, Inc. (the "Initial Purchasers") have advised the Issuer that one or both of them presently intends to act as market-makers for the Notes. However, the Initial Purchasers are not obligated to so act and they may discontinue any such market-making at any time without notice.

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD NOTES WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" ON PAGE 15 OF THIS PROSPECTUS.

                                  ----------

  THESE SECURITIES HAVE  NOT BEEN  APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES   AND  EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES
         COMMISSION PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF THIS
           PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                  THE DATE OF THIS PROSPECTUS IS      , 1996.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this Prospectus. Prior to the issuance of the Old Notes, Fairchild Industries, Inc. ("FII") completed a restructuring (the "FII Recapitalization") pursuant to which FII transfered all of its assets to, and caused all of its liabilities to be assumed by, RHI Holdings, Inc. ("RHI"), FII's then immediate parent, except for (i) the assets and liabilities of its telecommunications services business (the "FII Telecommunications Business"),
(ii) its outstanding Series A and Series C Preferred Stock (the "FII Preferred Stock"), (iii) its 12 1/4% Senior Secured Notes due 1999 (the "12 1/4% Notes") and (iv) certain indebtedness of FII (the "FII Indebtedness"). See "The Transactions--FII Recapitalization". Shared Technologies Inc., RHI and RHI's parent, The Fairchild Corporation ("Fairchild"), previously agreed that FII will merge with and into Shared Technologies Inc. with Shared Technologies Inc. being the surviving corporation (the "Merger"). In connection with the Merger, Shared Technologies Inc. changed its name to Shared Technologies Fairchild Inc. ("STFI"); all references to STFI with respect to periods before the effective date of the Merger shall refer to Shared Technologies Inc. Accordingly, unless the context otherwise requires, "STFI" refers to Shared Technologies Fairchild Inc. and "FII" refers to only the operations, assets and liabilities of the FII Telecommunications Business, in each case prior to giving effect to the Merger, and the "Company" refers to the entity resulting from the Merger, which will be named Shared Technologies Fairchild Inc., and its consolidated subsidiaries, including the Issuer.

  Unless otherwise specified, all information contained herein with respect to the Company and the Issuer gives effect to the Transactions.

                                  THE COMPANY

GENERAL

  The Company, formed through the merger of FII and STFI, is the largest provider of shared telecommunications services ("STS") in the United States. The Company also sells, installs and maintains telecommunications systems for businesses and government agencies. As of March 31, 1996, the Company provided shared telecommunications services across the United States servicing approximately 9,000 customers in 448 buildings with over 100,000 lines. As of March 31, 1996, the Company also provided maintenance and other services through its telecommunications systems business to approximately 6,000 customers with over 400,000 lines nationwide. The Company currently provides STS and telecommunications systems in over 36 metropolitan markets.

  The Company provides shared telecommunications services to commercial tenants in office buildings in which the Company typically has installed a dedicated private branch exchange (PBX) switch under exclusive agreement with the building owner, thereby permitting the Company's customers to obtain all their telephone and telecommunications needs from a single source and a single point of contact. Under multi-year contracts that usually extend through the term of the tenants' leases, the Company offers its customers access to services provided by regulated communications companies, such as local, discounted long distance, international and "800" telephone services. The Company also provides telephone switching equipment and telephones, as well as voice mail, telephone calling cards, local area network wiring, voice and data cable installation. Other services provided by the Company include audio conferencing, automatic call distribution services and message center capability. In addition, the Company's customers receive a convenient single monthly customized invoice for all services provided by the Company.

  The Company typically provides equipment and services at rates which are competitive with or lower than those which customers could otherwise obtain, in part due to discounts it can obtain as a high volume purchaser of telecommunications services and equipment. In addition, by providing telephone hardware and ongoing maintenance, the Company reduces the tenants' capital costs of acquiring a modern, flexible telecommunications system. During the term of a service contract, the Company generally provides the tenant with technical assistance, services upgrades, expansions and innovations consistent with the tenant's changing business and telecommunications needs.

  Through its telecommunications systems business, the Company (i) distributes and sells equipment, including small, medium and large capacity telephone switches and ancillary products, (ii) offers annual maintenance agreements under which the Company maintains installed products either for a fixed annual fee or on a time-and-materials basis, (iii) performs systems upgrades and expansions, and moves, adds and changes telecommunications equipment, and (iv) provides a variety of long distance services, including basic long distance services, "800" services, calling cards, international calling and various other network services. The Company provides telecommunications systems to commercial customers and government agencies with systems ranging in size from 15 to several thousand lines.

  Both STFI and the FII Telecommunications Business commenced operations following the divestiture by AT&T of its local telephone companies in 1984 and the resulting fragmentation of the provision of telecommunications services. The change in the competitive environment, coupled with technical innovations, resulted in an accelerated flow of new telecommunications products and services, stimulating user demand. However, the rapid pace of change, the broadening range of services and products and the growing number of pricing options resulted in a complex, confusing marketplace, particularly for small and medium-sized businesses lacking the internal resources to effectively evaluate their telecommunications alternatives. In addition, although the telecommunications requirements of small and medium-sized businesses had become more sophisticated, such businesses were not able to access new services, obtain state-of-the-art equipment and enjoy economies of scale as readily as larger businesses. In response to these difficulties, numerous STS providers such as STFI and FII were established, creating a service business to provide a simplified, one-stop solution to the complex alternatives confronting small and medium-sized users of modern telecommunications services.

  Following a period of industry consolidation during which STFI and FII consummated over 25 acquisitions, STFI and FII emerged as two of the nation's three largest STS providers. As a result of the acquisitions, coupled with internal growth, the combined sales and EBITDA of STFI and FII (excluding sales and EBITDA from STFI's subsidiary, Shared Technologies Cellular, Inc.) grew to $174.9 million and $40.7 million, respectively, for the twelve months ended December 31, 1995. The proforma sales and EBITDA of STFI was $45.5 million and $10.4 million, respectively for the three months ended March 31, 1996. As of March 31, 1996, STFI and FII provided shared telecommunications services to 115 buildings with over 30,000 lines and 333 buildings with over 70,000 lines, respectively.

  Management expects the Merger will result in significant operating synergies and cost savings. The Company's increased size, national scope with operations in over 36 metropolitan markets and improved position in those 12 markets in which both STFI and FII had operations prior to the Merger will give the Company a stronger market presence than either STFI or FII had on a stand-alone basis and improve the Company's ability to obtain reduced pricing from telecommunications services providers and equipment vendors. In addition, the Merger will permit the Company to consolidate operations, thereby reducing personnel costs and certain general and administrative costs. Management believes the Company can achieve in excess of $5 million of annual cost savings within two years following the Merger. There can be no assurance, however, that the Company will actually achieve such savings.

BUSINESS STRATEGY

  As the nation's leading STS provider, the Company believes it is well positioned to continue to grow through the implementation of its business strategy, the key elements of which are:

  . Increased Penetration of Existing Buildings. The Company intends to increase its focus on generating additional revenue from the 448 buildings in which it currently provides shared telecommunications services. Although the Company may continue to make selective acquisitions of STS providers in the future, its principal focus will be on marketing services within its existing buildings, both to new customers and to existing customers.

  . Significant Additions of Buildings. For the three years ended December
    31, 1995, STFI and FII grew internally through the addition of 26 and 36 buildings, respectively. The Company plans to take advantage of its improved market position to aggressively pursue opportunities to add buildings to its portfolio, particularly through multi-building contracts with large commercial property owners.

  . Expanded Service Offerings. The Company intends to capitalize on the growing demand for new telecommunications and information technology by expanding its services to include high speed access to the Internet, video teleconferencing, wireless services and the delivery of cable programming. The Company's existing infrastructure allows for low-cost delivery of these services at minimal incremental expense to the Company. The Company believes that many of these services would otherwise not be readily available or affordable to its customers.

  . Cross Marketing of Services and Systems. The Company intends to leverage its telecommunications systems business by marketing telecommunications services to its existing systems customer base. In addition, the Company intends to increase its marketing of telecommunications systems to its STS customers relocating from existing rental space who continue to require customized telecommunications solutions, including the purchase or lease of equipment or the provision of long distance and other network services offered by the Company.

                            THE MERGER TRANSACTIONS

  Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among FII, STI, RHI and Fairchild, FII merged into STFI, with the surviving corporation having changed its name to "Shared Technologies Fairchild Inc." FII underwent a restructuring, the FII Recapitalization, pursuant to which FII transfered all of its assets to, and caused all of its liabilities to be assumed by RHI, its immediate parent, except for (i) the assets and liabilities of the FII Telecommunications Business which is conducted through Shared Technologies Fairchild Telecom, Inc. (formerly VSI Corporation) ("STFTI"), a wholly owned subsidiary of FII, (ii) the FII Preferred Stock, (iii) the 12 1/4% Notes and (iv) the FII Indebtedness (collectively, the "Retained Liabilities"). Prior to the Merger, FII commenced a cash tender offer and consent solicitation (the "Tender Offer") for all of the principal amount of the 12 1/4% Notes.

  Due to the consummation of the Merger, RHI received (i) 6.0 million shares of Common Stock of the Company, $0.004 par value per share (the "Common Stock") (representing approximately 40.8% of the then outstanding Common Stock), (ii) Cumulative Convertible Preferred Stock of the Company with an initial liquidation preference of $25.0 million (the "Convertible Preferred Stock") and
(iii) Special Preferred Stock of the Company with an initial liquidation preference of $20.0 million (the "Special Preferred Stock"). Such shares of Common Stock, Convertible Preferred Stock and Special Preferred Stock are herein referred to as the "RHI Consideration". As a result of the Merger, shares of Class B preferred stock of FII owned by RHI were canceled and all other shares of FII Preferred Stock were redeemed by the Company at the liquidation value thereof plus accrued dividends (the "Preferred Consideration"), aggregating approximately $39.6 million as of February 1, 1996.

  In connection with the consummation of the Merger, the Issuer entered into a new credit facility with Credit Suisse, Citicorp USA, Inc. and NationsBank, providing for up to $145.0 million of loans. The obligations of the Issuer under the Credit Facility was guaranteed by the Company and by all the subsidiaries of the Issuer (collectively, the "Subsidiary Guarantors") and are secured by substantially all the assets of the Company, the Issuer and the Subsidiary Guarantors and a pledge by the Company of all the common stock of the Issuer. See "Description of Certain Indebtedness--The Credit Facility". The FII Recapitalization, the Tender Offer, the Merger, the borrowings under the Credit Facility in connection therewith and the offering and sale of the Old Notes (the "Offering") are herein collectively referred to as the "Transactions".

  The following diagram sets forth a summary of the corporate structure of the Company and its subsidiaries (including the Issuer). Unless otherwise indicated, the Company, directly or indirectly, owns 100% of the outstanding capital stock of such subsidiaries.

                  [CHART OF CORPORATE STRUCTURE APPEARS HERE]*

(a) The Series C Preferred Stock and Series D Preferred Stock represent previously issued preferred stock of STFI that remain outstanding after consummation of the Transactions.
(b) Shared Technologies Cellular Inc. ("STC"), a 59.3% owned affiliate, is accounted for on the equity basis. During December 1995, STC issued approximately $3.0 million in voting preferred stock to third parties. While STFI's ownership percentage did not change, the voting rights assigned to the voting preferred stock reduced STFI's voting interest in STC to 42.7%, resulting in STFI's loss of voting control of STC.

  The Issuer is a Delaware corporation with its principal executive offices located at 100 Great Meadow Road, Wethersfield, Connecticut 06109, and its telephone number at that address is (860) 258-2400.



- --------------------
*GRAPHICAL APPENDIX

     The Company is the parent of the Issuer, which is in turn the parent of the STFI Subsidiaries and through which the FII Telecommunications Business is conducted. The Company is also the owner of 59.3% of the common stock of STC (see note b).

     The diagram also shows that the Company has outstanding the following securities: Convertible Preferred Stock, Special Preferred Stock, Series C Preferred Stock (see note a), Series D Preferred Stock (see note a), and Common Stock. The diagram also shows that the Issuer has outstanding the indebtedness under the Credit Facility and the Notes.

                               THE EXCHANGE OFFER

Registration Rights Agreement...  The Old Notes were sold by the Issuer on
                                  March 13, 1996 to the Initial Purchasers, which placed the Old Notes with institutional investors. In connection therewith, the Is-suer executed and delivered for the benefit of the holders of the Old Notes the Registra-tion Rights Agreement (as defined) providing, among other things, for the Exchange Offer.

The Exchange Offer..............  The New Notes are being offered in exchange for an equal principal amount of Old Notes.
                                  As of the date hereof, $163,637,000 aggregate principal amount ($114,999,174 aggregate ini-tial Accreted Value) of Old Notes are out-standing. Because the New Notes will be re-corded in the Issuer's accounting records at the same carrying value as the Old Notes, no gain or loss will be recognized by the Issuer upon the consummation of the Exchange Offer. See "The Exchange Offer--Accounting Treat-ment". Holders of the Old Notes do not have appraisal or dissenter's rights in connection with the Exchange Offer under the Delaware General Corporation Law, the state of incor-poration of the Issuer.

                                  Generally, holders of Old Notes (other than any holder who is an "affiliate" of the Is-suer within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes and otherwise transfer such New Notes without compliance with the regis-tration and prospectus delivery provisions of the Securities Act; provided such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-mak-ing activities or other trading activities, must acknowledge that it will deliver a pro-spectus in connection with any resale of such New Notes. See "Plan of Distribution". To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Is-suer has agreed, pursuant to the Registration Rights Agreement and subject to certain spec-ified limitations therein, to register or qualify the New Notes for offer or sale under the securities or "blue sky" laws of such ju-risdictions as may be necessary to permit the holders of New Notes to trade the New Notes without any restrictions or limitations under the securities laws of the several states of the United States. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless reg-istered under the Securities Act, except pur-suant to an exemption from, or in a transac-tion not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Consequences of Failure to Exchange" and "Description of the New Notes--Exchange Offer--Registration Rights".

Expiration Date.................  5:00 p.m., New York City time, on      ,
                                  1996, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the New
 Notes and Old Notes............  The New Notes will be issued at a substantial discount from their principal amount. The price to investors for the Notes represents a yield to maturity of 12 1/4% per annum (com-puted on a semiannual bond equivalent basis). The Notes will begin to accrue interest at a rate of 12 1/4% per annum commencing March 1, 1999, and interest will be payable thereafter on March 1 and September 1 of each year. The Notes are not redeemable prior to March 1, 2001 except that, until March 1, 1999, the Issuer may redeem, at its option, up to an aggregate of 25% of the principal amount of the Notes at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings if at least $122,727,750 of the principal amount of the Notes remain outstanding after each such re-demption. On or after March 1, 2001, the Notes are redeemable at the option of the Is-suer, in whole or in part, at the redemption prices set forth herein plus accrued interest to the date of redemption. Upon a Change of Control, each holder of Notes may require the Issuer to repurchase such Notes at 101% of the Accreted Value thereof plus accrued in-terest to the date of repurchase. See "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of New Notes".

Conditions to the Exchange
 Offer..........................  The Exchange Offer is subject to certain cus-
                                  tomary conditions, which may be waived by the Issuer. See "The Exchange Offer--Conditions". Except for the requirements of applicable Federal and state securities laws, there are no Federal or state regulatory requirements or approvals to be complied with or obtained by the Issuer in connection with the Exchange Offer. NO VOTE OF THE ISSUER'S SECURITY HOLD-ERS IS REQUIRED TO EFFECT THE EXCHANGE OFFER, AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

Procedures for Tendering Old
 Notes..........................  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsim-ile thereof, in accordance with the instruc-tions contained herein and therein, and mail or otherwise deliver such

                                  Letter of Transmittal, or such facsimile, to-gether with the Old Notes to be exchanged and any other required documentation to the Ex-change Agent (as defined) at the address set forth herein and therein. See "The Exchange Offer--Procedures for Tendering".

Withdrawal Rights...............  Tenders may be withdrawn at any time prior to
                                  5:00 p.m., New York City time, on      ,
                                  1996. To withdraw a tender of Old Notes, a
                                  written or facsimile transmission notice of
                                  withdrawal must be received by the Exchange
                                  Agent at its address set forth below under
                                  "Exchange Agent" prior to 5:00 p.m., New York
                                  City time, on      , 1996.

Acceptance of Old Notes and
 Delivery of New Notes..........  Subject to certain conditions, the Issuer will accept for exchange any and all Old
                                  Notes which are properly tendered in the Ex-change Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Ex-piration Date. See "The Exchange Offer--Terms of the Exchange Offer".

Certain Tax Considerations......  The exchange of New Notes for Old Notes should not be a sale or exchange or otherwise a taxable event for Federal income tax pur-poses. See "Certain Federal Income Tax Considerations".

Exchange Agent..................  United States Trust Company of New York is
                                  serving as exchange agent (the "Exchange
                                  Agent") in connection with the Exchange Of-fer.

Use of Proceeds.................  There will be no proceeds to the Issuer from the Exchange Offer. The net proceeds to the Issuer from the sale of the Old Notes were approximately $111.0 million. Those proceeds, together with approximately $125.0 million of initial borrowings under the Credit Facility, were distributed to the Issuer and used to
                                  (i) consummate the Tender Offer ($137.1
                                  million), (ii) pay the Preferred
                                  Consideration ($40.6 million), (iii) repay the STFI Indebtedness and the FII Indebtedness ($50.0 million) and (iv) pay related fees and expenses ($8.3 million). See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Sources of Capital".

                         SUMMARY OF TERMS OF NEW NOTES

  The Exchange Offer relates to the exchange of up to $163,637,000 aggregate principal amount ($114,999,174 aggregate initial Accreted Value) of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be obligations of the Issuer evidencing the same indebtedness as the Old Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of the New Notes".

                           COMPARISON WITH OLD NOTES

Freely Transferable.............  Generally, the New Notes will be freely transferable under the Securities Act by holders who are not affiliates of the Issuer. The New Notes otherwise will be substantially identical in all material respects (including interest rate and maturity) to the Old Notes. See "The Exchange Offer--Terms of the Exchange Offer".

Registration Rights.............  The holders of Old Notes currently are enti-
                                  tled to certain registration rights pursuant to an Exchange Registration Rights Agreement (the "Registration Rights Agreement") dated as of March 13, 1996, among the Issuer, the Company, certain subsidiaries of the Issuer and CS First Boston Corporation and Citicorp Securities, Inc. However, upon consummation of the Exchange Offer, subject to certain ex-ceptions, holders of Old Notes who do not ex-change their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuer will have no obligation to do), except pursuant to an ex-emption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Conse-quences of Failure to Exchange".

                             TERMS OF THE NEW NOTES

Interest Rate...................  12 1/4% per annum.

Maturity Date...................  March 1, 2006.

Interest Payment Dates..........  March 1 and September 1 of each year, com-
                                  mencing September 1, 1999. The Notes will be-gin to accrue interest at a rate of 12 1/4% per annum commencing March 1, 1999. A holder of the Notes will be required to include amounts in gross income for federal tax pur-poses in advance of the receipt of the cash payments to which the income is attributable.

Optional Redemption.............  The Notes are not redeemable prior to March
                                  1, 2001 except that, until 1999, the Issuer may redeem, at its option, up to an aggregate of 25% of the principal amount of the Notes at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings if at least $122,727,750 principal amount of the Notes remain out-standing after each such redemption. On or after March 1, 2001, the Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth herein plus accrued interest to the date of redemption. See "Description of the Notes-- Optional Redemption".

Change of Control...............  Upon a Change of Control, each holder of
                                  Notes (a "Holder") may require the Issuer to repurchase the Notes held by such Holder at 101% of the Accreted Value thereof plus ac-crued interest to the date of repurchase. See "Description of the Notes--Change of Con-trol".

                                  There can be no assurance that the Issuer will have sufficient funds to repurchase the Notes upon a Change of Control. Moreover, the Credit Facility limits the ability of the Is-suer to repay Indebtedness that is junior to the indebtedness under the Credit Facility and provides that a change of control, as de-fined in the Credit Facility, shall be an event of default that may result in accelera-tion of the Issuer's obligation to repay in-debtedness outstanding under the Credit Fa-cility. In addition, the Indenture provides that the Issuer may not pay principal of, premium (if any) or interest on, the Notes, and may not repurchase, redeem or otherwise retire of defease any Notes if, among other things, any Designated Senior Indebtedness (as defined) has not been paid when due or if any other default with respect to Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is ac-celerated. See "Description of the Notes-- Ranking". The provisions of the Credit Facil-ity and the Indenture described above impose substantial limitations on the ability of the Issuer to repurchase the Notes in the event of a Change of Control.


Ranking and Guarantees..........  The Notes are subordinated to all existing and future Senior Indebtedness (as defined) of the Issuer. As of March 31, 1996, the Is-suer would have had approximately $130.0 mil-lion of Senior Indebtedness outstanding. The Notes are fully and unconditionally guaran-teed on an unsecured senior subordinated ba-sis by the Company. The Company's guarantee is subordinated to all existing and future Senior Indebtedness of the Company. The Com-pany is a holding company, the principal as-set of which is the capital stock of the Is-suer, all of which is pledged to secure Se-nior Indebtedness of the Company, including the Company's senior guarantee of all indebt-edness of the Issuer outstanding under the Credit Facility. The Notes are also fully and unconditionally guaranteed to the maximum ex-tent permitted by law, jointly and severally, on a senior subordinated basis, by all the Subsidiary Guarantors. As of March 31, 1996, the Guarantors would have had Senior Indebt-edness of approximately $133.0 million, $130.0 million of which would have repre-sented guarantees of Senior Indebtedness of the Issuer under the Credit Facility. The Notes rank pari passu in right of payment with all existing and future senior subordi-nated indebtedness of the Issuer and senior to any other subordinated indebtedness of the Issuer issued after the Offering. The Notes will be senior to certain Indebtedness of the

                                  Issuer, but as of the date of this prospectus the Issuer has not issued, and has no current arrangements to issue, any significant In-debtedness to which the Notes would be se-nior. As a result, the Notes are effectively subordinated to essentially all currently outstanding Indebtedness of the Issuer and the Guarantors, which was approximately $133.0 million, exclusive of the debt repre-sented by the Notes, as of March 31, 1996. See "Description of the Notes--Ranking".

                                  The Notes are unsecured obligations of the Issuer, and the Guarantees are unsecured ob-ligations of the Company and the Subsidiary Guarantors. The Indebtedness under the Credit Facility is secured by interests in substan-tially all of the assets of the Issuer, the Company and the Subsidiary Guarantors. Be-cause the Notes and the Guarantees are subor-dinated to all present and future Senior In-debtedness and are unsecured obligations, in the event of insolvency, Noteholders may re-ceive less, ratably, than holders of Senior Indebtedness or Indebtedness of the Issuer or a Guarantor that is secured. For a descrip-tion of the Credit Facility, see "Description of Certain Indebtedness of the Company and the Issuer--The Credit Facility".

Restrictive Covenants...........  The indenture under which the Notes were is-
                                  sued (the "Indenture") limits (i) the issu-ance of additional debt by the Issuer, (ii) the issuance of debt and preferred stock by the Issuer's subsidiaries, (iii) the payment of dividends on capital stock of the Issuer and its subsidiaries and the purchase, re-demption or retirement of capital stock or indebtedness, (iv) investments, (v) certain transactions with affiliates, (vi) sales of assets, including capital stock of subsidiar-ies, and (vii) certain consolidations, merg-ers and transfers of assets. The Indenture also prohibits certain restrictions on dis-tributions from subsidiaries. However, all of these limitations and prohibitions are sub-ject to a number of important qualifications. See "Description of the Notes--Certain Cove-nants".

                        SUMMARY PRO FORMA FINANCIAL DATA

  The following table sets forth summary pro forma financial data of the Company, which data are derived from the Pro Forma Financial Statements (as defined). See "Pro Forma Financial Information". The Pro Forma Financial Statements are based on the historical financial statements of STFI and FII included elsewhere in this Prospectus, adjusted to give effect to the following (collectively, the "Specified Events"): (i) certain acquisitions by STFI and FII since January 1, 1995 (the "Prior Acquisitions"), (ii) the issuance of certain preferred stock of STC in December 1995 and the resulting loss of voting control (the "STC Equity Issuance"), (iii) the adjustment to FII's historical consolidated statements of operations to present FII on a calendar year basis and (iv) the Transactions. The pro forma statement of operations data for the year ended December 31, 1995 give effect to the Specified Events as if they had occurred as of January 1, 1995. The pro forma statement of operations data for the three months ended March 31, 1996 give effect to the Specified Events as if they had occurred as of January 1, 1996. The data do not purport to represent what the Company's results of operations or financial condition would actually have been had the Specified Events in fact occurred on such dates or to project the Company's results of operations for any future period or financial condition at any future date. For a description of all the pro forma adjustments, see the Notes to the Pro Forma Financial Statements.

                                           YEAR ENDED DECEMBER 31, 1995
                                       ---------------------------------------
                                         PRO      PRO
                                        FORMA    FORMA     PRO FORMA  COMBINED
                                       STFI(A)   FII(B)   ADJUSTMENTS COMPANY
                                       -------  --------  ----------- --------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues............................ $49,044  $125,808    $   --    $174,852
  Gross margin........................  18,939    58,746        806     78,491
  Operating income (loss).............   2,060    19,387     (2,404)    19,043
  Interest expense, net...............     901    21,478      4,084     26,463
  Net income (loss)...................    (145)   (2,091)    (6,898)    (9,134)
OTHER DATA:
  Depreciation and amortization....... $ 4,118  $ 11,844    $ 5,656   $ 21,618
  EBITDA(c)...........................   6,178    31,231      3,252     40,661
  Capital expenditures................   3,689    11,285        --      14,974
  Cash interest expense(d)............                                  11,342
  Ratio of EBITDA to interest expense,
   net................................                                    1.54x
  Ratio of EBITDA to cash interest
   expense, net.......................                                    3.58x

                                         THREE MONTHS ENDED MARCH 31, 1996
                                      ----------------------------------------
                                                                         PRO
                                                   FII      PRO FORMA   FORMA
                                       STFI    ACQUISITION ADJUSTMENTS  STFI
                                      -------  ----------- ----------- -------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues........................... $18,182    $27,283     $  --     $45,465
  Gross margin.......................   7,745     12,738        202     20,685
  Operating income (loss)............     962      4,629       (600)     4,991
  Interest expense, net..............   1,259      4,373        847      6,479
  Net income (loss)..................  (1,586)       256     (1,459)    (2,789)
OTHER DATA:
  Depreciation and amortization...... $ 1,759    $ 2,250     $1,414    $ 5,423
  EBITDA(c)..........................   2,721      6,879        814     10,414
  Capital expenditures...............     749      1,637        --       2,386
  Cash interest expense(d)...........                                    2,935
  Ratio of EBITDA to interest
   expense, net......................                                    1.61x
  Ratio of EBITDA to cash interest
   expense, net......................                                    3.55x

- --------
(a) See Unaudited Pro Forma Consolidated Financial Statements of STFI.
(b) See Unaudited Pro Forma Consolidated Financial Statements of FII.
(c) EBITDA is defined as net income plus income taxes, interest expense, depreciation and amortization. However, EBITDA excludes (i) income (or loss) from discontinued operations, (ii) the net income of subsidiaries accounted for on the equity basis (other than distributions or dividends actually received from such subsidiaries but only to the extent of the equity held in such subsidiaries) and (iii) for the year ended December 31, 1995, the $1.4 million gain on sale of subsidiary stock. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA should not be considered by an investor as an alternative to net income, as an indicator of the operating performance of the Company, STFI or FII or as an alternative to cash flow as a measure of liquidity.
(d) Excludes amortization of debt issuance costs, the costs of interest rate protection agreements and accretion of the Notes.

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following tables set forth a summary of selected financial data of (i) STFI for each of the fiscal years indicated in the five-year period ended December 31, 1995 and for the three months ended March 31, 1995 and 1996, which were derived from the audited consolidated financial statements of STFI for each of the fiscal years in the five-year period ended December 31, 1995 and from the unaudited consolidated financial statements of STFI for the three months ended March 31, 1995 and 1996, and (ii) FII for each of the fiscal years indicated in the five-year period ended June 30, 1995 and for the six months ended December 31, 1994 and December 31, 1995, which were derived from the audited consolidated financial statements of FII for each of the fiscal years in the five-year period ended June 30, 1995 and from the unaudited consolidated financial statements of FII for the six months ended December 31, 1994 and December 31, 1995.

                                                                     THREE MONTHS
                              FISCAL YEAR ENDED DECEMBER 31,        ENDED MARCH 31
                          ----------------------------------------- ---------------
STFI                       1991     1992     1993    1994    1995    1995    1996
- ----                      -------  -------  ------- ------- ------- ------- -------
                                          (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Revenues...............  $23,172  $24,076  $25,426 $45,367 $47,086 $12,843 $18,182
 Gross margin...........    6,358    9,254   10,912  19,195  18,214   5,091   7,745
 Operating income
  (loss)................   (4,359)    (705)     810   2,286   2,026     434     962
 Net income (loss)
  before extraordinary
  item..................   (5,623)  (1,032)     290   2,286     927     285  (1,276)
OTHER DATA:
 Depreciation and
  amortization..........  $ 3,423  $ 2,448  $ 2,562 $ 3,702 $ 3,967   1,049   1,759
 EBITDA.................     (936)   1,743    3,372   5,925   5,993   1,483   2,721
 Capital expenditures...    2,430    2,014    2,035   3,223   3,679     775     749

                                  FISCAL YEAR ENDED JUNE 30,                SIX MONTHS ENDED
                          --------------------------------------------  -------------------------
                                                                        DECEMBER 31, DECEMBER 31,
FII                        1991    1992     1993      1994      1995        1994         1995
- ---                       ------- ------- --------  --------  --------  ------------ ------------
                                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Revenues...............  $48,405 $58,662 $ 68,639  $ 74,897  $109,741    $48,564      $64,631
 Gross margin...........   25,386  31,158   34,904    37,918    51,381     22,799       30,164
 Operating income.......    9,489  12,539   14,420    16,082    18,253      8,318        9,452
 Net income (loss)
  before dividends......   17,890  14,255  (12,257)  (33,987)  (12,359)    (1,599)        (107)
OTHER DATA:
 Depreciation and
  amortization..........  $ 4,632 $ 6,377 $  7,935  $  8,947  $ 10,330    $ 4,113      $ 5,627
 EBITDA.................   14,121  18,916   22,355    25,029    28,583     12,431       15,079
 Capital expenditures...    5,396   5,601    5,769     7,775    10,349      4,540        5,476

                                 RISK FACTORS

  Holders of Old Notes should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Notes in the Exchange Offer. The risk factors set forth below (other than "Consequences of Failure to Exchange") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC issued to third parties. The Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

LACK OF PUBLIC MARKET FOR THE NEW NOTES

  The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued in March 1996 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) Market, the National Association of Securities Dealers' screen-based, automated market for trading of securities eligible for resale under Rule 144A of the Securities Act. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of such a market for the New Notes or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, the Issuer's operating results and the market for similar securities. The Initial Purchasers have agreed that one or more of them will act as market-makers for the New Notes. However, the Initial Purchasers are not obligated to so act and they may discontinue any such market-making at any time without notice. There can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

  After giving effect to the Transactions, the Issuer and the Company have substantial indebtedness and the Issuer has significant debt service requirements. As of March 31, 1996, the Issuer and its subsidiaries had outstanding indebtedness of approximately $248.5 million and the Company had indebtedness of approximately $248.5 million (consisting primarily of guarantees of the Issuer's indebtedness under the Credit Facility and the Notes), redeemable preferred stock with an aggregate liquidation preference of approximately $45.0 million and shareholders' equity of approximately $48.9 million and a debt and redeemable preferred stock to stockholders' equity ratio of 6.0 to 1.0. This substantial indebtedness will have important consequences to holders of the Notes, including the following: (i) a substantial portion of the Issuer's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness (including interest on the aggregate principal amount of the Notes beginning in 1999), thereby reducing the funds available to the Issuer for other purposes; (ii) the Issuer's ability to obtain additional financing in the future, whether for working capital, capital expenditures or other purposes may be impaired; (iii) the Issuer's leveraged position and the covenants contained in its debt instruments could limit the Issuer's ability to compete, as well as its ability to expand and make capital improvements; (iv) the Issuer's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions; (v) the Issuer may be unable to comply with certain operating or other covenants which could result in defaults under such indebtedness; (vi) to the extent that the Issuer incurs any indebtedness under the Credit Facility, which indebtedness will be at variable rates, the Issuer will be vulnerable to increases in interest rates; and (vii) the indebtedness outstanding under the Credit Facility will mature prior to the Notes and will be secured by substantially all the assets of the Company, the Issuer and each Subsidiary Guarantor and a pledge by the Company of all the shares of common stock of the Issuer.

  The Indenture does not limit the amount of Senior Indebtedness that may be incurred by the Issuer, although the Indenture does limit the amount of Indebtedness that may be incurred by the Issuer, nor does the Indenture limit the Indebtedness that the Company may incur. See "Description of the Notes-- Certain Covenants--Limitation on Indebtedness" and "Description of the Notes-- Ranking". At March 31, 1996, the Issuer and its subsidiaries had outstanding Indebtedness, exclusive of the debt represented by the Notes, of approximately $133.0 million, and the Company had outstanding Indebtedness, exclusive of the debt represented by its guaranty of the notes, of approximately $133.0 million. The Notes are effectively subordinated to such Indebtedness, which represents essentially all of the Indebtedness of the Issuer and its subsidiaries and the Company at such date.

  For the three months ended March 31, 1996, on a pro forma basis after giving effect to the Transactions, the Company's ratio of earnings to fixed charges would have been 0.79 to 1.0, the Company's ratio of earnings to fixed charges plus preferred stock dividends would have been 0.69 to 1.0, earnings would have been insufficient to cover fixed charges by $1.5 million, and earnings would have been insufficient to cover fixed charges and preferred stock dividends by $7.5 million.

  The Notes do not bear interest until March 1, 1999, and the Issuer will not be obligated to pay cash interest on the Notes until September 1, 1999. In order for the Issuer to meet its debt service obligations after March 1, 1999, with respect to the Notes, the Issuer will need to substantially improve its operating results. However, there can be no assurance that the Issuer's operating results will improve or improve in a sufficient degree to enable the Issuer to meet its debt service obligations. The Credit Facility and the Indenture restrict the Issuer's ability to sell assets and use the proceeds therefrom. See "Description of Certain Indebtedness of the Company and the Issuer" and "Description of the Notes". In the absence of such improvement, the Issuer could face liquidity problems and might be required to reduce its capital expenditures and overhead expenses or dispose of material assets or operations to meet its debt service and other obligations. There can be no assurance as to the ability of the Issuer to consummate such sales or the proceeds which the Issuer could realize therefrom or that such proceeds would be adequate to meet the obligations then due.

  If the Issuer is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on its indebtedness or, if the Issuer otherwise fails to comply with the various covenants in such indebtedness (including covenants in the Credit Facility), it would be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Issuer or result in a bankruptcy of the Issuer. Such defaults or any bankruptcy of the Issuer resulting therefrom could result in a default on the Notes and could delay or preclude payment of principal of, or interest on, the Notes. See "--Ranking of the Notes and Guaranties". The ability of the Issuer to meet its obligations will be dependent upon the future performance of the Issuer, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Issuer.

RANKING OF THE NOTES AND GUARANTIES

  The indebtedness evidenced by the Notes and the guaranties of the Notes (the "Guaranties") by the Company and the Subsidiary Guarantors (the "Guarantors") are senior subordinated obligations of the Issuer and the Guarantors, as the case may be. The payment of the principal of, premium (if any), and interest on the Notes and the payment of any Guaranty is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer under, and such Guarantor's guarantee of the Issuer's obligations with respect to, the Credit Facility.

  As of March 31, 1996, (i) the Senior Indebtedness of the Issuer was approximately $130.0 million, all of which was secured and (ii) the Senior Indebtedness of the Guarantors was approximately $133.0 million, $130.0 million of which would have represented guarantees of Senior Indebtedness of the Issuer under the Credit Facility. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries". Approximately $13.5 million of additional borrowings was available under the Credit Facility for general corporate purposes, which amounts will constitute Senior Indebtedness of the Issuer and the Guarantors if and when incurred.

  The Company is a holding company that derives all of its operating income and cash flow from its subsidiaries, including primarily the Issuer, the common stock of which is pledged to secure the Company's senior guarantee of all indebtedness of the Issuer outstanding under the Credit Facility. The Issuer is a holding company that derives all of its operating income and cash flow from its subsidiaries, the common stock of which will constitute the Issuer's only material assets, all of which is pledged to secure all indebtedness of the Issuer outstanding under the Credit Facility. Generally, claims of creditors of a subsidiary, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiary, and claims of preferred stockholders (if any) of such subsidiary will have priority with respect to the assets and earnings of such subsidiary over the claims of creditors of its parent company, except to the extent the claims of creditors of the parent company are guaranteed by such subsidiary. The Notes therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of any subsidiaries of the Issuer that are not Subsidiary Guarantors. However, on the date the Notes were issued, the Issuer did not have any subsidiaries other than the Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Issuer's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries". In addition, the Guaranty of each Subsidiary Guarantor is expressly subordinated to all Senior Indebtedness of such Subsidiary Guarantor and limited to the amount permitted by law. See "-- Fraudulent Conveyance Concerns".

  In the event of the bankruptcy, liquidation or reorganization of the Issuer or a Guarantor, the assets of the Issuer or such Guarantor, as the case may be, will be available to pay the Notes or the related Guaranty only after all Senior Indebtedness of the Issuer or such Guarantor, as the case may be, has been paid in full. Sufficient funds may not exist to pay amounts due on the Notes in such event. In addition, the subordination provisions of the Indenture provide that no cash payment may be made with respect to the Notes during the continuance of a payment default under any Senior Indebtedness of the Issuer. Furthermore, if certain non-payment defaults exist with respect to certain Senior Indebtedness of the Issuer, the holders of such Senior Indebtedness will be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes--Ranking".

FII RECAPITALIZATION, LIABILITIES AND INDEMNIFICATION

  As a result of the Merger, the Company became liable for all liabilities of FII with respect to the operations of the former businesses of FII, including the FII Telecommunications Business and its aerospace and industrial fasteners business up to the effective date of the Merger as well as operations of FII disposed of prior to the Merger, including its injection molding business. As a matter of law, the Company will not be released from FII's obligations with respect to such liabilities.

  As a pre-condition of the Merger: (a) FII, its parent RHI, and RHI's parent, Fairchild and certain other subsidiaries of Fairchild underwent a recapitalization pursuant to which FII divested itself of all assets unrelated to the FII Telecommunications Business; (b) RHI assumed all liabilities of FII unrelated to the FII Telecommunications Business (other than the Retained Liabilities), including but not limited to the following (collectively, the "Non-communications Liabilities"): (i) contingent liabilities related to a dispute with the United States Government under Government Contract Accounts rules concerning potential liability arising out of the use of and accounting for approximately $50.0 million in excess pension funds relating to certain government contracts in the discontinued aerospace business of FII (see "Business--Description of the Business--Legal Proceedings"); (ii) all environmental liabilities except those related to the FII Telecommunications Business; (iii) approximately $50.0 million (at June 30, 1995) of costs associated with post-retirement healthcare benefits; and (iv) all other accrued liabilities and any and all other unasserted liabilities unrelated to the FII Telecommunications Business; and (c) pursuant to certain indemnification agreements (the "Indemnification Agreements"), the Company is indemnified (i) by Fairchild and RHI jointly and severally with respect to all Non-communications Liabilities and all tax liability of FII and STFTI resulting from the FII Recapitalization or otherwise attributable to periods prior to the Merger and (ii) by Fairchild Holding Corp. (a company formed in connection with the FII Recapitalization) with respect to the liabilities of the aerospace and industrial fasteners business previously conducted by FII (all the liabilities that are indemnified for being herein collectively referred to as the "Indemnified Liabilities"). Although the Company believes that the FII Recapitalization, and in particular the distribution of stock to RHI, will not cause FII or any of its affiliates to recognize income or gain, FII did not obtain either an Internal Revenue Service ruling or an opinion from its outside counsel regarding the tax consequences of the FII Recapitalization.

  The obligations of Fairchild, RHI and Fairchild Holding Corp. (the "Indemnifying Parties") to indemnify the Company for the Indemnified Liabilities will be secured by all of the shares of Convertible Preferred Stock (other than shares having an initial liquidation preference of $1.5 million) and the Special Preferred Stock issued to RHI in the Merger. However, all such securities will be released from the pledge upon the later to occur of (i) the third anniversary of the Merger and (ii) the date on which the consolidated net worth of Fairchild is at least (x) $25.0 million greater than its net worth at September 30, 1995 (excluding for such purpose the pledged securities) or (y) $225.0 million (including for such purpose the pledged securities). The Company believes that Fairchild has already achieved the net worth criteria of clause (ii) of the preceding sentence. Therefore, all securities subject to the pledge shall be released therefrom on the third anniversary of the Merger. Any adverse developments, financial or otherwise, affecting any of Fairchild, RHI or Fairchild Holding Corp. could affect the ability of the Indemnifying Parties to comply with their obligations to indemnify the Company for the Indemnified Liabilities. The Company would be required to satisfy in full all the Indemnified Liabilities to the extent the Indemnifying Parties are unable or unwilling to honor their respective obligations to the Company pursuant to the Indemnification Agreements. There can be no assurance that, in the event that the Company is required to pay any Indemnified Liabilities, the Indemnifying Parties will be able to satisfy their obligations to indemnify the Company therefor.

  With respect to the environmental liabilities unrelated to the FII Telecommunications Business, based on a review of engineering studies conducted for FII of claims for known contamination, the Company estimates that it is reasonably possible that the costs resulting from such claims could range from $8.0 million to $30.0 million, although further investigation could result in either a lower or higher estimated cost level. There may be off-sets from third-party claims or insurance recoveries which would reduce this potential liability. The Company estimates did not include any claims for unknown liabilities for properties not yet surveyed for environmental contamination which could have occurred up to 30 years ago.

EFFECTIVE CONTROL BY PRINCIPAL STOCKHOLDERS

  RHI beneficially owns 6.0 million shares of Common Stock (approximately 40.8% of the then issued and outstanding shares of Common Stock) and 250,000 shares of Convertible Preferred Stock which are convertible into 3,921,568 shares of Common Stock (which, if immediately converted, would represent approximately 21.0% of the then issued and outstanding shares of Common Stock), in each case, of the Company which in turn owns all the outstanding shares of common stock of the Issuer. Accordingly, RHI has the ability to increase its ownership percentage of the Company to 53.3% (42.8% on a fully diluted basis). If options are issued to officers and directors of the Company under the 1996 Equity Incentive Plan, this would, on a beneficial ownership basis, effectively increase RHI's ownership position of the Company. Approximately 73% of the total voting power of RHI's capital stock is beneficially owned by Jeffrey J. Steiner, the Chairman, President and Chief Executive Officer of RHI and the Vice-Chairman of each of the Company and the Issuer. As a consequence of such ownership, Mr. Steiner effectively controls RHI and its subsidiaries and has the ability to exert significant influence over the Company and the Issuer. Additionally, in connection with the Merger, RHI and Anthony D. Autorino, Chairman and Chief Executive Officer of the Company and the Issuer, entered into a Shareholders Agreement pursuant to which each party agrees to (i) vote for four nominees of RHI (provided, as long as Mel D. Borer is President of the Company, he will be a member of the Board of Directors and RHI may only nominate three directors) and seven nominees of Mr. Autorino, (ii) vote for the nominees of the other (and for Mr. Borer as long as he is President) and (iii) cause to be established an Executive Committee of the Board of Directors, which may act only by unanimous consent, to consist of Mr. Autorino, the Chairman and Chief Executive Officer of the Company, Mr. Borer, the President and Chief Operating Officer of the Company and Jeffrey J. Steiner (or another person designated by RHI), the Vice-Chairman of the Company. The Shareholders Agreement will terminate at such time as either Mr. Autorino or RHI (or their respective affiliates) own less than 25% of the shares of common stock of the Company owned respectively by them on the date of the Merger or Mr. Autorino ceases to be Chief Executive Officer of the Company. See "The Transactions--Additional Agreements-- Shareholders Agreement".

INABILITY TO REALIZE BENEFITS FROM THE MERGER

  Management expects to realize operating synergies and cost savings as a result of the Merger. There can be no assurance that the Company will achieve all of the benefits that management expects to realize in connection with the Merger or that such benefits will occur within the time frame contemplated. Realization of operating synergies and cost savings could be affected by a number of factors beyond the Company's control, such as general economic conditions, increased operating costs, the response of competitors or customers, regulatory developments and delays in implementation. In addition, certain benefits are dependent upon the Company taking certain actions which will result in one-time charges or expenses.

BUSINESS INTEGRATION

  The Merger requires the integration of the administrative, finance, sales and marketing organizations of STFI and FII. This requires substantial attention from the Company's management team, which includes FII employees who have not previously worked with STFI. Also, both the Company's and FII's customers will need to be reassured that their services will continue uninterrupted. The diversion of management attention and any other difficulties encountered in the transition process could have an adverse impact on its business, operating results or financial condition.

COMPETITION

  The telecommunications industry is highly competitive. The Company believes its success in competing with other providers of telecommunications services and systems depends primarily on (i) its long term contractual relationships with owners and contracts with tenants, (ii) its technical, operational and marketing skills, (iii) the price, quality and reliability of its systems and services and (iv) its delivery and customer service capabilities. The Company also believes that technological developments, continuing regulatory change, industry consolidation and new entrants will continue to cause rapid evolution in the competitive environment of the telecommunications services and systems market, the full scope and nature of which is impossible to predict. Many of the Company's competitors have more extensive resources than those of the Company. There can be no assurance that the Company will be able to compete successfully with its existing or any new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, operating results or financial condition. See "Business-- Competitors".

OPERATIONAL DEMANDS RESULTING FROM GROWTH

  The Company services over 15,000 customers located in over 36 metropolitan markets. The increased size of the Company, coupled with the rapid growth that STFI and FII experienced prior to the Merger in the number of employees, the scope of their respective operating and financial systems and the geographic area of their respective operations, will increase the operating complexity of the Company, as well as increase the level of responsibility for both existing and new management personnel. To manage its growth effectively, the Company must continue to develop and improve its operating and financial systems in order to monitor and control its geographically diverse business. The Company will also need to continue to expand, train and manage its employee base, and its management personnel will be required to assume greater levels of responsibility. If the Company is not able to manage its growth effectively, the Company's business and results of operations could be materially adversely affected.

GOVERNMENT REGULATION

  The Company is subject to specific regulations in several states. Within various states, such regulations may include limitations on the number of lines or PBX switches per system, limitations of shared telecommunications systems to single buildings or building complexes, requirements that such building complexes be under common ownership or common ownership, management and control and the imposition of local exchange access rates that may be higher than those for similar single-user PBX systems. The Transactions may require permissions or consents from certain state regulatory agencies. There can be no assurance that the Company can obtain such permissions or consents, or if they can be obtained, that the process can be completed on a timely basis.

  Rates for telecommunications services are governed by tariffs filed by certified carriers with various regulatory agencies. Future changes in the regulatory structure under which such tariffs are filed, or material changes in the tariffs themselves, could have a material adverse effect on the Company's business. In addition, various state regulatory agencies are engaged in fact gathering to examine competition and the rules which govern the provision of intrastate services. Although the Company intends to monitor these developments, the likelihood of any changes in such rules cannot be predicted.

  The Company's systems business is generally exempt from governmental regulation from the standpoint of marketing and sales. However, various regulatory bodies, including the Federal Communications Commission (the "FCC"), require that manufacturers of equipment obtain certain certifications.

  On February 8, 1996, the Telecommunications Act of 1996 ("Telecommunications Act") was enacted as Federal law. The Telecommunications Act makes certain changes in the regulatory environment in which the Company operates by: (i) pre-empting any State or local law or regulation that prohibits, or has the effect of prohibiting, the ability of any entity to provide any interstate or intrastate telecommunications service which may result in the removal of regulatory barriers that have heretofore discouraged the Company from expanding its business in certain States; (ii) prohibiting local exchange telephone companies from prohibiting, or imposing unreasonable or discriminatory conditions on, the resale of those companies' telecommunications services which may result in the removal or relaxation of some of the restrictions on shared telecommunications systems referred to above, and reduces the risk that telephone companies could modify their tariffs to impose more restrictive terms and conditions on such systems; (iii) authorizing the FCC to forebear from applying any regulation to a telecommunications carrier or class of telecommunications carriers under certain conditions, which may result in a relaxation of the FCC's regulatory supervision of over the Company's operations; and (iv) authorizing the Regional Bell Operating Companies, upon satisfying certain conditions, to apply for, and the FCC to grant, authority to offer long-distance services to customers within the States in which they offer local telephone service. This may result in more intense competition within the markets in which the Company operates. Other provisions of the Telecommunications Act direct the FCC to conduct rulemaking proceedings on a variety of subjects, including interconnection, resale and universal service, which may affect the Company. It is not possible, however, to predict the outcome of any such proceedings.

  The Telecommunications Act may greatly affect government regulation of telecommunications, both at the state and federal level. Although the long term goal of the legislation is deregulatory, federal and state government regulatory agencies may create new rules to govern competition in the local exchange market that, in the short term, could subject the Company's shared telecommunications services to greater regulation than in the past.

RELIANCE ON THIRD PARTIES FOR EQUIPMENT

  The Company supplies its customers with equipment obtained primarily from Northern Telecom, Inc., AT&T, NEC, Centigram Communications Corporation, Octel Communications Corporation, Active Voice Corporation and other leading manufacturers of telecommunications equipment. The Company typically obtains this equipment under distributor agreements that specify the types of products the Company can provide to customers and the geographic areas in which the Company may operate as a distributor. These agreements generally are for a minimum term of one year and provide for successive one year renewals unless either party objects to such renewal during a specified period of time prior to the scheduled termination date. There can be no assurance that these agreements will remain in effect beyond their current terms or, if extended, that the same provisions with respect to types of products and geographic areas would continue to apply. Other manufacturers provide similar telecommunications equipment. If the Company's distributor agreements are not extended on the same or similar terms as those currently in effect, there can be no assurance that the Company would be able to secure distributor agreements with other manufacturers or that the equipment available from those manufacturers would be suitable for the customers served by the Company.

DEPENDENCE ON KEY PERSONNEL

  The Company believes the continued implementation of its business strategy is dependent on the services of Messrs. Autorino, Borer, Vincent DiVincenzo and Steiner, each of whom has an employment contract with the Company. See "Management--Executive Compensation--Employment Agreements". In addition, the Company's operations depend, in part, upon certain other key employees, most of whom have employment contracts with the Issuer's operating subsidiaries. The loss of Messrs. Autorino, Borer, DiVincenzo or Steiner or such key employees could have an adverse impact on the Company.

RESTRICTIONS IMPOSED BY INDEBTEDNESS

  The terms of the Indenture and the Credit Facility contain a number of significant covenants that, among other things, restrict the ability of the Issuer to dispose of assets or merge, incur debt, pay dividends, repurchase or redeem capital stock and indebtedness, create liens, make capital expenditures, make certain investments or acquisitions or otherwise restrict corporate activities. In addition, the Credit Facility contains, among other covenants, requirements that the Issuer comply with specified financial ratios and tests, including a limitation on capital expenditures, a minimum EBITDA, a fixed charge coverage ratio, an interest coverage ratio, a leverage ratio and a minimum net worth test. The ability of the Issuer to comply with such provisions may be affected by events beyond the Issuer's control. In order to comply with certain of these covenants, the Issuer will be required to achieve financial and operating results which are significantly better than those achieved historically. There can be no assurance that such results will be achieved. The breach of any of these covenants would result in a default under the Credit Facility. In the event of any such default, depending on the actions taken by the lenders party to the Credit Facility (the "Lenders"), the Lenders could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest and other fees, to be due and payable, apply all the available cash of the Issuer to repay such borrowings or to collateralize letters of credit (in which event cash would not be available to the Issuer for other purposes) or prevent the Issuer from making debt service payments on the Notes. If the Issuer were unable to repay any such borrowings when due, the Lenders could proceed against their collateral. If the indebtedness under the Credit Facility or the Notes were to be accelerated, there can be no assurance that the assets of the Issuer would be sufficient to repay such indebtedness in full. See "Description of Certain Indebtedness of the Company and the Issuer" and "Description of the Notes".

FRAUDULENT CONVEYANCE CONCERNS

  The Subsidiary Guarantors have, to the maximum extent permitted by law, fully and unconditionally guaranteed the Issuer's obligations with respect to the Notes on a senior subordinated basis. Under federal and state fraudulent transfer laws, if a court were to find, in a lawsuit by an unpaid creditor of a Subsidiary Guarantor or a representative of such creditors, such as a trustee in bankruptcy, that such Subsidiary Guarantor incurred the indebtedness represented by its Guaranty with the intent to hinder, delay or defraud present or future creditors, or received less than a reasonably equivalent value or fair consideration for any such indebtedness and at the time of such incurrence (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed or reasonably should have believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid such Subsidiary Guarantor's obligations under its Guaranty, subordinate such Guaranty to all other indebtedness of such Subsidiary Guarantor or take other action detrimental to the holders of the Notes. In that event, there can be no assurance that any repayment on such Guaranty could ever be recovered by the holders of the Notes.

  The Issuer believes that the Guaranties of the Subsidiary Guarantors have been issued without the intent to hinder, defraud or delay creditors of the Subsidiary Guarantors and for proper purposes and in good faith, that each such Subsidiary Guarantor was and will continue to be solvent under the applicable standards and that each such Subsidiary Guarantor has and will have sufficient capital for carrying on its business and is and will be able to pay its debts as they mature. There can be no assurance, however, that a court would reach the same conclusion. See "Description of the Notes--Guaranties".

CONSEQUENCES OF ORIGINAL ISSUE DISCOUNT

  The Notes have been issued at a substantial discount from their principal amount. Consequently, purchasers of the Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences" for a more detailed discussion of the federal income tax consequences to holders of the Notes and to holders who exchange Old Notes for New Notes.

LIMITATIONS ON CHANGE OF CONTROL

  The Indenture requires the Issuer, in the event of a Change of Control, to make an offer to purchase the Notes at 101% of the Accreted Value thereof, plus accrued interest to the purchase date. Certain events involving a Change of Control may be an event of default under the Credit Facility or indebtedness of the Issuer that may be incurred in the future. Moreover, the exercise by the holders of the Notes of their right to require the Issuer to purchase the Notes may cause a default under the Credit Facility or such other indebtedness, even if the Change of Control does not. In addition, there can be no assurance that the Issuer will have the financial resources necessary to repurchase the Notes upon a Change of Control. Finally, such provisions may not afford any protection to holders of Notes in a highly leveraged transaction if such transaction involves a Permitted Holder or STFI, or does not otherwise result in a Change of Control of the Issuer. The Board of Directors of the Issuer cannot waive the operation of the requirement that the Issuer offer to repurchase the Notes after a Change of Control. Under certain circumstances, this provision may have the effect of deterring mergers, tender offers or other takeover attempts involving the Issuer or the Company, and could have an adverse effect upon the market price of the Company's securities or the ability of the Company or the Issuer to obtain additional financing in the future. The Indenture does not contain any provisions that would afford holders of the Notes any protection in the event of a highly leveraged or similar transaction, which may adversely affect holders of the Notes. See "Description of Notes--Change of Control".

  The Issuer will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of Notes pursuant to the covenant described above or any related offers by the Issuer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described above by virtue of such compliance.

                                USE OF PROCEEDS

  There will be no proceeds to the Issuer from the Exchange Offer. The net proceeds from the sale of the Old Notes were approximately $111.0 million. Those proceeds, together with approximately $125.0 million of initial borrowings under the Credit Facility, were used to (i) consummate the Tender Offer, (ii) pay the Preferred Consideration, (iii) repay the STFI Indebtedness and the FII Indebtedness and (iv) pay related fees and expenses.

                                CAPITALIZATION

  The following table sets forth as of December 31, 1995 the capitalization of
(i) STFI on an historical basis, (ii) FII on an historical basis (after giving effect to the FII Recapitalization) and (iii) the Company as of March 31, 1996. See "Use of Proceeds", "Pro Forma Financial Information" and the Consolidated Financial Statements of STFI and FII included elsewhere in this Prospectus.

                                              AT DECEMBER 31,
                                                    1995         MARCH 31, 1996
                                              -----------------  --------------
                                                 HISTORICAL
                                              -----------------
                                               STFI      FII          STFI
                                              -------  --------  --------------
                                                      (IN THOUSANDS)
Long-term indebtedness (including current
 maturities):
  Indebtedness of FII
    12 1/4% Notes............................ $   --   $125,000     $    --
    Existing credit facility.................     --     57,794          --
    Capital lease obligations (a)............     --        389          270
  Indebtedness of STFI
    Existing credit facility.................   4,119       --           --
    Capital lease obligations (a)............   1,544       --         1,382
    Promissory notes (a).....................   1,335       --         1,311
  Issuer
    12 1/4% Senior Subordinated Discount
     Notes Due 2006..........................     --        --       115,586
    Credit Facility (b)......................     --        --       130,000
                                              -------  --------     --------
      Total long-term indebtedness...........   6,998   183,183      248,549
                                              -------  --------     --------
Redeemable preferred stock:
  FII Series A preferred stock...............     --     16,691          --
  Convertible preferred stock................     --        --        25,000
  Special preferred stock....................     --        --        20,000
                                              -------  --------     --------
      Total redeemable preferred stock.......     --     16,691       45,000
                                              -------  --------     --------
Stockholders' equity:
  FII Series B preferred stock...............     --    230,200          --
  FII Series C preferred stock...............     --     24,015          --
  STFI Series C preferred stock..............       9       --             7
  STFI Series D preferred stock..............       5       --             5
  Common stock...............................      34       140           59
  Additional paid-in capital.................  44,777     2,925       72,508
  Accumulated deficit........................ (21,981) (130,124)     (23,665)
                                              -------  --------     --------
      Total stockholders' equity.............  22,844   127,156       48,914
                                              -------  --------     --------
        Total capitalization................. $29,842  $327,030     $342,463
                                              =======  ========     ========

- --------
(a) These obligations and notes are liabilities of subsidiaries of the Issuer.

(b) Contemporaneously with the closing of the Offering, the Issuer, the Company and each subsidiary of the Issuer will enter into the Credit Facility providing for up to $120.0 million in term loans and a $25.0 million revolving credit facility. As of March 31, 1996, the Company would have the ability to borrow up to an additional $13.5 million pursuant to the revolving credit facility contained in the Credit Facility after giving effect to approximately $1.5 million of letters of credit.

                        PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined statement of operations are based on the historical financial statements of STFI and FII included elsewhere in this Prospectus, adjusted to give effect to the following (collectively, the "Specified Events"): (i) certain acquisitions by STFI and FII since January 1, 1995 (the "Prior Acquisitions"), (ii) the issuance of certain preferred stock of STC in December 1995 resulting in STFI's loss of voting control of STC (the "STC Equity Issuance"), (iii) the adjustment to FII's historical consolidated statements of operations data to present FII on a calendar year basis and (iv) the Transactions, including (A) the FII Recapitalization, (B) the Tender Offer, (C) the Merger, (D) borrowings under the Credit Facility in connection with the foregoing and (E) the Offering. The unaudited pro forma combined statements of operations give effect to the Prior Acquisitions, the STC Equity Issuance and the Transactions as if they had occurred as of January 1, 1995. The Specified Events and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined statement of operations do not purport to represent what the Company's results of operations would actually have been had the applicable Specified Events in fact occurred on such dates or to project the Company's results of operations for any future period or the Company's financial condition at any future date. The pro forma combined statement of operations should be read in conjunction with the historical financial statements of STFI and FII including elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                    SHARED TECHNOLOGIES FAIRCHILD INC.

                PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1995

                                (UNAUDITED)

                              (IN THOUSANDS)

                                    PRO FORMA PRO FORMA      PRO FORMA  COMBINED
                                      STI*      FII**       ADJUSTMENTS COMPANY
                                    --------- ---------     ----------- --------
Revenues..........................   $49,044  $125,808        $   --    $174,852
Cost of revenue...................    30,105    67,062 (A)       (806)    96,361
                                     -------  --------        -------   --------
Gross margin......................    18,939    58,746            806     78,491
Selling general & administrative
 expenses.........................    16,879    39,359 (B)      5,656     59,448
                                                       (A)     (2,446)
                                     -------  --------        -------   --------
Operating income (loss)...........     2,060    19,387         (2,404)    19,043
Gain on sale of subsidiary stock..     1,375                               1,375
Equity in loss of subsidiary......    (2,634)                             (2,634)
Net interest expense..............      (901)  (21,478)(E)     (3,051)   (26,463)
                                                       (C)     (1,159)
                                                       (D)        126
                                     -------  --------        -------   --------
Income (loss) before income taxes
 and
 extraordinary item...............      (100)   (2,091)        (6,488)    (8,679)
Income tax........................       (45)      --  (F)         40         (5)
                                     -------  --------        -------   --------
Income (loss) before extradorinary
 item.............................      (145)   (2,091)        (6,448)    (8,684)
Extraordinary item, loss on early
 retirement of debt...............       --        --  (D)       (450)      (450)
                                     -------  --------        -------   --------
Net loss..........................      (145)   (2,091)        (6,898)    (9,134)
Preferred stock dividends.........      (398)   (3,852)(G)        352     (3,898)
                                     -------  --------        -------   --------
Net loss applicable to common
 stock............................   $  (543) $ (5,943)       $(6,546)  $(13,032)
                                     =======  ========        =======   ========
Income (Loss) per Common Share....   $ (0.06)                           $  (0.90)
                                     =======                            ========
Weighted Average Number of Common
 Shares
 Outstanding......................     8,482                    6,000     14,482
                                     =======                  =======   ========
Other data:
  Depreciation & amortization.....     4,118    11,844          5,656     21,618
  EBITDA(H).......................     6,178    31,231          3,252     40,661
  Capital expenditures............     3,689    11,285                    14,974
  Cash interest expense, net(I)...                                        11,342
  Ratio of EBITDA to interest ex-
   pense, net.....................                                          1.54x
  Ratio of EBITDA to cash interest
   expense, net...................                                          3.58x
  Ratio of earnings to fixed
   charges(J).....................                                          0.74x
  Ratio of earnings to fixed
   charges and preferred stock
   dividends......................                                          0.65x

- --------

 *See Unaudited Pro Forma Consolidated Financial Statements of STI.

**See Unaudited Pro Forma Consolidated Financial Statements of FII.

See accompanying notes to this pro forma combined statement of operations.

                      SHARED TECHNOLOGIES FAIRCHILD INC.

           NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                              (IN THOUSANDS)

  (A) The pro forma combined statement of operations include the estimated effect of certain cost savings and increases associated with the consolidation of the operations of STFI and FII. The following table details the components of the adjustment.

                                                                           1995
                                                                          ------
      Net S, G & A savings............................................... $2,446
      Network savings....................................................    806
                                                                          ------
        Total adjustment................................................. $3,252
                                                                          ======

  (B) The purchase accounting for the merger resulted in $252,938 of goodwill which will be amortized over 40 years. Certain intangible assets acquired from FII were given zero value and the corresponding goodwill amortization was eliminated from the pro forma combined statements of operations. The pro forma combined statements of operations reflect a net adjustment to goodwill amortization of $5,656 for the year ended December 31, 1995. The following table details the calculation of the adjustment.

                                                                          1995
                                                                         ------
      New goodwill amortization......................................... $6,323
      FII goodwill amortization eliminated..............................   (667)
                                                                         ------
        Net adjustment.................................................. $5,656
                                                                         ======

  (C) $9,646 in financing fees associated with the assumption of $240,000 in new debt were capitalized. Additional interest expense was recorded based on an amortization period of 10 years for $5,120 of the fees and 7 years for the remaining $4,526. The allocation of fees was based on the actual costs incurred for the respective amounts of zero coupon bonds and bank debt issued. The adjustment resulted in additional interest expense of $1,159 for the year ended December 31, 1995.

  (D) In conjunction with the merger the Company retired its existing credit facility. This early retirement resulted in an adjustment to record a $450 extraordinary loss due to the write off of certain deferred costs associated with the credit facility. This adjustment also reduced the amount of interest expense by $126 to reverse the amortization of these deferred costs for the year ended December 31, 1995.

  (E) Interest expense, in the pro forma combined statement of operations, has been adjusted to reflect the net effect of the change in outstanding debt described in Note (C) as if it had occurred on January 1, 1995. The following table details the calculation.

     $115 million in zero coupon bonds 12 1/4% interest............... $ 14,088
     $125 million in bank debt estimated 8.6% interest................   10,750
     Retirement of 12 1/4% Notes......................................  (15,312)
     Retirement of FII indebtedness...................................   (6,116)
     Retirement of STFI indebtedness..................................     (359)
                                                                       --------
       Net adjustment................................................. $  3,051
                                                                       ========

  A 1/8% change in the estimated interest rates for the $125 million in bank debt would result in a change in interest expense of $156,250 on a yearly basis.

  (F) STFI incurred certain state income taxes for 1995. The pro forma combined statement of operations have been adjusted to reduce state income taxes to an estimated minimum required amount. This resulted in a reduction of income taxes of $40 for the year ended December 31, 1995.

                    SHARED TECHNOLOGIES FAIRCHILD INC.

           NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                              (IN THOUSANDS)

  (G) Preferred stock dividends in the pro forma combined statement of operations were adjusted to reflect new preferred stock issued with the merger and the retirement of FII preferred stock acquired with the merger. The net effect was to decrease preferred stock dividends by approximately $352 for the yeaJr ended December 31, 1995. The following table details the components of the adjustment.

                                                                        1995
                                                                       -------
   Preferred stock dividends added:
     STFI cumulative preferred stock dividend......................... $(2,500)
     STFI special preferred stock dividends...........................  (1,000)
   Preferred stock dividends eliminated:
     FII series A preferred stock dividend............................   1,479
     FII series C preferred stock dividend............................   2,373
                                                                       -------
       Total adjustment...............................................    $352
                                                                       =======

  (H) EBITDA. EBITDA is defined as net income plus income taxes, interest expense, depreciation and amortization. However, EBITDA excludes (i) income (or loss) from discontinued operations, (ii) the net income of subsidiaries accounted for on the equity basis (other than distributions or dividends actually received from such subsidiaries but only to the extent of the equity held in such subsidiaries) and (iii) for the year ended December 31, 1995, the $1.4 million gain on sale of subsidiary stock. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA should not be considered by an investor as an alternative to net income, as an indicator of the operating performance of the Company, STFI or FII or as an alternative to cash flow as a measure of liquidity.

  (I) Cash Interest Expense, Net. Excludes amortization of debt issuance costs, the cost of interest rate protection agreements and accretion of the Notes.

  (J) Ratio of Earnings to Fixed Charges. For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges. Fixed charges include interest expense and that proportion of rental expense considered to be representative of the interest component of lease expense.

                         SHARED TECHNOLOGIES INC.

          UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma Shared Technologies Fairchild Inc. ("STFI") consolidated financial statements give effect, on a purchase accounting basis, to the acquisitions of Fairchild Industries Inc. ("FII"), and Office Telephone Management ("OTM"). The unaudited pro forma STFI financial statements also reflect the STC Equity Adjustment.

  The unaudited pro forma STFI consolidated financial statements are not necessarily indicative of the results or financial position which actually would have occurred if the acquisitions of OTM and FII, and the STC Equity Adjustment had been in effect since January 1, 1995, nor are they necessarily indicative of future results or financial position.

  The unaudited pro forma STFI consolidated statements of operations gives effect to the acquisitions of OTM and FII, and the STC Equity Adjustment as if they had occurred on January 1, 1995, for the purpose of presenting the unaudited pro forma STFI consolidated financial statements.

                    SHARED TECHNOLOGIES FAIRCHILD INC.

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED MARCH 31, 1996

                              (IN THOUSANDS)

                                                (A)
                                                FII        PRO FORMA  PRO FORMA
                                    STFI    ACQUISITION   ADJUSTMENTS   STFI
                                   -------  -----------   ----------- ---------
Revenues.........................  $18,182    $27,283                  $45,465
Cost of revenue..................   10,437     14,545 (B)      (202)    24,780
                                   -------    -------       -------    -------
Gross margin.....................    7,745     12,738           202     20,685
Selling, general & administrative
 expenses........................    6,783      8,109 (C)     1,414     15,694
                                                      (B)      (612)
                                   -------    -------       -------    -------
Operating income (loss)..........      962      4,629          (600)     4,991
Equity in (loss) of subsidiary...     (958)                               (958)
Net interest expense.............   (1,259)    (4,373)(F)      (622)    (6,479)
                                                      (D)      (247)
                                                      (E)        22
                                   -------    -------       -------    -------
Income (loss) before income taxes
 and extraordinary item...          (1,255)       256        (1,447)    (2,446)
Income taxes.....................      (21)        -- (G)        10        (11)
                                   -------    -------       -------    -------
Income (loss) before extraordi-
 nary item.......................   (1,276)       256        (1,437)    (2,457)
Extraordinary item, loss on early
 retirement of debt..............     (310)        -- (E)       (22)      (332)
                                   -------    -------       -------    -------
Net income (loss)................   (1,586)       256        (1,459)    (2,789)
Preferred Stock Dividends........      (86)      (963)(H)        88       (961)
                                   -------    -------       -------    -------
Net Income (loss) Applicable to
 Common Stock....................  $(1,672)   $  (707)      $(1,371)   $(3,750)
                                   =======    =======       =======    =======


  See accompanying notes to these pro forma consolidated financial statements

                    SHARED TECHNOLOGIES FAIRCHILD INC.

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1995

                              (IN THOUSANDS)


                                                (J)
                                                OTM        PRO FORMA  PRO FORMA
                                    STFI    ACQUISITION   ADJUSTMENTS   STFI
                                   -------  -----------   ----------- ---------
Revenues.........................  $47,086    $1,958                   $49,044
Cost of revenue..................   28,872     1,233                    30,105
                                   -------    ------        -------    -------
Gross margin.....................   18,214       725                    18,939
Selling, general & administrative
 expenses........................   16,188       627 (J)         64     16,879
                                   -------    ------        -------    -------
Operating income (loss)..........    2,026        98            (64)     2,060
Gain on sale of subsidiary
 stock...........................    1,375                               1,375
Equity in (loss) of subsidiary...   (1,752)          (I)       (882)    (2,634)
Net interest expense.............     (677)     (119)(J)        (34)      (901)
                                                     (J)        (71)
                                   -------    ------        -------    -------
Income (loss) before income taxes
 and extraordinary item..........      972       (21)        (1,051)      (100)
Income taxes.....................      (45)                                (45)
                                   -------    ------        -------    -------
Income (loss) before
 extraordinary item..............      927       (21)        (1,051)      (145)
Extraordinary item, loss on early
 retirement of debt..............      --                                  --
                                   -------    ------        -------    -------
Net income.......................      927       (21)        (1,051)      (145)
Preferred stock dividends........     (398)                               (398)
                                   -------    ------        -------    -------
Net income (loss) applicable to
 common stock....................  $   529    $  (21)       $(1,051)   $  (543)
                                   =======    ======        =======    =======

  See accompanying notes to these pro forma consolidated financial statements

                      SHARED TECHNOLOGIES FAIRCHILD INC.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                              (IN THOUSANDS)

  (A) On March 13, 1996, the Company's stockholders approved and the Company consummated its merger with FII, following a reorganization transferring all non-communication assets to its parent, RHI Holding, Inc. ("RHI"). STFI issued to RHI, 6,000 shares of common stock, 250 shares of convertible preferred stock with a $25,000 liquidation preference and 200 shares of special preferred stock with a $20,000 initial liquidation preference. In addition the Company raised in the capital market approximately $111,000 after offering expenses, through the issuance of 12 1/4% Senior Subordinated Notes Due 2006 and approximately $125,000 (of an available $145,000) in loans from a credit facility with financial institutions. The funds were used primarily for the retirement of certain liabilities assumed from FII in connection with the merger, and the retirement of the Company's existing credit facility. In connection with the merger, the Company entered into two year employment agreements with key employees for annual compensation aggregating $1,250, and adopted the 1996 Equity Incentive Plan. The merger was accounted for using the purchase method of accounting. The total purchase consideration of approximately $77,133 was allocated to the net tangible and intangible assets of FII based upon their respective fair market values as follows: The allocation of the aggregate purchase price included in the following pro forma financial statements is preliminary, and does not reflect the immediate retirement of FII long-term debt, FII Series A Preferred Stock, and FII Series C Preferred Stock, however, the Company does not expect that the final allocation of the purchase price will materially differ for the preliminary allocation that follows:

      Assets
        Cash......................................................... $  1,551
        Accounts receivable..........................................   22,622
        Other current assets.........................................    2,572
        Equipment....................................................   51,532
        Goodwill.....................................................  252,938
                                                                      --------
          Total Assets...............................................  331,215
      Liabilities and stockholders' equity
        Capital lease obligations.................................... $   (262)
        Accounts payable.............................................  (13,474)
        Accrued expenses.............................................   (8,439)
        Due to affiliated company....................................   (8,407)
        Long term debt............................................... (182,919)
        FII preferred stock..........................................  (40,581)
                                                                      --------
        Net purchase price........................................... $ 77,133
                                                                      ========

  (B) The pro forma consolidated statement of operations for the three months ended March 31, 1996 include the estimated effect of certain cost savings and increases associated with the consolidation of the operations of STFI and FII. The following table details the components of the adjustment.

                                                                            1996
                                                                            ----
      Net S, G & A savings................................................. $612
      Network savings......................................................  202
                                                                            ----
          Total adjustment................................................. $814
                                                                            ====

                    SHARED TECHNOLOGIES FAIRCHILD INC.

                              (IN THOUSANDS)

  (C) The purchase accounting for the merger resulted in $252,938 of goodwill which will be amortized over 40 years. Certain intangible assets acquired from FII were given zero value and the corresponding goodwill amortization was eliminated from the pro forma combined statements of operations. The pro forma combined statements of operations reflect a net adjustment to goodwill amortization of $1,414 for the three months ended March 31, 1996. The following table details the calculation of the adjustment.

                                                                          1996
                                                                         ------
   New goodwill amortization............................................ $1,581
   FII goodwill amortization eliminated.................................   (167)
                                                                         ------
     Net adjustment..................................................... $1,414
                                                                         ======

  (D) $9,646 in financing fees associated with the assumption of $240,000 in new debt were capitalized. Additional interest expense was recorded based on an amortization period of 10 years for $5,120 of the fees and 7 years for the remaining $4,526. The allocation of fees was based on the actual costs incurred for the respective amounts of zero coupon bonds and bank debt issued. The adjustment resulted in additional interest expense of $247 the three months ended March 31, 1996.

  (E) In conjunction with the merger the Company retired its existing credit facility. This early retirement resulted in a $332 extraordinary loss due to the write off of certain deferred costs associated with the credit facility. An adjustment was recorded to reduce the amount of interest expense by $22 and increase the extraordinary loss by $22. This reflects a reclassification of amortization of these deferred costs for the three months ended March 31, 1996.

  (F) Interest expense, in the pro forma combined statement of operations, has been adjusted to reflect the net effect of the change in outstanding debt described in Note (D) as if it had occurred on January 1, 1996. The following table details the calculation.

                                                                          1996
                                                                         ------
   $115 million in zero coupon bonds 12 1/4% interest................... $2,935
   $125 million in bank debt 8.6% interest..............................  2,240
   Retirement of 12 1/4% Notes.......................................... (3,190)
   Retirement of FII indebtedness....................................... (1,275)
   Retirement of STFI indebtedness......................................    (88)
                                                                         ------
     Net adjustment..................................................... $  622
                                                                         ======

  A 1/8% change in the estimated interest rates for the $125 million in bank debt would result in a change in interest expense of $156 on a yearly basis.

  (G) STFI incurred certain state income taxes for 1996. The pro forma combined statement of operations have been adjusted to reduce state income taxes to an estimated minimum required amount. This resulted in a reduction of income taxes of $10 for the three months ended March 31, 1996.

                    SHARED TECHNOLOGIES FAIRCHILD INC.

                              (IN THOUSANDS)

  (H) Preferred stock dividends in the pro forma combined statement of operations were adjusted to reflect new preferred stock issued with the merger and the retirement of FII preferred stock acquired with the merger. The net effect was to decrease preferred stock dividends by approximately $88 for the three months ended March 31, 1996. The following table details the components of the adjustment:

                                                                         1996
                                                                         -----
   Preferred stock dividends added:
     STFI cumulative preferred stock dividend........................... $(625)
     STFI special preferred stock dividends.............................  (250)
   Preferred stock dividends eliminated:
     FII preferred stock dividends......................................   963
                                                                         -----
       Total adjustment................................................. $  88
                                                                         =====

  (I) STFI owns approximately 58% of the outstanding common stock of STC; formerly a consolidated subsidiary of STFI. During December 1995 STC issued approximately $3,000 in voting preferred stock to third parties. While STFI's ownership percentage did not change, the voting rights assigned to the voting preferred stock reduced STFI's voting interest in STC to 42.7% which resulted in a loss of voting control over STC operations. In November 1995 STC completed its purchase of certain assets and liabilities of PTC Cellular Inc. In May and June 1995 STC completed its purchase of Cellular Hotline Inc. for $617. The $617 was comprised of $367 in cash and the issuance of 50 shares of STC common stock. An adjustment of $882 was recorded to reflect the effect of these acquisitions on the equity in loss for the year ended December 31, 1995.

  (J) In June 1995, STFI purchased all the outstanding capital stock of OTM for an aggregate purchase price of $2,135. OTM provides telecommunications management services primarily to businesses located in executive office suites. The purchase was paid with $1,335 in cash and the issuance of a $800 note payable in quarterly installments of $30 including interest at 8.59% over ten years. The acquisition was recorded as a purchase and the unallocated purchase price over fair market value of assets acquired was $1,915 which is being amortized over 15 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 includes adjustments to record OTM operations for the period prior to the acquisition in June 1995; $64 was recorded for additional goodwill amortization; $34 for additional interest expense related to the $800 note; and $71 for additional interest expense related to the estimated interest cost at 10.5% on additional borrowings of $1,355 required to obtain the cash paid to acquire OTM.

                           FAIRCHILD INDUSTRIES INC.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

  The following unaudited pro forma Fairchild Industries Inc. ("FII") consolidated statement of operations reflect the adjustment to a December 31 year end basis from a June 30 year end basis and a recapitalization (the Recapitalization) which transfers certain non telecommunications assets to FII's parent company RHI prior to the merger.

  The unaudited pro forma FII statement of operations is not necessarily indicative of the results or financial position which actually would have occurred if the change to a December 31 year end and the Recapitalization had been in effect since January 1, 1995 nor is it necessarily indicative of future results or financial position.

                           FAIRCHILD INDUSTRIES, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                 FII            (2)
                              SIX MONTHS   ADJUST FII TO  PRO FORMA   PRO FORMA
                            ENDED 12/31/95 CALENDAR YEAR ADJUSTMENTS     FII
                            -------------- ------------- -----------  ---------
Revenues..................     $ 64,631      $ 61,177      $  --      $125,808
Cost of revenue...........       34,467        32,595                   67,062
                               --------      --------      ------     --------
Gross margin..............       30,164        28,582         --        58,746
Selling, general &
 administrative expenses..       20,712        18,647                   39,359
                               --------      --------      ------     --------
Operating income..........        9,452         9,935         --        19,387
Interest expense..........      (10,952)      (10,526)                 (21,478)
                               --------      --------      ------     --------
Net loss..................       (1,500)         (591)        --        (2,091)
Operating results of
 operations transferred to
 RHI......................        1,393       (10,169)      8,776(1)       --
Preferred stock
 dividends................       (1,901)       (1,951)                  (3,852)
                               --------      --------      ------     --------
Net income (loss)
 applicable to common
 stock....................     $ (2,008)     $(12,711)     $8,776     $ (5,943)
                               ========      ========      ======     ========


  See accompanying notes to these pro forma consolidated financial statements

                           FAIRCHILD INDUSTRIES INC.

         NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                              (IN THOUSANDS)

  (1) The unaudited pro forma FII consolidated financial statements were adjusted to reflect a recapitalization of FII prior to the merger. Subsequent to June 30, 1995, FII and its immediate parent RHI announced plans to recapitalize FII in order to improve its financial and operating flexibility and strengthen its financial position. Concurrent with the merger, and as part of the recapitalization, FII is transferring to RHI, all of its assets and liabilities except those expressly related to FII's telecommunications business, $125,000 principal amount of 12 1/4% Senior Secured Notes Due 1999, the Series A and Series C Preferred Stock of FII, an estimated $12,100 in accrued premium on early retirement of the 12 1/4% Senior Secured Notes Due 1999 and approximately $45,694 of existing bank indebtedness.

  (2) The FII historical consolidated statements of operations were based on a fiscal year ended June 30. The pro forma consolidated statements of operations were adjusted to present FII on a December 31 (calendar year) basis, in order to conform to STFI's fiscal year.

                      SELECTED HISTORICAL FINANCIAL DATA

STFI

  The following table sets forth selected historical data of STFI for each of the periods indicated in the five-year period ended December 31, 1995, and for the three months ended March 31, 1995 and 1996 which were derived from the audited Consolidated Financial Statements of STFI for each such period in the five-year period ended December 31, 1995 and from the unaudited consolidated financial statements of STFI for the three months ended March 31, 1995 and 1996. The audited Consolidated Financial Statements of STFI for each of the periods in the three-year period ended December 31, 1995 and the unaudited consolidated financial statements of STFI for the three months ended March 31, 1996 are included elsewhere in this Prospectus. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--STFI", the audited Consolidated Financial Statements of STFI included elsewhere in this Prospectus, the independent auditors' reports of Rothstein, Kass & Company, P.C. included elsewhere in this Prospectus.

                                                                          THREE MONTHS
                                 YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                         ---------------------------------------------  -----------------
                          1991      1992      1993     1994     1995     1995      1996
                         -------   -------   -------  -------  -------  -------  --------
                                              (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
  Revenues.............. $23,172   $24,076   $25,426  $45,367  $47,086  $12,843    18,182
  Gross margin..........   6,358     9,254    10,912   19,195   18,214    5,091     7,745
  Operating income
   (loss)...............  (4,359)     (705)      810    2,286    2,026      434       962
  Interest expense,
   net..................   1,268       290       438      359      677      144     1,259
  Minority interest in
   net losses (income)
   of subsidiaries......       4       (37)      (82)    (128)     --        10       --
  Gain on sale of
   subsidiary stock.....     --        --        --       --     1,375      --        --
  Equity in loss of
   subsidiary...........     --        --        --       --    (1,752)     --       (958)
  Extraordinary item....     --      3,756      (150)     --       --       --       (310)
  Income tax (expense)
   benefit..............     --        --        --       550      (45)     (15)      (21)
  Net income (loss).....  (5,623)    2,724       140    2,286      927      285    (1,586)
  Preferred stock
   dividends............     301       334       345      478      398       99        86
  Net income (loss)
   applicable to common
   stock................  (5,924)    2,390      (205)   1,808      529      186    (1,672)
BALANCE SHEET DATA (AT
 PERIOD END):
  Total assets.......... $18,436   $18,752   $20,601  $37,925  $42,863  $38,361  $383,868
  Total long-term debt,
   including current
   portion..............  10,030     4,745     3,719    4,726    6,998    4,086   248,549
  Stockholders' equity
   (deficit)............  (3,148)    6,034     9,302   20,881   22,844   22,278    48,914
OTHER DATA:
  Ratios of earnings to
   fixed charges........   (2.06)x   (0.17)x    1.37x    2.99x    1.96x    1.89x     0.79x

FII

  The following table sets forth selected historical data of FII for each of the periods indicated in the five-year period ended June 30, 1995, which were derived from the audited Consolidated Financial Statements of FII for each such period in the five-year period ended June 30, 1995. The audited Consolidated Financial Statements of FII for each of the periods in the three-year period ended June 30, 1995 are included elsewhere in this Prospectus. The table also sets forth selected historical data for the three-month periods ended September 30, 1994 and 1995, which were derived from the unaudited Consolidated Financial Statements of FII included elsewhere in this Prospectus and which, in the Company's opinion, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such periods. The results for the six months ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--FII", the audited Consolidated Financial Statements of FII included elsewhere in this Prospectus, the independent auditors' report of Arthur Andersen LLP included elsewhere in this Prospectus and the unaudited Consolidated Financial Statements of FII, included elsewhere in this Prospectus.



                                  FISCAL YEAR ENDED JUNE 30,                   SIX MONTHS ENDED
                         ------------------------------------------------  -------------------------
                                                                           DECEMBER 31, DECEMBER 31,
                           1991      1992      1993      1994      1995        1994         1995
                         --------  --------  --------  --------  --------  ------------ ------------
                                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
  Revenues.............. $ 48,405  $ 58,662  $ 68,639  $ 74,897  $109,741    $ 48,564     $ 64,631
  Gross margin..........   25,386    31,158    34,904    37,918    51,381      22,799       30,164
  Operating income......    9,489    12,539    14,420    16,082    18,253       8,718        9,452
  Interest expense......   19,621    16,049    20,033    19,538    21,280      10,754       10,952
  Loss from continuing
   operations...........  (10,132)   (3,510)   (5,613)   (3,456)   (3,027)     (2,436)      (1,500)
  Operating results of
   operations
   transferred to RHI...      --        --        --        --        --          837        1,393
  Net income (loss).....   17,890    14,255   (12,257)  (33,987)  (12,359)     (1,599)        (107)
  Preferred stock
   dividends............    4,302     3,724     3,873     3,902     3,902       1,951        1,901
  Net income (loss)
   after preferred stock
   dividends............   13,588    10,531   (16,130)  (37,889)  (16,261)     (3,550)      (2,008)
BALANCE SHEET DATA
 (AT PERIOD END):
  Total assets.......... $418,047  $432,841  $368,084  $331,318  $351,309    $360,093     $348,261
  Total long-term debt,
   including current
   portion..............  192,858   189,577   186,377   183,259   181,309     182,088      183,183
  Series A redeemable
   preferred stock......   50,848    44,238    19,112    19,112    19,112      19,112       16,691
  Stockholders' equity..  164,557   187,985   150,870   117,190   126,362     136,740      127,156

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                   CONDITION

OVERVIEW AND RECENT DEVELOPMENTS

  STFI is a national provider of shared telecommunications services ("STS") and telecommunications systems ("Systems") to tenants of multi-tenant commercial office buildings. STC is a provider of cellular telephone equipment and services.

  In December 1995, STC issued approximately $3.0 million in voting preferred stock to third parties. While STFI's ownership percentage did not change, STFI's voting interest in STC was reduced to 42.7%, resulting in STFI's loss of voting control. Accordingly, subsequent to this stock issuance, STC was accounted for under the equity method; all assets and all liabilities of STC were eliminated from STFI's consolidated balance sheet and a non-current asset was recorded to reflect STFI's investment in STC on the equity basis. STC results of operations adjusted for STFI's ownership interest, are reflected on the statement of operations for the year ended December 31, 1995 per the equity method as a one line item below operating income.

  In March 1996 STFI's stockholders approved and STFI completed a merger with Fairchild Industries, Inc. ("FII") following a reorganization transferring all non-communications assets to its parent, RHI Holding, Inc. Management believes this merger will significantly strengthen the Company's strategic position in the telecommunications market. In addition the merger will present opportunities to realize significant operational and financial cost savings. The merger makes STFI the largest provider of STS in the United States. On a pro forma basis STFI generated $175 million in sales and $19 million in operating income for the year ended December 31, 1995. In conjunction with the merger STFI raised approximately $111 million after offering expenses through the issuance of 12 1/4% Senior Subordinated Notes Due 2006 and $125 million (of an available $145 million) from a credit facility with Credit Suisse, Citicorp USA, Inc. and NationsBank. The Company anticipates repaying these borrowings over the next ten years with cash provided by operations.

RESULTS OF OPERATIONS

  The following table sets forth various components of STFI's statements of operations expressed as a percentage of revenues:

                                          THREE MONTHS      YEAR ENDED
                                             ENDED         DECEMBER 31,
                                           MARCH 31,   ----------------------
                                              1996      1995    1994    1993
                                          ------------ ------  ------  ------
     Revenues............................    100.00%   100.00% 100.00% 100.00%
     Cost of revenues....................     57.40     61.32   57.69   57.08
                                             ------    ------  ------  ------
     Gross margin........................     42.60     38.68   42.31   42.92
     Selling, general and administrative
      expenses...........................     37.31     34.38   37.27   39.73
                                             ------    ------  ------  ------
     Operating income....................      5.29      4.30    5.04    3.19
     Interest expense (net)..............     (6.92)    (1.44)  (0.79)  (1.72)
     Minority interest...................       --        --    (0.28)  (0.32)
     Gain on sale of subsidiary stock....       --       2.92     --      --
     Equity in loss of subsidiaries......     (5.28)    (3.72)    --      --
     Income tax (expense) benefit .......     (0.11)    (0.10)   1.07     --
     Extraordinary item..................     (1.70)      --      --    (0.59)
                                             ------    ------  ------  ------
     Net income (loss)...................     (8.72)%    1.96%   5.04%   0.56%
                                             ======    ======  ======  ======

THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO MARCH 31, 1995

  Revenues STFI's revenues rose to a record $18.2 million in 1996 an increase of $5.4 million or 42.2% over 1995 revenues of $12.8 million. This increase occurred despite the loss of STC revenue as STC results were recorded per the equity method in 1996, STC accounted for $2.0 million of 1995 revenue. Shared Telecommunications Service (STS) revenue increased $4.9 million or 59.0% and Telecommunications Systems (Systems) revenue increased $2.4 million or 16.0% in 1996 over 1995 levels. Approximately $6.9 million of the growth in revenue was attributable to the March 13, 1996 merger with Fairchild Industries Inc. (FII). The remaining increase of approximately $0.5 million was generated through internal growth at existing and new locations.

  Gross margin Gross margin increased to 42.6% of revenues for 1996 from 39.6% for 1995, an increase of 3.0%. The change in gross margin is mainly the result of changes in sales mix and the merger with FII. The following table sets forth the components of the Company's overall gross margin (GM) for the three months ended March 31, 1996 as a factor of sales percentage and gross margin percentage per line of business:

                                                                         OVERALL
                                                            SALES   GM     GM
                                                            ------ ----- -------
STS........................................................  72.8% 51.4%  37.4%
Systems....................................................  27.2% 19.0%   5.2%
  Company Total............................................ 100.0%        42.6%
                                                            ======        =====

  As shown above, the 1996 gross margin was a mix of STS gross margin of 51.4% and Systems gross margin of 19.0%. In 1995 the Company's gross margin was a combination of STS gross margin of 43.2%, Systems gross margin of 21.3% and STC gross margin of 47.6%.

  Selling, general and administrative expenses. Selling, general and administrative expenses (SG&A) as a percentage of revenues increased to 37.3% for 1996 compared to 36.3% for 1995. SG&A increased slightly due to the merger with FII which resulted in an increased amount of goodwill amortization.

  Operating income. Operating income increased by $0.5 million to $1.0 million in 1996 from $0.5 million in 1995. The increase was mainly the result of the FII merger mentioned earlier.

  Interest expense. Interest expense net of interest income increased by $1.1 million for the three months ended March 31, 1996 over the three months ended March 31, 1995. This is attributable to the addition of approximately $245 million in new debt on March 13, 1996.

  Extraordinary Item. In connection with the acquisition of FII the Company was required to repay all outstanding amounts on their existing credit facility. This early repayment resulted in a loss of $0.3 million which was recorded as an extraordinary item for the three months ended March 31, 1996.

  Net income. As a result of the factors listed above, a net loss for the three months ended March 31, 1996 of $1.6 million was recorded compared to net income of $0.3 million for the three months ended March 31, 1995.

 Year Ended December 31, 1995 compared to Year Ended December 31, 1994

  Revenues. STFI's revenues rose to a record $47.1 million in 1995 an increase of $1.7 million or 3.7% over 1994 revenues of $45.4 million. This increase occurred despite the loss of STC revenue as STC results were recorded per the equity method in 1995; STC accounted for $10.2 million of 1994 revenue. STS revenue increased $6.5 million or 22.7% and Systems $5.4 million or 83.1% in 1995 over 1994 levels. Approximately $2.9 million of the growth in revenue for STS was attributable to a full year of service at locations acquired in June 1994 with the acquisition of Access Telecommunications Group, L.P. (Access), $1.6 million was attributable to the June 1995 acquisition of Office Telephone Management (OTM), the remaining increase of approximately $2.0 million was generated through internal growth at existing and new locations. Approximately $4.7 million of the growth in Systems revenues is attributable to a full year of activity at accounts acquired with the June 1994 acquisition of Access, the remaining increase of $0.7 million was generated internally.

  Gross margin. Gross margin ("GM") dropped to 38.7% of revenues for 1995 from 42.3% for 1994, a reduction of 3.6%. The following table sets forth the components of the Company's overall gross margin for 1995 as a factor of sales percentage and gross margin percentage per line of business:

                                                                         OVERALL
     DIVISION                                               SALES   GM     GM
     --------                                               -----  ----  -------
     STS...................................................  74.7% 44.6%  33.3%
     Systems...............................................  25.3  21.1    5.4
                                                            -----         ----
       Company Total....................................... 100.0%        38.7%
                                                            =====         ====

  As shown above, the 1995 gross margin was a mix of STS gross margin of 44.6% and Systems gross margin of 21.1%. In 1994 the Company's gross margin was a combination of STS gross margin of 45.2%, Systems gross margin of 20.4% and STC gross margin of 48.2%. STS produced slightly reduced gross margin from the 1994 level mainly due to the acquisition of OTM operations which produced gross margin of approximately 30%. Systems experienced slightly improved gross margin mainly due to a full year of operations obtained with the Access acquisition. The overall decrease in the Company's gross margin was principally the result of changes in sales mix. The change in accounting to the equity method for STC results of operations created an overall drop in gross margin of approximately 1.7% for 1995. The drop in STS gross margin for 1995 contributed 0.4% to the overall reduction in gross margin for 1995. The remainder of the decrease in gross margin was generated by Systems. As noted above, Systems revenues grew at a faster rate than STS revenues in 1995. Since Systems produces significantly lower gross margin compared to STS, the growth in Systems sales depressed overall gross margin for the Company 1.5%.

  Selling, general and administrative expenses. Selling, general and administrative expenses ("SG&A") as a percentage of revenues decreased to 34.4% for 1995 compared to 37.3% for 1994. The Company has reduced SG&A as a percentage of revenues by increasing revenues without adding a comparable percentage of SG&A costs. Certain SG&A costs are essentially fixed and do not increase significantly with revenue growth. In addition the Company has carefully chosen to expand in locations with existing management infrastructures already in place.

  Operating income. Operating income decreased by $0.3 million or 13.0% to $2.0 million in 1995 from $2.3 million in 1994. The decrease was partially the result of STC no longer a part of the STFI consolidated group in 1995. STC contributed approximately $0.7 million to operating income in 1994. This was offset by improved STS and Systems contribution of $0.4 million in 1995 over 1994 levels.

  Gain on sale of subsidiary stock. In April 1995 the Company successfully completed a public offering of STC stock. Following the offering the Company's percentage of ownership decreased from approximately 86% to 60%. The accounting treatment of the sale required the Company to record a gain of $1.4 million for the year ended December 31, 1995.

  Equity in loss of subsidiary. In December 1995, STC issued approximately $3.0 million in voting preferred stock to third parties. While STFI's ownership percentage did not change, STFI's voting interest in STC was reduced to 42.7%, resulting in STFI's loss of voting control. Accordingly, subsequent to this stock issuance, STC was accounted for under the equity method, The Company recorded an equity loss of $1.7 million as a result of STC losses of $2.8 million for the year ended December 31, 1995.

  Interest expense. Interest expense net of interest income increased by $0.3 million for the year ended December 31, 1995 over the year ended December 31, 1994. This is attributable to the addition of approximately $4.4 million in interest bearing debt during 1995. Approximately $0.3 million in non interest bearing debts were repaid during 1995.

  Income tax (expense) benefit. The Company recorded an insignificant amount of income tax expense for the year ended December 31, 1995 compared to a net benefit of $0.5 million for the year ended December 31,

1994. Income tax expense for 1995 was mainly the result of state income taxes. During 1994 STFI adjusted the deferred tax asset valuation reserve per Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). This adjustment resulted in a deferred tax asset of $8.0 million, a corresponding valuation reserve of $7.4 million and a $0.6 million tax benefit for the year ended December 31, 1994. This benefit was partially offset by state income taxes resulting in a net benefit of $0.5 million for 1994. The source of the deferred tax asset is principally the expected future utilization on a conservative basis of net operating losses ("NOL") generated in prior years. Based on the requirements of SFAS 109 the Company recalculated the deferred tax asset and adjusted the valuation reserve for the year ended December 31, 1995. This adjustment resulted in no significant impact to the Company's results of operations for the year ended December 31, 1995. At December 31, 1995 the Company's NOL carryforward for federal income tax purposes was approximately $21.8 million.

  Net income. As a result of the factors listed above, net income for the year ended December 31, 1995 decreased by $1.4 million or 60.9% to $0.9 million from $2.3 million for 1994.

 Year Ended December 31, 1994 compared to Year Ended December 31, 1993

  Revenues. STFI's revenues for the year ended December 31, 1994 increased by $20.0 million, or 78.7%, to $45.4 million compared to $25.4 million for the year ended December 31, 1993. Acquisitions were the major contributors to revenue growth in 1994. Approximately $8.9 million of the revenue increase was attributable to the acquisition of Access. Another $8.0 million was due to the expanded activity of STC created with the 1993 acquisitions of Road and Show East and Road and Show South nationwide rental phone businesses ("Road & Show"). The remaining revenue increase of $3.1 million was achieved through internal growth.

  Gross margin. Gross margin dipped slightly in 1994 to 42.3% of revenue from 42.9% of revenues in 1993. The following table sets forth the components of the Company's overall gross margin for 1994 as a factor of sales percentage and gross margin percentage per line of business:

                                                                         OVERALL
     DIVISION                                               SALES   GM     GM
     --------                                               -----  ----  -------
     STS...................................................  63.2% 45.2%  28.6%
     Systems...............................................  14.3  20.4    2.9
     STC...................................................  22.5  48.2   10.8
                                                            -----         ----
       Company Total....................................... 100.0%        42.3%
                                                            =====         ====

  In 1994 the Company's gross margin was a combination of STS gross margin of 45.2%, Systems gross margin of 20.4% and STC gross margin of 48.2%. In 1993 the Company's gross margin was a combination of STS gross margin of 46.4%, Systems gross margin of 16.9% and STC gross margin of 27.1%. STS achieved slightly reduced gross margin from the 1993 level mainly due to the acquisition of Access which added several new buildings which historically have produced gross margins of approximately 44% which is slightly lower than those at existing STS locations. Systems experienced slightly improved gross margin mainly due to a half year of operations obtained with the Access acquisition. STC gross margin increased dramatically due to a full year of Road & Show operations which historically have produced gross margins of approximately 50%. The overall decrease in the Company's gross margin was largely the result of changes in sales mix and the resulting effect on the Company's overall gross margin. STS accounted for 63.2% of total revenues in 1994 versus 85.4% in 1993; Systems revenues accounted for 14.3% of total revenues in 1994 versus 5.9% in 1993; and STC generated 22.5% of total revenue for 1994 versus 8.7% for 1993.

  Selling, general and administrative expenses. Selling, general and administrative expenses as a percentage of revenue decreased to 37.3% for 1994 compared to 39.7% for 1993. This improvement was generated mainly through the synergy's associated with the acquisition of Access. In addition the Company has carefully chosen to grow internally only at locations with existing management infrastructures already in place.

  Operating income. Operating income increased by $1.5 million or 187.5% to $2.3 million in 1994 from $0.8 million in 1993. The increase was mainly due to the growth in overall sales combined with a reduction in SG&A as a percentage of revenue.

  Interest expense. Interest expense net of interest income decreased by $0.1 million to $0.3 million for 1994 compared to $0.4 million in 1993. The majority of the interest expense for 1994 was generated from the addition of $2.3 million in interest bearing debts. The bulk of the 1993 interest expense was generated through accruals for interest and penalty payments to taxing authorities that may arise from late payments.

  Extraordinary item-Loss on restructuring. An extraordinary loss of $0.2 million for 1993 was recorded to reflect the settlement of certain obligations to lenders and other creditors related to the 1992 restructuring. No extraordinary items were recorded for 1994.

  Income tax benefit. Effective January 1, 1993, STFI implemented SFAS 109 requiring the adoption of an asset and liability approach to accounting for income taxes. As a result, STFI recorded a deferred tax asset of $8.0 million, a corresponding valuation reserve of $7.4 million and a $0.6 million tax benefit for the year ended December 31, 1994. This benefit was partially offset by state income taxes resulting in a net benefit of $0.5 million for 1994. The source of the deferred tax asset is principally the expected future utilization on a conservative basis of net operating losses generated in prior years.

  Net income. As a result of the factors listed above, net income for the year ended December 31, 1994 increased by $2.2 million to $2.3 million from $0.1 million for 1993.

FII

 Overview and Recent Developments

  The FII Telecommunications Business was formed in 1985 as a provider of shared telecommunications services to commercial occupants of multi-tenant office buildings. FII focused on a strategy of growing both internally and through acquisitions. From July 1986 to July 1994, FII completed 17 STS acquisitions, which added approximately $48.0 million of aggregate annual revenues (calculated at the time of acquisition).

  The largest acquisition during this period was the September 1990 acquisition of Amerisystems Partnership. The purchase consideration for Amerisystems was $28.2 million, consisting of $13.1 million in cash and the assumption of $15.1 million in debt. Amerisystems had approximately $23.0 million of revenue in its most recently completed fiscal year prior to the acquisition and enabled FII to enter 10 metropolitan markets.

  In December 1992, FII acquired the assets of Office Networks, Inc. ("ONI") for an aggregate purchase consideration of $7.3 million cash. ONI had approximately $6.7 million of revenue in its most recently completed fiscal year prior to the acquisition and enabled FII to enter the Indianapolis market. Shortly thereafter, FII completed two additional acquisitions in Indianapolis, which made this metropolitan market one of FII's most profitable.

  In November 1994, FII entered the telecommunications systems business by acquiring the assets of JWP Telecom, for an aggregate purchase consideration of $15.0 million consisting of $11.0 million in cash and the assumption of $4.0 million of liabilities. JWP Telecom had approximately $50.0 million of revenue in its most recently completed fiscal year prior to the acquisition.

 Results of Operations

  The following table sets forth various components of FII's statements of operations expressed as a percentage of revenues:

                                                                  SIX MONTHS ENDED
                             FISCAL YEAR ENDED JUNE 30,       -------------------------
                             ------------------------------   DECEMBER 31, DECEMBER 31,
                               1993       1994       1995         1994         1995
                             --------   --------   --------   ------------ ------------
   Revenues................     100.0%     100.0%     100.0%     100.0%       100.0%
   Cost of revenues........      49.1       49.4       53.2       53.1         53.3
                             --------   --------   --------      -----        -----
     Gross margin..........      50.9       50.6       46.8       46.9         46.7
   General and
    administrative
    expense................      29.9       29.0       30.2       29.8         32.1
                             --------   --------   --------      -----        -----
     Operating income......      21.0       21.6       16.6       17.1         14.6
   Interest expense........      29.2       26.1       19.4       22.1         16.9
                             --------   --------   --------      -----        -----
   Net loss from continuing
    operations before
    taxes..................      (8.2)%     (4.5)%     (2.8)%     (5.0)%       (2.3)%
                             ========   ========   ========      =====        =====

 Six Months Ended December 31, 1995 Compared to Six Months Ended December 31,
1994

  Revenues. Revenues for the six months ended December 31, 1995 increased by $16.0 million, or 32.9%, to $64.6 million compared to the six months ended January 1, 1995 primarily as a result of the acquisition of JWP Telecom. Services revenues for the six months ended December 31, 1995 remained comparable to the same period in the prior year because sales to tenants in newly contracted office buildings offset the decrease in revenues associated with the loss of four major customers.

  Gross margin. Gross margin during the six months ended December 31, 1995 decreased to 46.7% from 46.9% for the six months ended December 31, 1994 primarily due to the lower margins associated with the JWP Telecom Systems business acquired during 1994. Services gross margin during the six months ended December 31, 1995, which was 51.5%, increased primarily due to a new long distance contract with Worldcom Communications Inc.

  General and administrative expense. General and administrative expense as a percentage of revenues for the six months ended December 31, 1995 increased to 32.1% from 29.8% for the six months ended December 31, 1994. The increase was due primarily to the acquisition of JWP Telecom.

  Operating income. As a result of the above factors, operating income for the six months ended December 31, 1995 increased by $1.2 million, or 14.5%, to $9.5 million compared to the six months ended December 31, 1994.

  Interest expense. Interest expense during the six months ended December 31, 1995 increased by $0.2 million, or 1.9%, to $11.0 million compared to the six months ended December 31, 1994. There were no significant changes in rates or borrowing between the two periods.

  Net loss from continuing operations before taxes. As a result of the above factors, net loss from continuing operations before taxes for the six months ended December 31, 1995 increased by $0.9 million, or 37.5%, to $(1.5) million compared to the six months ended December 31, 1994.

  Effective July 1, 1993, FII changed its method of accounting for income taxes from the deferred method to the liability method as required by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. There was no provision or benefit for current or deferred income taxes from continuing operations for the six months ended December 31, 1995 and December 31, 1994 due to historical losses from continuing operations.

 Fiscal Year Ended June 30, 1995 compared to Fiscal Year Ended June 30, 1994

  Revenues. Revenues for the fiscal year ended June 30, 1995 increased by $34.8 million, or 46.5%, to $109.7 million compared to the prior fiscal year primarily due to the JWP Telecom acquisition, which contributed $31.0 million in Systems revenues. The remaining increase was a result of an additional $1.7 million in sales to tenants in newly contracted office buildings, an increase of $1.6 million in sales to tenants in office buildings already under Services contracts and other revenue increases of $0.5 million.

  Gross margin. Gross margin for the fiscal year ended June 30, 1995 decreased to 46.8% from 50.6% for the prior fiscal year primarily due to the lower margins associated with the JWP Telecom Systems business.

  General and administrative expense. General and administrative expense as a percentage of revenues for the fiscal year ended June 30, 1995 increased to 30.2% from 29.0% in the prior fiscal year due primarily to the acquisition of JWP Telecom.

  Operating income. As a result of the above factors, operating income for the fiscal year ended June 30, 1995 increased by $2.2 million, or 13.7%, to $18.3 million compared to the fiscal year ended June 30, 1994.

  Interest expense. Interest expense for the fiscal year ended June 30, 1995 increased by $1.7 million, or 8.6%, to $21.3 million compared to the prior fiscal year due primarily to higher interest rates on variable rate debt.

  Net loss from continuing operations before taxes. As a result of the above factors, net loss from continuing operations before taxes for the fiscal year ended June 30, 1995 decreased by $0.4 million, or 11.8%, to $(3.0) million compared to the fiscal year ended June 30, 1994.

  There was no provision or benefit for current or deferred income taxes during the fiscal years ended June 30, 1995 and June 30, 1994, due to historical losses from continuing operations.

 Fiscal Year Ended June 30, 1994 compared to Fiscal Year Ended June 30, 1993

  Revenues. Revenues for the fiscal year ended June 30, 1994 increased by $6.3 million, or 9.1%, to $74.9 million compared to the prior fiscal year. This increase was primarily due to increased sales of $1.3 million to customers in newly contracted office buildings, $4.9 million in additional sales in buildings already under contract and other increases of $0.1 million.

  Gross margin. Gross margin for the fiscal year ended June 30, 1994, which was 50.6%, did not change significantly compared to the prior fiscal year.

  General and administrative expense. General and administrative expense as a percentage of revenue for the fiscal year ended June 30, 1994 decreased to 29.0% from 29.9% for the prior fiscal year primarily as a result of an increase in revenues without a corresponding increase in general and administrative costs.

  Operating income. As a result of the foregoing, operating income for the fiscal year ended June 30, 1994 increased by $1.7 million, or 11.8%, to $16.1 million compared to the fiscal year ended June 30, 1993.

  Interest expense. Interest expense for the fiscal year ended June 30, 1994 decreased by $0.5 million, or 2.5%, to $19.5 million compared to the prior fiscal year due primarily to lower rates on borrowings for the fiscal year ended June 30, 1993.

  Net loss from continuing operations before taxes. As a result of the above factors, net loss from continuing operations before taxes during the fiscal year ended June 30, 1994 decreased by $2.2 million, or 39.3%, to $(3.4) million compared to the fiscal year ended June 30, 1993.

  There was no provision or benefit for current or deferred income taxes during the fiscal years ended June 30, 1994 and June 30, 1993, due to losses from continuing operations.

LIQUIDITY AND CAPITAL RESOURCES

 STFI

  Due to the merger with FII on March 13, 1996 and the associated borrowings of $245 million, the Company's liquity and capital resources were significantly changed. At March 31, 1996 the Company has $384 million in assets, $248.5 million in various long term debt and capital lease obligations and $45 million in newly issued preferred stock. The balance sheet at March 31, 1996 shows a working capital deficit of $17.5 million compared to a deficit of $3.4 million at March 31, 1995. As of March 31, 1996 the Company has available for future borrowings approximately $13 million on a credit facility. Cash provided by operation was $1.5 million for the three months ended March 31, 1996 compared to $0.5 million for the three months ended March 31, 1995.

  The Company invested significant capital towards growth internally and through acquisition. $0.7 million was spent on equipment purchases, $0.2 million on subsidiaries, and $2.1 million to consumate the acquisition of FII during the three months ended March 31, 1996.

  Financing activities were focused primarily on raising capital to repay $223.5 million in various debt and preferred stock obtained from the merger with FII. The Company raised in the capital market approximately $115 million through the issuance of 12 1/4% Senior Subordinated Notes Due 2006 and approximately $130 million (of an available $145 million) in loans from a credit facility with financial institutions. In addition the Company paid $7.7 million in fees and costs to obtain this capital.

  Cash requirements for 1996 will be significant due to the acquisition of FII and associated new debt mentioned earlier. The Company anticipates repaying these borrowings and providing cash for operations and capital expenditures through cash from operations.

  During 1995 the Company continued to effectively manage a working capital deficit and produce a record earnings from operations. Net cash provided by operations reached a record $4.9 million in 1995 compared to $3.1 million in 1994 and $2.2 million in 1993. This helped reduce the working capital deficit to $3.4 million at December 31, 1995 compared to $3.7 million and $3.9 million for December 31, 1994 and 1993 respectively.

  The Company continued to invest significant capital towards growth internally and through acquisition. In addition the Company has continued to invest in upgrading telecommunication equipment at existing locations. Over the past three years the Company has invested $8.9 million on equipment purchases. Over the same period, the Company invested $0.8 million towards a merger with FII completed in 1996 and $5.3 million to complete two other major acquisitions; OTM in June 1995 and Access in June 1994.

  Financing activities were focused primarily on raising capital to provide cash for investing activities. During 1995 the Company borrowed $2.7 million and raised $1.2 million from sales of common stock to help finance the current year's equipment purchases and the acquisition of OTM. During 1994 and 1993 approximately $6.3 million was raised from sales of common and preferred stock to help the Company fund operations. Over the past three years the Company spent $6.5 million to repay notes, long-term debt and capital lease obligations.

 FII

  General. Historically, FII grew rapidly both internally and through acquisitions. Although FII grew rapidly, cash requirements for working capital have been minimal. This is primarily due to the ability of FII to negotiate favorable payment terms with its vendors.

  Six months ended December 31, 1995. Net cash used for investing activities during the six months ended December 31, 1995 was $8.0 million compared to $19.9 million for the six months ended December 31, 1994 of which $5.5 million and $4.5 million, respectively, was used primarily to purchase telecommunication assets for office buildings. In the six months ended December 31, 1994 $11.6 million was used for acquisitions of which $11.0 million was for the purchase of the JWP Telecom operating assets.

  Net cash provided by operations for the six months ended December 31, 1995 was $2.4 million. In comparison, net cash provided by operations for the six months ended December 31, 1994 was $10.5 million.

  Fiscal years ended June 30, 1995, 1994 and 1993. For the fiscal years ended June 30, 1995, 1994 and 1993, net cash provided by operating activities was $17.8 million, $10.7 million, and $17.3 million, respectively. Primarily because of the JWP Telecom acquisition, receivables increased by $10.8 million and inventory increased by $1.2 million for the year ended June 30, 1995. These increases were significantly offset by an $9.1 million increase in accounts payable and accrued liabilities.

  For the fiscal years ended June 30, 1995, 1994 and 1993, net cash used in investing activities was $27.6 million, $14.8 million, and $19.6 million, respectively. Cash used in acquisitions was $11.6 million for the year ended June 30, 1995, primarily for the JWP Telecom acquisition, and $7.3 million for fiscal year 1993, primarily for the ONI acquisition. For the fiscal years ended June 30, 1995, 1994 and 1993, cash used primarily for purchasing telecommunication assets for office buildings was $10.3 million, $7.8 million, and $5.8 million, respectively.

  The Company

  The Company expects to satisfy its future cash requirements through cash from operations and borrowings under the Credit Facility. The Company expects that its working capital requirements will remain manageable primarily due to the minimal capital requirements of the Systems business and, with respect to the Services business, its ability to negotiate favorable payment terms with its vendors and to bill its customers in advance for many recurring services.

  Due to the consummation of the Transactions, the Company has approximately $13.5 million available under the Credit Facility to fund working capital requirements. The Credit Facility contains, among other things, affirmative and negative covenants which are usual and customary with respect to senior secured indebtedness. See "Description of Certain Indebtedness of the Company and the Issuer--The Credit Facility".

  The Company is highly leveraged with an estimated cash interest expense of $11.3 million on an annualized basis. The Company expects that cash from operations will be the principal source of funds to meet cash interest expenses. For the three months ended March 31, 1996 the Company would have had $10.4 million of EBITDA, which would have represented 3.55 times pro forma cash interest expense. For the year ended December 31, 1995 the Company on a pro forma basis would have had $40.7 million of EBITDA, which would have represented 3.58 times pro forma cash interest expense. See "Pro Forma Financial Information" The Company will have principal obligations requiring funding of approximately $18.0 million for the year ended December 31, 1996 and $12.9 million for the year ended December 31, 1997.

  The initial cost of capital equipment to establish shared telecommunications services in a building typically ranges from $50,000 to $80,000 with additional start-up working capital requirements of less than $50,000. The Company currently anticipates that capital expenditures for 1996 will be $12.5 million. The Company has based its anticipated capital expenditures for 1996 on the following assumptions: (a) maintenance of existing lines at $40 per line; (b) installation of new lines at $535 per line; and (c) entry into new buildings at $65,000 per building.

  Due to the Company's net operating loss carryforwards, the Company currently anticipates minimal federal income tax payments during 1996.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

 General

  In connection with the sale of the Old Notes pursuant to a Purchase Agreement dated as of March 8, 1996 (the "Purchase Agreement"), among the Issuer, the Company, certain subsidiaries of the Issuer and CS First Boston Corporation and Citicorp Securities, Inc. (the "Initial Purchasers"), the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement.

  Under the Registration Rights Agreement, the Issuer is obligated to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new notes identical in all material respects to the Old Notes within 45 days after March 13, 1996, the date the Old Notes were issued (the "Issue Date"), and (ii) use its best efforts to cause the Registration Statement to become effective within 120 days after the Issue Date. The Exchange Offer being made hereby if commenced and consummated within such applicable time periods will satisfy those requirements under the Registration Rights Agreement. See "Description of the New Notes--Exchange Offer--Registration Rights".

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuer will issue New Notes in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer.

  As of the date of this Prospectus, $163,637,000 aggregate principal amount ($114,999,174 aggregate initial Accreted Value) of Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders as of    , 1996. The Issuer's obligation to accept Old
Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions".

  The Issuer shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Issuer and delivering New Notes to such holders.

  In the event the Exchange Offer is consummated, subject to certain limited exceptions, the Issuer will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the United States securities laws. See "Risk Factors--Consequences of Failure to Exchange".

 Expiration Date; Extensions; Amendments

  The term "Expiration Date" shall mean      , 1996, unless the Issuer, in its
sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

  In order to extend the Expiration Date, the Issuer will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Issuer is extending the Exchange Offer for a specified period of time.

  The Issuer reserves the right (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Issuer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment and the Issuer will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to 10 business day period.

  Without limiting the manner in which the Issuer may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuer shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

  NO VOTE OF THE ISSUER'S SECURITY HOLDERS IS REQUIRED UNDER APPLICABLE LAW TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

  Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer under the Delaware General Corporation Law, the state in which the Issuer is incorporated.

INTEREST ON THE NEW NOTES

  The Old Notes were issued at a substantial discount from their principal amount and no interest is payable on the Notes before March 1, 1999. Thereafter, the Notes will bear interest at the rate of 12 1/4% per annum from the most recent date to which interest has been paid on the Notes or, if no interest has been paid on the Notes, from March 1, 1999. Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year, commencing March 1, 1999. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued and unpaid interest on such Old Notes. The Notes are not redeemable prior to March 1, 2001 except that, until March 1, 1999, the Issuer may redeem, at its option, up to an aggregate of 25% of the principal amount of the Notes at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings if at least $122,727,750 of the principal amount of the Notes remain outstanding after each such redemption. On or after March 1, 2001, the Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth herein plus accrued interest to the date of redemption. Upon a Change of Control, each holder of Notes may require the Issuer to repurchase such Notes at 101% of the Accreted Value thereof plus accrued interest to the date of repurchase.

PROCEDURES FOR TENDERING

  To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT

REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER. To be tendered effectively, the Old Notes, Letter of Transmittal and all other required documents must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

  The tender by a holder of Old Notes will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

  If the Letter of Transmittal or any Old Notes bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted by the Issuer, would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. None of the Issuer, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Issuer reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and that such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer or, if such holder is an affiliate of the Issuer, that such holder will comply with the prospectus delivery requirements of the Securities Act. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities, or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution".

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions" below. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Holders of Old Notes accepted for exchange will not receive any payment in respect of accrued and unpaid interest on such Old Notes.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at a designated facility (the "Book-Entry Transfer Facility"), a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may book-entry deliver Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New
York City time on      , 1996.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuer will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange

Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Securities and Exchange Commission, the Issuer determines that it is not permitted to effect the Exchange Offer, and the Issuer has no obligation to, and will not knowingly, accept tenders of Old Notes from affiliates of the Issuer (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the SEC, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradeable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states.

  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution".

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

        By Mail:            Facsimile Transmission:           By Hand:

   United States Trust          (212) 420-6152           United States Trust
         Company                                         Company of New York
       of New York           Confirm by Telephone:       111 Broadway, Lower
      P.O. Box 844                                              Level
     Cooper Station,            (800) 548-6565        New York, New York 10006
   New York, New York                                   Attn: Corporate Trust
     10276-0844                                               Services
  Attn: Corporate Trust
        Services
(Registered or certified
    mail recommended)
                                                       By Overnight Delivery:

                                                        United States Trust
                                                        Company of New York
                                                       770 Broadway-13th Floor
                                                      New York, New York 10003
                                                        Attn: Corporate Trust
                                                              Services

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Issuer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Issuer.

  The Issuer will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Issuer may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

  The expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer, and are estimated in the aggregate to be $150,000, including fees and expenses of the Exchange Agent and Trustee (as defined) and accounting, legal, printing and related fees and expenses.

  The Issuer will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded in the Issuer's accounting records at the same carrying value as the Old Notes as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Issuer over the term of the New Notes in accordance with generally accepted accounting principles.

                                   BUSINESS

GENERAL

  The Company, formed through the merger of FII and STFI, is the largest provider of shared telecommunications services ("STS") in the United States. The Company also sells, installs and maintains telecommunications systems for businesses and government agencies. As of March 31, 1996, the Company provided shared telecommunications services across the United States servicing approximately 9,000 customers in 448 buildings with over of 100,000 lines. As of March 31, 1996, the Company also provided maintenance and other services through its telecommunications systems business to approximately 6,000 customers with over 400,000 lines nationwide. The Company currently provides STS and telecommunications systems in over 36 metropolitan markets. The Issuer is a direct wholly-owned subsidiary of the Company and an intermediate holding company for certain operating entities through which the Company operates, including the Subsidiary Guarantors.

  The Company provides STS to commercial tenants in office buildings in which the Company typically has installed a dedicated private branch exchange (PBX) switch under exclusive agreement with the building owner, thereby permitting the Company's customers to obtain all their telephone and telecommunications needs from a single source and a single point of contact. Under multi-year contracts that usually extend through the term of the tenants' leases, the Company offers its customers access to services provided by regulated communications companies, such as local, discounted long distance, international and "800" telephone services. The Company also provides telephone switching equipment and telephones, as well as voice mail, telephone calling cards, local area network wiring and voice and data cable installation. Other services provided by the Company include audio conferencing, automatic call distribution services and message center capability. In addition, the Company's customers receive a convenient single monthly customized invoice for all services provided by the Company.

  The Company typically provides equipment and services at rates which are competitive with or lower than those which customers could otherwise obtain, in part due to discounts it can obtain as a high volume purchaser of telecommunications services and equipment. In addition, by providing telephone hardware and ongoing maintenance, the Company reduces the tenants' capital costs of acquiring a modern, flexible telecommunications system. During the term of a service contract, the Company generally provides the tenant with technical assistance, services upgrades, expansions and innovations consistent with the tenant's changing business and telecommunications needs.

  Through its telecommunications systems business, the Company (i) distributes and sells equipment, including small, medium and large capacity switches and ancillary products, (ii) offers annual maintenance agreements under which the Company maintains installed products either for a fixed annual fee or on a time- and-materials basis, (iii) performs systems upgrades and expansions, and moves, adds and changes telecommunications equipment and (iv) provides a variety of long distance services, including basic long distance services, "800" services, calling cards, international calling and various other network services. The Company provides telecommunications systems to commercial customers and government agencies with systems ranging in size from 15 to several thousand lines.

  Both STFI and FII Telecommunications Business commenced operations in the mid 1980s, following the break-up of AT&T and the resulting fragmentation of the provision of telecommunications services, to provide comprehensive telecommunications services no longer available to business customers from a single source. Following a period of industry consolidation, FII and STFI emerged as two of the nation's three largest STS providers. As of December 31, 1995, STFI and FII provided shared telecommunications services to 115 buildings with in-excess of 30,000 lines and to 333 buildings with in-excess of 70,000 lines, respectively. During 1994, both STFI and FII made strategic acquisitions that significantly expanded their participation in the telecommunications systems business, which each company had determined to be complementary to its core STS business. While generating lower gross margin than the STS business, the telecommunications systems business is generally less capital intensive, requiring a relatively small investment in inventories.

  Management expects the Merger will result in significant operating synergies and cost savings. The Company's increased size, national scope with operations in over 36 metropolitan markets and improved position in those 12 markets where both STFI and FII had operations prior to the Merger will give the Company a stronger market presence than either STFI or FII had on a stand-alone basis and improve the Company's ability to obtain reduced pricing from telecommunications providers and equipment vendors. In addition, the Merger will permit the Company to consolidate operations, thereby reducing personnel costs and certain general and administrative costs. Management believes the Company can achieve in excess of $5 million of annual cost savings within two years following the Merger. There can be no assurance, however, that the Company will actually achieve such savings.

BUSINESS STRATEGY

  As the nation's leading STS provider, the Company believes it is well positioned to continue to grow through the continued implementation of its business strategy, the key elements of which are:

    . Increased Penetration of Existing Buildings. The Company intends to increase its focus on generating additional revenue from the 448 buildings in which it currently provides shared telecommunications services. Although the Company may continue to make selective acquisitions of STS providers in the future, its principal focus will be on marketing services within its existing buildings, both to new customers and to existing customers.

    . Significant Additions of Buildings. For the three years ended December 31, 1995, STFI and FII grew internally through the addition of 26 and 36 buildings, respectively. The Company plans to take advantage of its improved market position to aggressively pursue opportunities to add buildings to its portfolio, in particular, through multi-building contracts with large commercial property owners.

    . Expanded Service Offerings. The Company intends to capitalize on the growing demand for new telecommunications and information technology by expanding its services to include high speed access to the Internet, video teleconferencing, wireless services and the delivery of cable programming. The Company's existing infrastructure allows for low-cost delivery of these services at minimal incremental expense to the Company. The Company believes that many of these services would otherwise not be readily available or affordable to its customers.

    . Cross Marketing of Services and Systems. The Company intends to leverage its telecommunications systems business by marketing telecommunications services to its existing systems customer base. In addition, the Company intends increasingly to market telecommunications systems to its STS customers relocating from existing rental space who continue to require customized telecommunications solutions, including the purchase or lease of equipment or the provision of long distance and other network services offered by the Company.

RECENT DEVELOPMENTS

  The Company announced on June 13, 1996 that it signed a letter of intent with ICS Communications, Inc. ("ICS"), a Dallas-based provider of cable and telephone services to over 600 residential properties nationwide. The proposed venture will increase the Company's market share in the residential communications services market. The Company will serve as the management company for and become a shareholder in the proposed venture. ICS is a privately-owned company with four partners. The transaction is expected to close within 30 days.

  ICS has established itself as a leader in delivering combined cable television and telecommunications services to the multi-family residential housing market. ICS currently provides such services to more than 100,000 subscribers and has exclusive contracts to provide cable television and telecommunications services to more than 220,000 units in 32 states. The addition of the Company's management services is expected to enable the proposed venture to deliver additional apartment services, such as Internet access, data, cellular, paging and video teleconferencing, to the multi-family residential housing market. Because more than 80% of ICS buildings are located in cities where the Company currently provides shared telecommunications services, the Company expects to expand its customer base and realize considerable geographic and operating synergies.

HISTORICAL INFORMATION REGARDING STFI AND FII

 STFI

  Since its incorporation on January 30, 1986, STFI expanded primarily through nine acquisitions of similar or complementary businesses. In February 1989, STFI gained market access to nine strategic metropolitan areas through the acquisition of STS provider Multi-Tenant Services, Inc., a former division of BellSouth Corporation with revenues of $5.7 million for its most recently completed fiscal year prior to such acquisition. In May 1989, STFI acquired interests in four STS entities from Shared Services, Inc. and I.S.E., Inc., giving STFI geographic penetration in the greater Chicago area. STFI entered the Boston area as an STS provider in May 1991 through the acquisition of Boston Telecommunications Company, which had revenues of $3.7 million for its most recently completed fiscal year prior to such acquisition.

  In 1994, STFI purchased Access, which had revenues of approximately $18.7 million for its most recently completed fiscal year and which gave STFI access to 18 buildings in Dallas and a nationwide systems management business. Through the Access acquisition, STFI entered the telecommunications systems business and was provided with long distance capabilities that significantly broadened its existing product line and substantially increased its installed customer base. The telecommunications systems business of Access had approximate revenues of $11.4 million for its most recently completed fiscal year. The acquisition substantially increased STFI's revenues and added depth to its management team.

  In June 1995, STFI acquired OTM, an STS provider which had revenues of $3.5 million for its most recently completed fiscal year. OTM primarily serves businesses located in executive office suites.

  STC was incorporated in 1989 as a consolidated subsidiary of STFI. STC is a provider of cellular telephone equipment and services throughout the United States. STC markets its cellular telephone services principally through car rental agencies, airlines, hotels and telephone companies. In addition, STC markets its cellular telephone services at conventions and sporting events.

  On December 29, 1995, STC issued 300,000 shares of preferred stock in exchange for $3.0 million which resulted in both STFI's loss of voting control of STC, and STFI accounting for STC on the equity basis. Prior to such stock issuance, STC was a consolidated subsidiary of STFI. STFI will continue to provide certain management and administrative services to STC pursuant to a Management Agreement through 1996. STC is required to pay a fee of $25,000 (not exceeding $200,000 for the year) to STFI each month unless in any such month STC has a pre-tax loss for such month or the amount of such fee would exceed pre-tax profit for such month prior to the payment of such fee. STC is not currently paying any fees to STFI pursuant to the Management Agreement.

  The following chart sets forth as of December 31, 1995, for each of STFI's markets, (i) the location of such market, (ii) the total number of buildings in which STFI provides shared telecommunications services, (iii) the aggregate leasable square feet of such buildings and (iv) the total number of lines in service:

                             TOTAL                    LEASABLE                  TOTAL LINES
       LOCATION            BUILDINGS                  SQ. FT.                   IN SERVICE
       --------            ---------                  --------                  -----------
     Atlanta                   14                     3,822,030                    3,453
     Birmingham                 2                     1,291,500                    1,144
     Boston                    12                     4,361,400                    2,939
     Chicago                   10                     3,210,300                    3,322
     Dallas                    13                     9,252,270                    5,368
     Hartford                   6                     1,624,500                    1,425
     Indianapolis               7                       939,600                    1,147
     Los Angeles               10                     1,674,000                      622
     Myrtle Beach               1                       125,820                       20
     New Jersey                 2                       562,500                    1,130
     New Orleans                7                     2,903,400                    4,022
     Phoenix                   14                     2,235,600                    2,690
     Seattle                    8                     4,033,800                    3,376
     Stamford                   4                       969,300                      827
     Nashville                  5                     1,217,340                    1,342
                              ---                    ----------                   ------
      Totals                  115                    38,223,360                   32,827
                              ===                    ==========                   ======

 FII

  Formed in 1985 as an STS provider to commercial occupants of multi-tenant office buildings, the communications services division of FII significantly expanded its business operations through strategic acquisitions and internal growth to become the largest STS provider in the United States prior to its acquisition by STFI. From July 1986 to July 1994, FII successfully completed 17 acquisitions in the STS business.

  FII made its first acquisition in 1986 when it purchased the assets of Integrated Business Systems Company for approximately $3.3 million. This acquisition enabled FII to enter the Atlanta, Georgia market and added approximately $0.7 million in annual revenue. At the time of acquisition, this transaction more than doubled FII's annual revenues. In 1987 and 1988, FII completed six acquisitions for an aggregate purchase consideration of approximately $5.7 million, resulting in an increase in revenues of approximately $5.8 million. In 1989, FII completed two acquisitions from Wang Information Services Company for a total of approximately $2.3 million. These acquisitions included over twenty buildings in the metropolitan Washington, DC area and six buildings in Dallas.

  The acquisition of Amerisystems Partnership in September 1990 was the largest of such acquisitions, with approximately $23.0 million in annual revenue for its most recently completed fiscal year, and allowed FII to add to its portfolio access to ten additional markets including Chicago and Houston.

  Following the Amerisystems Partnership acquisition, FII completed seven additional acquisitions with purchase consideration ranging from $0.1 million to $7.3 million, which was the amount paid for ONI in December 1992. The ONI acquisition enabled FII to enter the Indianapolis market with access to twenty three additional buildings.

  FII gained entry to the telecommunications systems business through the acquisition of the assets of JWP Telecom, which provided FII with the opportunity to leverage its existing STS business through the marketing of shared telecommunications services to pre-acquisition customers of JWP Telecom Inc.

  The following chart sets forth as of December 31, 1995, for each of FII's markets (i) the location of such markets, (ii) the total number of buildings in which FII provides shared telecommunications services, (iii) the aggregate leasable square feet of such buildings and (iv) the total number of lines in service:

                                                      LEASABLE
                               TOTAL                    SQ.                   TOTAL LINES
        LOCATION             BUILDINGS                  FT.                   IN SERVICE
        --------             ---------                --------                -----------
     Atlanta                     28                   9,917,383                  8,229
     Austin                       5                     810,000                  2,503
     Baltimore                    1                     414,000                    133
     Chicago                     30                  14,197,298                  7,241
     Dallas                      22                   8,476,169                  9,513
     Ft. Lauderdale               2                     501,811                    898
     Houston                     20                  11,317,500                  3,292
     Indianapolis                48                   5,585,583                  6,614
     Los Angeles                 18                   6,171,108                  2,934
     Miami                        4                   2,079,999                  2,054
     Milwaukee                    1                     177,300                    166
     Minneapolis                 26                   4,255,708                  5,852
     New Orleans                  3                   1,613,318                  2,725
     Orlando                      1                     391,500                    801
     Philadelphia                39                   6,371,640                  5,296
     Pittsburgh                  17                   5,604,519                  1,758
     Salt Lake City              13                   1,035,000                  2,425
     Stamford                     5                   1,962,000                    450
     Tampa                        7                   3,498,170                  3,998
     Washington D.C.             43                  14,084,100                  6,151
                                ---                  ----------                 ------
      Totals                    333                  98,464,106                 73,033
                                ===                  ==========                 ======

INDUSTRY BACKGROUND

  The telecommunications services and equipment industry has undergone rapid and substantial change during the past 12 years, in large part as a result of the divestiture by AT&T of its local telephone companies in 1984 and the resulting fragmentation of the provision of telecommunications services. Following the break-up of AT&T, the change in the competitive environment, coupled with technical innovations, resulted in an accelerated flow of new telecommunications products and services, stimulating user demand. However, the rapid pace of change, the broadening range of services and products and the growing number of pricing options resulted in a complex, confusing marketplace, particularly for small and medium-sized businesses lacking the internal resources to effectively evaluate their telecommunications alternatives. In addition, although the telecommunications requirements of small and medium-sized businesses have become more sophisticated, such businesses have not readily been able to access new services, obtain state of the art equipment and enjoy economies of scale.

  In response to the difficulties faced by small and medium-sized businesses, numerous STS providers such as STFI and FII were established and created a service business designed to provide a simplified, one-stop solution to the complex alternatives confronting small and medium-sized users of modern telecommunications services. By utilizing an STS provider, a customer can contract for its telecommunication needs from a single source and reduce the logistical requirements and costs that would be incurred if the same telecommunications services were obtained from multiple contractors. In addition to tailoring telecommunications solutions to their customers' needs, STS providers are able to offer services that would otherwise not be cost-effective for, or readily available to, smaller businesses, including custom billing, call detail accounting, system redundancy and voice mail.

  The growing competition among long distance carriers has resulted in dramatic reductions in rates and increased usage of long distance services. Those companies able to purchase long distance services in significant volume, such as the Company, have become particularly attractive customers to long distance providers and enjoy greater reductions in rates than retail consumers. The competitive pressure for rate reductions is still apparent in the market, despite some selected upward adjustments, and the Company has been active in seeking out the most advantageous overall rate structures. At the local exchange level, competition among providers of transmission services also has increased as various state authorities have begun to eliminate monopoly franchises and carriers have responded by beginning to offer competitive access to local telephone exchange customers. With deregulation and increasing competition in the local exchange markets, management believes that the Company's high volume of local traffic will enable the Company to aggressively pursue more favorable local network access rates.

DESCRIPTION OF THE BUSINESS

 Shared Telecommunications Services

  The Company offers customers access to services provided by regulated communications companies, such as local, discounted long distance, international and "800" telephone services. The Company also provides telephone switching equipment and telephones, as well as voice mail, telephone calling cards, and local area network wiring, voice and data cable installation. Other services provided by the Company include audio conferencing, automatic call distribution services and message center capability. The Company typically provides equipment and services at rates which are competitive with or lower than those which customers could otherwise obtain, in part due to discounts it can obtain as a high volume purchaser of telecommunications services and equipment. In addition, the Company's customers receive a convenient single monthly customized invoice for all services provided by the Company.

  Historically, the Company has marketed its services to small and medium-sized (fewer than 250 lines) business customers who are not otherwise able to take advantage of economies of scale in procuring their telecommunications services. "One-stop shopping" is provided for these customers' telecommunications needs without the substantial initial capital costs that would be incurred with the purchase of the same telecommunications system from multiple suppliers. The Company offers its customers (i) services that would otherwise not be cost-effective for, or readily available to, such customers due to the size of their business; (ii) reduced capital expenditures and space requirements by allowing its customers to utilize the Company's existing infrastructure and centrally located hardware; and (iii) comprehensive maintenance programs. Additional services are available as the customer's business and telecommunications needs grow. The Company also provides its customers with the benefits of responsive on-site service and a single itemized invoice for all services provided.

  STS providers, such as the Company, negotiate and enter into long-term telecommunications agreements with owners and developers of office buildings. Under these agreements, the STS provider typically has the right for a period of up to ten or more years to install switching equipment, wiring and telephones capable of serving all of the tenants in an office building. Typically, the right to install a dedicated PBX switch is exclusive. Such agreements provide for the owners to assist the STS provider by identifying potential tenant customers. Generally, an STS provider leases and pays rent to the owner for switch room space in the building and, under certain circumstances, may agree to provide an incentive to the owner. By contracting with an STS provider, an owner will have the benefit of a state-of-the-art telecommunications infrastructure in its building and be able to offer its tenants the ability to access sophisticated telecommunications services.

 Telecommunications Systems

  The Company's telecommunications systems business provides end users with a wide variety of telecommunications products and services and offers its customers the flexibility to expand or enhance their telecommunications systems as their businesses change. Through its telecommunication systems business, the Company is also able to provide customized telecommunications solutions to those of its customers choosing to purchase, rather than lease, equipment. Under the trade name Telecom 2000(R), the Company sells directly to end- users a wide selection of telecommunications equipment produced by leading manufacturers, including Northern Telecom, Inc., AT&T, NEC, Octel Communications Corporation, Centigram Communication Corporation and Active Voice Corporation. Through a staff of field and other engineers, the Company designs and installs all of its customers' telecommunications infrastructure needs in a complete turn-key telecommunications system including post-installation maintenance. Post-installation maintenance consists of complete maintenance of the customer's entire telecommunications system, including warranty and post-warranty maintenance contracts, upgrades and adds, moves and changes. Telecommunications systems installations include PBX and key telephone systems, voice mail, automated call distribution systems and entire call centers. The Company also provides a variety of long distance services including basic services, "800" services, calling cards, international calling and various other network services. The Company provides telecommunications systems to commercial customers and government agencies with systems ranging in size from 15 to several thousand lines.

  Customer service options range from nine-to-five coverage to 24-hours a day, 365-days a year maintenance contracts. The Company also contracts with customers to staff their facilities with dedicated service personnel under long term contracts. As of March 31, 1996, the Company provided telecommunications systems nationwide, including maintenance and other services covering in excess of 400,000 customer lines.

 Sales and Marketing

  The Company markets its services and products through a direct sales force which is segmented into distinct geographic markets. Typically, under agreements with the Company, the owner identifies prospective and existing tenants to the Company's local sales force. After establishing contact with the potential customer and obtaining an understanding of the prospective customer's telecommunications needs, the Company's local sales representative arranges for a presentation of the Company's products and services and the cost of potential solutions meeting the customer's requirements. After securing a sale, members of the Company's sales force follow up with customers by offering them new value-added services. Management believes that direct sales activities are more effective than advertising for securing and maintaining the businesses of small to medium-sized services customers. A significant percentage of new systems sales result from upgrading, enlarging or replacing systems currently used by the Company's existing customers. As of March 31, 1996, the Company had approximately 55 employees in its direct sales force. No single customer of the Company accounted for more than 2.5% of the Company's total revenues for the year ended December 31, 1995 or the three months ended March 31, 1996.

 Customer Service

  The Company strives to provide superior customer service and believes that personal contact with potential and existing customers is a significant factor in securing and retaining customers. Each new customer account is processed locally at the site location that was responsible for obtaining the account. The Company's customer service staff is dedicated to providing new customers with a smooth transition to its services and systems. All customers' calls for repair, moves, adds, and changes are handled and processed at the local site. Management believes that this personal and local handling of the customer service function is very important to the customers, creating strong alliances for the Company and encouraging repeat business. The Company's local offices retain total responsibility for all aspects of their respective customers' services (including equipment, local service and long distance). As a result, the customer only needs to place one call to inquire about any aspect of its service. The management of each local office site is evaluated quarterly for the quality of its customer service and the Company's field service representatives conduct periodic audits of all of its customers to assess their satisfaction with all aspects of service. The Company's service contracts with STS customers are typically for a duration of five years (or expire earlier upon termination of a customer's building lease). Service contracts with the Company's telecommunications systems customers are typically for one to three years duration and generally provide for automatic extensions of such term.

 Management Information Systems (MIS)

  Providing accurate and customized billing for customers is an integral component of the Company's business. The Company's MIS systems process millions of call records a month for the telecommunications services business and combine this information with other recurring and nonrecurring customer charges to produce monthly invoices. Tenants are quoted a monthly charge for leased equipment which includes a rental fee for equipment, a charge for access to the PBX owned by the Company and installed in the buildings where such tenants are located, and a local access charge based on the cost of the trunk lines which connect the building to the central office of the local telephone company. In addition, tenants are charged for special services and usage, including "800" service, dedicated circuits, directory listings, local message units, directory assistance, calling card services, third-party billing calls, and long-distance at a discount from the standard rates charged by long-distance providers. The Company believes that its detailed billing reports provide a unique service to small and medium-sized customers allowing customers to understand and control their telecommunications costs.

  The MIS systems also track telecommunications installations and customer requests from initial request to final collection. Each customer request is entered into the job order system to monitor the progress of the work as well as keep track of the time and material requisitioned for the job.

  The Company's MIS systems can be expanded with minimal incremental cost to accommodate substantially more volume. Such systems feature backup processors and short-time response maintenance agreements and are designed to respond to customer needs as well as support the Company's operations.

 Canadian Operations

  In August 1995, a wholly-owned subsidiary of STFI, STI International, Inc., entered into a joint venture with O&Y Telecom, Inc. ("OYTI"), a principal stockholder of which is also a principal stockholder of O&Y Properties, Inc., a major property management company which currently manages in excess of 12 million square feet of mixed use properties across Canada. The joint venture entity, Shared Technologies of Canada, will provide shared telecommunications services throughout Canada, combining STFI's telecommunications services expertise with OYTI's extensive property management resources and expertise. An agreement has been reached and is in the process of being finalized to modify the structure of such joint venture as follows. The existing partnership will be dissolved and a new corporation, Shared Technologies of Canada Inc. ("STOC") will be incorporated. STFI and an affiliate of OYTI, RH Telecom Inc., each will have a one-third interest in STOC. The remaining one-third interest will be held by Rogers Cablesystems Limited.

 Acquisitions

  Both FII and STFI grew historically through acquisitions. The Company may continue to acquire selectively services and systems companies to increase the Company's critical mass in a market or to provide additional services or products which can be marketed to the Company's existing customers.

 Personnel

  As of March 31, 1996, STFI had approximately 800 employees, of whom approximately 8.1% were covered by two collective bargaining agreements. One agreement expires in 1998 and the other expires in 1999. Management believes that the Company's relations with its employees are satisfactory.

 Competitors

  The Company's STS business competes with regulated major carriers that may provide a portion of the services that the Company provides, but are typically not structured to provide all of a customer's telecommunications requirements. The Company also competes with small independent operators serving regional or local markets and with other STS providers, including the Realcom unit of MFS Communications Inc. ("MFS"). The Company also competes with equipment manufacturers and distributors and long distance companies for the provision of telephone and other telecommunications equipment and services to tenants in buildings under franchise with the Company. Within the past five years, competition has expanded to include a group of companies known as alternate access providers, including MFS, TCG, Inc. and others. The major competitive factors in the STS market are technology, price and service. The Company's principal competitive advantages are its ability to provide "one-stop shopping" for telecommunications services and site-based technical service.

  The principal competitors of the Company's telecommunications systems business and, once a building franchise has been obtained, the Company's STS business, include the direct sales channels of manufacturers such as AT&T's Network Systems division, Northern Telecom, Inc., NEC, other distributors of equipment manufactured by such companies, as well as the Regional Bell Operating Companies ("RBOCs").

  On February 8, 1996, the Telecommunications Act was enacted as Federal Law. The Telecommunications Act makes certain changes in the regulatory environment in which the Company operates by: (i) pre-empting any State or local law or regulation that prohibits, or has the effect of prohibiting, the ability of any entity to provide any interstate or intrastate telecommunications service which may result in the removal of regulatory barriers that have heretofore discouraged the Company from expanding its business in certain States; (ii) prohibiting local exchange telephone companies from prohibiting, or imposing unreasonable or discriminatory conditions on, the resale of those companies' telecommunications services which may result in the removal or relaxation of some of the restrictions on shared telecommunications systems referred to in the preceding paragraph, and reduces the risk that telephone companies could modify their tariffs to impose more restrictive terms and conditions on such systems; (iii) authorizing the FCC to forebear from applying any regulation to a telecommunications carrier or class of telecommunications carriers under certain conditions, which may result in a relaxation of the FCC's regulatory oversight over the Company's operations; (iv) authorizing the RBOCs, upon satisfying certain conditions, to apply for, and the FCC to grant, authority to offer long-distance services to customers within the States in which they offer local telephone service. This may result in more intense competition within the markets in which the Company operates. Other provisions of the Telecommunications Act direct the FCC to conduct rulemaking proceedings on a variety of subjects, including interconnection, resale, and universal service, which may affect the Company, but it is not possible to predict the outcome of any such proceedings.

  The Telecommunications Act may result in greater competition for the Company. The RBOCs are free immediately to seek authority to offer long distance service outside their current operating areas. They will be free to offer long distance services to customers within their current operating regions after satisfying the law's requirements for opening their local exchange markets to competition. GTE and other local exchange carriers are free immediately to seek authority to offer long distance services both within and outside their regions.

  Long distance carriers also are permitted to seek authority to offer local exchange services. The major carriers (AT&T, MCI and Sprint) will be subject, on an interim basis, to restrictions on joint marketing of local and long distance services.

  To date, one of the Company's main competitive advantages has been its ability to provide "one stop shopping" for telecommunications services. This advantage may erode as the RBOCs and other local exchange carriers begin to offer long distance service and as long distance carriers begin to offer local exchange service.

 Suppliers

  The Company purchases over 90% of its long distance service from AT&T, WorldCom, Inc. and MCI Telecommunications Corporation. These services are obtained pursuant to multiyear contracts. The Company supplies its customers with equipment obtained from Northern Telecom, Inc., AT&T, NEC, Octel Communications Corporation, Centigram Communications Corporation, Active Voice Corporation and other leading manufacturers. The Company typically obtains such equipment under distributor agreements that specify the types of products the Company can provide to customers and the geographic areas in which the Company may operate as a distributor. These agreements generally are for a minimum term of one year and provide for successive one year renewals unless either party objects to such renewal. There can be no assurance that these agreements will remain in effect beyond their current terms or, if extended, that the same provisions with respect to types of products and geographic areas would continue to apply. Other manufacturers provide similar telecommunications equipment. If the Company's distributor agreements are not extended on the same or similar terms as those currently in effect, there can be no assurance that the Company would be able to secure distributor agreements with other manufacturers or that the equipment available from those manufacturers would be suitable for the customers served by the Company.

 Properties

  As of March 31, 1996, STFI leased real property totalling approximately 340,000 square feet. Neither company owned any real property. Each of the leased properties is, in management's opinion, generally well maintained, is suitable to support the Company's business and is adequate for the Company's present needs.

  The Company leases from RHI, on an arm's-length basis, office space at Washington-Dulles International Airport. See "Certain Relationships and Related Transactions."

 Environmental Matters

  In connection with its plans to dispose of certain real estate, the former aerospace fastener division of FII, now owned by RHI, must investigate environmental conditions and may be required to take certain corrective action prior or pursuant to any such disposition. In addition, FII management has identified several areas of potential contamination at or from other facilities owned, or previously owned, by FII, that may require FII either to take corrective action or to contribute to a clean-up. FII is also a defendant in certain lawsuits and proceedings seeking to require FII to pay for investigation or remediation of environmental matters and has been alleged to be a potentially responsible party at various "Superfund" sites. Management of FII believes that it has recorded adequate reserves in its financial statements to complete such investigation and take any necessary corrective actions or make any necessary contributions. No amounts have been recorded as due from third parties, including insurers, or set off against, any liability of FII, unless such parties are contractually obligated to contribute and are not disputing such liability.

  As of June 30, 1995, the consolidated total recorded liabilities of FII (prior to the FII Recapitalization) for environmental matters referred to above totaled $8.6 million. Based on a review of engineering studies conducted for FII of claims for known contamination, STFI estimates that it is reasonably possible that the costs resulting from such claims could range from $8.0 million to $30.0 million, although further investigation could result in either a lower or higher estimated cost level. There may be off-sets from third-party claims or insurance recoveries which would reduce potential liability. STFI's estimates did not include any claims for unknown liabilities for properties not yet surveyed for environmental contamination which could have occurred as long ago as thirty years.

 Legal Proceedings

  The Federal Corporate Administrative Contracting Officer (the "ACO"), based upon the advice of the United States Defense Contract Audit Agency, has made a determination that FII did not comply with Federal Acquisition Regulations and Cost Accounting Standards in accounting for (i) the 1985 reversion to FII of approximately $50.0 million in excess pension funds in connection with the termination of defined benefit pension plans, and (ii) pension costs upon the closing of segments of FII's business. The ACO has directed FII to prepare a cost impact proposal relating to such plan terminations and segment closings and, following receipt of such cost impact proposal, may seek adjustments to contract prices. The ACO alleges that substantial amounts will be due if such adjustments are made. FII believes it has properly accounted for the asset reversions in accordance with applicable accounting standards. FII has had discussions with the government to attempt to resolve these pension accounting issues. See Note 13 to FII's Consolidated Financial Statements included elsewhere in this Prospectus.

  In December 1995, Gerard Klauer Mattison & Co., LLC ("GKM"), filed suit against STFI alleging breach of a letter agreement and seeking an amount in excess of $2.25 million for a commission allegedly owed to GKM as a result of GKM initiating negotiations between STFI and FII and negotiating the Merger. GKM has alleged that the Company entered into a fee agreement, whereby the Company agreed to pay to GKM 0.75% of the value of the transaction as a fee. Jeffrey J. Steiner has denied that FII at any time engaged GKM for this transaction. The Company filed an Answer in January, 1996, denying that any commission is owed. This litigation is in the discovery process.

  The Company is a party to other lawsuits and administrative proceedings that arose in the ordinary course of its business. Although the final results in all suits and proceedings cannot be predicted, the Company presently believes that the ultimate resolution of all such other lawsuits and proceedings, after taking into account the liabilities accrued with respect to such matters, will not have a material adverse effect on the Company's financial condition or results of operations. See Note 15 to STFI's Consolidated Financial Statements included elsewhere in this Prospectus.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the directors and executive officers of the Company (ages as of April 23, 1996):

         NAME      AGE                         POSITION
         ----      ---                         --------
      Anthony D.
       Autorino    57  Chairman, Chief Executive Officer and Director
      Paul R.
       Barry       31  Senior Vice President Business Development
      Mel D.
       Borer       52  President, Chief Operating Officer and Director
      Vincent      46  Senior Vice President--Administration and
       DiVincenzo       Finance, Chief Financial Officer, Treasurer and Director
      Kenneth M.
       Dorros      36  Senior Vice President, General Counsel and Secretary
      Thomas E.
       Dupont,
       Jr.         34  Controller
      Jeffrey J.
       Steiner     59  Vice Chairman and Director
      Thomas H.
       Decker      55  Director
      William A.
       DiBella     52  Director
      Natalia
       Hercot      30  Director
      Ajit G.
       Hutheesing  60  Director
      Edward J.
       McCormack,
       Jr.         72  Director
      Jo McKenzie  64  Director
      Donald E.
       Miller      49  Director

  The directors and executive officers of the Issuer are the same as those of the Company. The directors and officers of the Subsidiary Guarantors are certain of the directors and officers of the Issuer.

  The bylaws of each of the Company and the Issuer provide that the Board of Directors consists of eleven members, divided into two classes of four directors each and one class of three directors, with the terms of each class staggered so that the term of one class expires at each annual meeting of stockholders.

  Anthony D. Autorino is the Chairman of the Board, Chief Executive Office, and Director. Mr. Autorino had been Chairman, President and Chief Executive Officer of STFI since January 1986. From January 1985 to January 1986, he was Chairman and Chief Executive Officer of ShareTech, a joint venture between United Technologies Corporation and AT&T. He was President of United Technologies Building System Company from 1981 to 1984 and was its Chairman and Chief Executive Officer from 1984 to 1985. Mr. Autorino joined the Hamilton Standard Division of United Technologies in 1960, holding the positions of Vice President, Executive Vice President and President of the Division. Mr. Autorino was Chairman of the firearms manufacturer Colt's Manufacturing Company, Inc. and of its parent company, CF Holding Corp. from March 1990 to March 1992. He also served as Acting Chief Executive Officer from September 1991 to December 1991. Mr. Autorino is also a director of FiberVision Corporation. Mr. Autorino serves on the board of directors of the Connecticut Children's Medical Center.

  Paul R. Barry is Senior Vice President--Business Development. Mr. Barry had been Vice President--Business Development of STFI since November 1995. Mr. Barry joined STFI in October 1989 as Manager--Investor Relations. From June 1990 to December 1990 he served as a Regional Director. He then served as a Vice President until November 1992, then became Vice President--Operations until January 1995, and held the position of President of the FMS Division from January 1995 until November 1995. Mr. Barry is a graduate of Massachusetts College of Pharmacy and received an M.B.A. from Rensselaer Polytechnic Institute. Mr. Barry is the son-in-law of Mr. Autorino.

  Mel D. Borer is President, Chief Operating Officer and Director. He had been Vice President of FII since 1991 and President of Fairchild Communications Services Company since 1989. Mr. Borer had served as Vice President of Fairchild since September 1993.

  Vincent DiVincenzo is Senior Vice President--Administration and Finance, Chief Financial Officer, Treasurer and Director. He had been a director of STFI since May 1992 and Senior Vice President--Administration and Finance, Treasurer and Chief Financial Officer since September 1993. Mr. DiVincenzo joined STFI in July 1988 and served as its Vice President--Finance, Treasurer and Chief Financial Officer until September 1993. From 1987 to 1988, Mr. DiVincenzo was Controller of KCR Technology, Inc. From 1982 to 1986, he was employed by Lorlin Test Systems (formerly Eaton Corporation) serving as controller in his last capacity. Prior to 1982, Mr. DiVincenzo served as Manager of General Accounting for Interrad Corporation and for the ConDiesel Mobile Equipment Division of Condec Corporation.

  Kenneth M. Dorros is Senior Vice President, General Counsel and Secretary. He had been General Counsel of STFI since June 1986. Mr. Dorros became Secretary in 1987 and he was named a Vice President in 1992 and a Senior Vice President in February, 1996. Prior thereto, he was Assistant General Counsel of ShareTech since 1985. A graduate of Lehigh University, Mr. Dorros received his law degree from the Fordham University School of Law. He is admitted to the bars of New York and Connecticut.

  Thomas E. Dupont, Jr. is Controller. He had been Controller of STFI since May 1994. From June 1990 to April 1994, Mr. Dupont was a Senior Associate at Coopers & Lybrand. From June 1989 to May 1990 he was associated with the accounting firm of John W. Clegg & Co. Mr. Dupont holds a B.A. degree from the University of Connecticut and an M.B.A. from Bryant College.

  Jeffrey J. Steiner is Vice Chairman of the Board and a Director. He had been Chairman of the Board and Chief Executive Officer of Fairchild since December 1985, and President of Fairchild since July 1, 1991. Mr. Steiner also served as President of Fairchild from November 1988 until January 1990. He had served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace since September 1993. He served as Vice Chairman of the Board of Rexnord Corporation from July 1992 to December 1993. He had served as Chairman, President and Chief Executive Officer of FII since July 1991 and of RHI since 1988. Mr. Steiner is and for the past five years has been President of Cedco Holdings Ltd. He serves as a director of The Franklin Corporation, The Copley Fund and Fairchild.

  Thomas H. Decker is a Director. He had been a director of STFI since May 1992. Since September 1992, Mr. Decker has served as a Senior Vice President of Investments at Prudential Securities. From 1981 to September 1992 he served as a Senior Vice President at Tucker Anthony Incorporated. Mr. Decker also serves as a director of FiberVision Corporation.

  William A. DiBella is a Director. He had been a director of STFI since April 1986. Since 1981, Mr. DiBella has been a Connecticut State Senator and is currently Senate Minority Leader and was Senate Majority leader from 1992 to 1994. Prior thereto, he served as Chairman of the Finance, Revenue and Bonding Committee. Mr. DiBella was Chairman of the Metropolitan District Commission 1977 to 1981, was a member of the Hartford City Council from 1971 to 1979 and Deputy Mayor from 1975 to 1977.

  Natalia Hercot is a Director. She had been a Director of FII since 1989. Since 1991, she has served in various capacities at both Fairchild and FII, and currently serves as International Coordinator and Translator of Fairchild. Ms. Hercot is the daughter of Jeffrey J. Steiner.

  Ajit G. Hutheesing is a Director. He had been a director of STFI since June 1994. Mr. Hutheesing is the founder, Chairman and Chief Executive Officer of International Capital Partners, Inc. ("ICP"). Prior to starting ICP in 1988, he was Chairman of the Board and Director of Corporate Finance of The Sherwood Group. Before joining Sherwood, Mr. Hutheesing was with the J. Henry Schroder Corporation from 1975 to 1986 and held the position of Vice Chairman from 1982. Prior to that time, Mr. Hutheesing spent ten years with the International Finance Corporation, a private sector investment banking arm of the World Bank. Mr. Hutheesing is Chairman of Age Wave, Inc. He also serves as a director of Counsel Corporation and Cryenco Sciences Inc. He was educated at Cambridge University in England where he received a B.S. degree in chemistry, physics and mathematics and an M.A. degree in chemical engineering. Mr. Hutheesing holds an M.B.A. degree from Columbia University.

  Edward J. McCormack, Jr. is a Director. He had been a director of STFI since June 1991. Mr. McCormack is a former three-term Attorney General of The Commonwealth of Massachusetts. Mr. McCormack is a lawyer with the law firm of Goldstein & Manello, P.C., Boston, Massachusetts. From 1988 until September 1991, Mr. McCormack was a senior partner of the law firm of McCormack & Putziger in Boston. He is a former three-term Boston City Council member, having served as President of the Council and Acting Mayor of the City of Boston.

  Jo McKenzie is a Director. She had been a director of STFI since June 1991. Mrs. McKenzie is a former Republican State Chairwoman of Connecticut and has held a wide variety of Republican Party leadership positions at the federal, state and local levels. Recently, Mrs. McKenzie served as a Republican National Committeewoman from Connecticut. From 1993, Mrs. McKenzie has been a consultant to businesses providing hospitality services.

  Donald E. Miller is a Director. He has been a Director of the Company since March 1996. Mr. Miller was Vice President and General Counsel of Fairchild Industries, Inc. from 1991 until March 1996 and its Secretary from 1995 until March 1996. He has been Senior Vice President and General Counsel of The Fairchild Corporation since 1991 and its Secretary since 1995. Prior to 1991, Mr. Miller was a principal in the law firm Temkin & Miller, Ltd., in Providence, Rhode Island.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or the Issuer receive cash compensation of $750 per meeting of the Board of Directors of the Company or the Issuer, as applicable, attended ($400 if attended by teleconference) and $500 for each committee meeting attended ($400 if attended by teleconference), plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

  A formula-based stock option plan for independent directors (the "Directors' Plan"), was adopted by STFI's Board of Directors on September 22, 1994, and approved by the stockholders of STFI in May 1995. Under the Directors' Plan, an "independent director" is a director of the Company who is neither an employee nor a principal stockholder of the Company. The Directors' Plan provides for a one-time grant of an option to purchase 15,000 shares of Common Stock to all independent directors who served during the 1994-95 term (namely, Messrs. Decker, DiBella, Hutheesing, McCormack and Oakes and Mrs. McKenzie), issuable as of September 22, 1994. The Directors' plan further provides for the grant of an option to purchase 15,000 shares of Common Stock to each independent director first elected after September 22, 1994.

  Each independent director who received a one-time option grant on September 22, 1994 and who was elected to a new term as a director in 1995 or is reelected in 1996, shall receive upon such reelection a grant of an option for 5,000 or 10,000 options, respectively. Reelection after 1996 of any independent director in service as of September 22, 1994 shall entitle such director to a grant of 15,000 options.

  All options issued under the Directors' Plan are exercisable at the closing bid price for the date preceding the date of grant on which there was a sale of Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading. Options will vest at the rate of one-third per year of service completed as a director, and are exercisable for so long as the optionee continues as an independent director of the Company and for a period of 90 days after the optionee ceases to be a director of the Company. The options will in no event be exercisable for a period in excess of ten years following the grant date. The maximum number of shares of Common Stock which may be issued under the Directors' Plan is 250,000. To date, options to purchase 115,000 shares of Common Stock of the Company are outstanding.

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation awarded or paid to or earned by each of the Company's and the Issuer's Chief Executive Officer and each of the Company's and the Issuer's other four most highly paid executive officers (collectively, the "Named Executive Officers") for the fiscal years ended 1995, 1994 and 1993:

                                                              ANNUAL
                                                           COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                                                          --------------              ------------------------------------
                                                                                                  SECURITIES
                                                                                      RESTRICTED UNDERWRITING  ALL OTHER
                                PRINCIPAL                 SALARY  BONUS  OTHER ANNUAL   STOCK      OPTIONS    COMPENSATION
       NAME                     POSITION             YEAR   ($)    ($)   COMPENSATION   AWARDS      (#)(A)        ($)
       ----                     ---------            ---- ------- ------ ------------ ---------- ------------ ------------
Anthony D. Autorino....  Chairman, President         1995 330,000 50,000      --          --            --       55,944(b)
                         and Chief Executive         1994 325,808 15,000                  --       120,000       57,528(c)
                         Officer                     1993 269,280 12,500                  --        50,000        4,947(d)
Ronald E. Scott.......   Vice Chairman,                  1995 211,955     --      --          --            --       63,298(e)
                         Executive Vice President
                         and Chief Operating
                         Officer
Vincent DiVincenzo....   Senior Vice President--     1995 112,000 25,000      --          --        10,000        9,374(f)
                         Administration, Chief
                         Financial Officer
                         and Treasurer
James D. Rivette(g)...   President--STS Division    1995 102,000 15,000      --          --            --        4,870(h)
Paul R. Barry ........   Senior Vice President--         1995  82,917 20,000      --          --        10,000        2,599(i)
                         Business Development

- --------
(a) Represents options granted pursuant to the Company's 1987 Stock Option
    Plan.
(b) Represents the market value of 1,045 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Also includes $450 paid by the Company for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy and $47,448 for additional life insurance. Also includes $4,028 for automobile lease expenses and $4,018 for supplemental disability insurance. Also includes options granted to Mr. Autorino on December 26, 1995 to purchase 60,000 shares of Shared Technologies Cellular, Inc. common stock owned by the Company at a purchase price equal to $2.50 per share.
(c) Represents the market value of 1,351 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Also includes $450 paid by the Company for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy.
(d) Represents the market value of 886 shares of the Company's Common Stock contributed to Mr. Autorino's account under the Company's Savings and Retirement Plan. Under this plan, the Company makes contributions in Company Common Stock equal in value to 50% of an employee's contributions. The employee contribution may not exceed 20% of the employee's salary, and the Company contribution may not exceed 5% of the employee's salary. Company contributions are made monthly and the Common Stock is valued at the closing (bid) price on the last day of the month in which a contribution is made. Also includes $450 paid by the Company for Mr. Autorino's benefit for life insurance through the Company's group life insurance policy.
(e) Represents the market value of 1,035 shares of the Company's Common Stock contributed to Mr. Scott's account under the Company's Savings and Retirement Plan. Also includes $174 paid by the Company for Mr. Scott's benefit for life insurance through the Company's group life insurance policy and $22,554 for additional life insurance for Mr. Scott's benefit paid for by the Company. Also includes $6,000 for automobile lease expenses, $3,227 for supplemental disability insurance and a moving allowance of $31,344. As of February 7, 1996, Mr. Scott ceased to be an officer and director of the Company.
(f) Represents the market value of 973 shares of the Company's Common Stock contributed to Mr. DiVincenzo's account under the Company's Savings and Retirement Plan. Also includes $174 paid by the Company for Mr. DiVincenzo's benefit for life insurance through the Company's group life insurance policy and $4,370 for additional life insurance for Mr. DiVincenzo's benefit paid for by the Company. Also includes $4,269 for automobile lease expenses and $561 for supplemental disability insurance. Also includes options granted to Mr. DiVincenzo on December 26, 1995 to purchase 50,000 shares of Shared Technologies Cellular, Inc. common stock owned by the Company at a purchase price equal to $2.50 per share.
(g) Mr. Rivette ceased to be an officer of the Company on March 13, 1996.
(h) Represents the market value of 759 shares of the Company's Common Stock contributed to Mr. Rivette's account under the Company's Savings and Retirement Plan. Also includes $174 paid by the Company for Mr. Rivette's benefit for life insurance through the Company's group life insurance policy and $2,430 for additional life insurance for Mr. Rivette's benefit paid for by the Company. Also includes $1,598 for automobile lease expenses and $668 for supplemental disability insurance,.
(i) Represents the market value of 713 shares of the Company's Common Stock contributed to Mr. Barry's account under the Company's Savings and Retirement Plan. Also includes $54 paid by the Company for Mr. Barry's benefit for life insurance through the Company's group life insurance policy and $775 for additional life insurance for Mr. Barry's benefit paid for by the Company. Also includes $1,548 for automobile lease expenses and $221 for supplemental disability insurance.

  Employment Agreements. Concurrently with the Merger, the Issuer will enter into two year Employment Agreements with Messrs. Autorino, Borer, DiVincenzo and Steiner providing for base salaries of $500,000, $250,000, $150,000 and $350,000, respectively. Prior to the Merger, each of the foregoing individuals was not party to an employment agreement with the Issuer but was paid an annual base salary of $330,000, $178,000, $115,000 and $1,550,011, respectively.

  In connection with the Merger, subject to the approval of the Compensation Committee (as hereinafter defined), the Company may also enter into employment agreements with up to 20 employees providing for severance payments including
(i) up to two years of base pay and bonus, and (ii) with respect to up to ten members of senior management, payments amounting in the aggregate to up to $5 million to be made in the event of a change of control of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth for each of the Named Executive Officers each grant of stock options made during the fiscal year ended December 31, 1995:

                                                                  POTENTIAL REALIZABLE
                                                                    VALUE AT ASSUMED
                                                                     RATES OF STOCK
                                                                   PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                 FOR OPTION TERM
                     -------------------------------------------- ---------------------
                     NUMBER OF  % OF TOTAL
                     SECURITIES  OPTIONS
                     UNDERLYING GRANTED TO
                      OPTIONS   EMPLOYEES  EXERCISE OR
                      GRANTED   IN FISCAL  BASE PRICE  EXPIRATION
NAME                   (#)(A)    YEAR (B)     ($/SH)      DATE     5% ($)     10% ($)
- ----                 ---------- ---------- ----------- ---------- ---------- ----------
Anthony D. Autorino       --       -- %      $  --          --           --         --
Vincent DiVincenzo     10,000       25        4.125     8/31/05       25,942     65,742
Ronald E. Scott           --       --           --          --           --         --
Paul R. Barry          10,000       25        4.125     8/31/05       25,942     65,742
James D. Rivette          --       --           --          --           --         --

- --------
(a) Options to acquire shares of Common Stock of the Company granted pursuant to the Company's 1987 Stock Option Plan. All options are exercisable at a price equal to the fair market value of the Common Stock of the Company on the date of grant.
(b) Based on a total of 40,000 options granted during the fiscal year ended December 31, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

  No options were exercised during the fiscal year ended December 31, 1995. The following table presents information concerning the value of unexercised stock options at the end of the fiscal year ended December 31, 1995 with respect to the named executive officers.

                                                   NUMBER OF
                                                  SECURITIES        VALUE OF
                                                  UNDERLYING       UNEXERCIED
                                                  UNEXERCISED     IN-THE-MONEY
                                                 OPTIONS/SARS     OPTIONS/SARS
                                                AT FISCAL YEAR- AT FISCAL YEAR-
                                                      END             END
                                                 (EXERCISABLE/   (EXERCISABLE/
   NAME                                         UNEXERCISABLE)   UNEXERCISABLE)
   ----                                         --------------- ----------------
   Anthony D. Autorino.........................  214,584/46,666 $161,417/$18,333
   Vincent DiVincenzo..........................   36,667/45,833    7,083/14,167
   Ronald E. Scott.............................      --/--           --/--
   Paul R. Barry...............................  22,917/33,333    5,833/11,667
   James D. Rivette............................  24,167/18,333    5,000/10,000

STOCK OPTION PLANS

  1996 Equity Incentive Plan. In connection with the Offering, the Company has adopted, subject to stockholder approval, the 1996 Equity Incentive Plan (the "1996 Plan"), pursuant to which the Company will offer shares, and share-based compensation, to key employees. The 1996 Plan provides for the grant to eligible employees of stock options, stock appreciation rights, restricted stock, performance shares, and performance units (the "Awards"). The 1996 Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), which is entitled to make all determinations with respect to selection of participants and the Awards to be granted. Officers and full-time salaried employees of the Company who, in the judgment of the Compensation Committee, are in a position to make a substantial contribution to the management, growth and success of the Company will be eligible to receive Awards.

  The 1996 Plan provides that not more than 1.5 million shares of Common Stock will be granted under the 1996 Plan. However, the number of shares is subject to adjustment to reflect certain dilutive changes in the number of outstanding shares of Common Stock. Any shares subject to an Award, which are not issued or are forfeited because the terms and conditions of the Award are not met, may again be used for an Award under the 1996 Plan. However, the exercise of a stock appreciation right will result in the cancellation of the related stock option, and options so cancelled shall not be available for future Awards. Prior to being earned (or exercised, in the case of stock options), no rights under any Award may be transferred except by will or the laws of descent and distribution or by a valid beneficiary designation taking effect at death.

  A grant of a stock option will entitle a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the Compensation Committee, stock options may be granted as non-qualified stock options or incentive stock options. The purchase price per share of Common Stock subject to an option shall be fixed by the Compensation Committee at the time such option is granted, but shall not be less than 100% of the fair market value per share of Common Stock at the time the option is granted in the case of incentive stock options. Payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of Common Stock having a fair market value as of the date of exercise equal to the exercise price, or a combination thereof. However, the Compensation Committee will be able to impose limitations on the use of shares of Common Stock to exercise stock options, as it deems appropriate. Stock options may be exercised during such periods of time fixed by the Compensation Committee (except that no incentive stock option may be exercised later than ten years after the date of grant).

  Stock appreciation rights ("SARs") may be granted only in tandem with stock options. Each SAR will entitle the participant, in general, to receive upon exercise the excess of a share's fair market value at date of exercise over the exercise price of the related stock option. An SAR granted in tandem with an option will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

  A grant of restricted stock will consist of a specified number of shares of Common Stock which will be contingently awarded in amounts to be determined by the Compensation Committee to those participants selected by the Compensation Committee and will be subject to forfeiture to the Company under such conditions and for such a period of time as the Compensation Committee may determine. A participant may vote and receive dividends on restricted stock, but may not sell, assign, transfer, pledge or otherwise encumber the restricted stock during the restricted period. The purchase price, if any, to be paid for the restricted stock will be determined at the time of grant by the Compensation Committee.

  Awards of performance shares will entitle the participant to receive shares of Common Stock based upon the degree of achievement of pre-established performance goals over a period as determined by the Compensation Committee in its discretion. Performance goals will be fixed by the Compensation Committee in its discretion on the basis of such criteria and to accomplish such goals as the Compensation Committee may select. The Compensation Committee will have discretion to determine the employees eligible for performance shares, the duration of each performance period, and the number of shares to be earned on the basis of the Company's performance relative to the established goals. At the end of the performance period, the Compensation Committee will determine the number of performance shares which have been earned on the basis of the Company's performance in relation to the performance goals.

  Awards of performance units will entitle the participant to receive cash based upon the degree of achievement of pre-established performance goals over a performance period as determined by the Compensation Committee. Performance unit awards and performance goals for each performance period will be recommended by the Chief Executive Officer of the Company (other than with respect to awards and goals applicable to the Chief Executive Officer, which are determined by the Board of Directors) and submitted to the Compensation Committee for approval. At the time of grant, a performance valuation schedule (other than for the Chief Executive Officer) will be recommended by the Chief Executive Officer of the Company, subject to approval by the Compensation Committee in its discretion, which schedule will set ultimate performance units values which correspond to various levels of performance of the Company in relation to the performance goals. The performance valuation schedule for the Chief Executive Officer will be recommended by the Compensation Committee and approved by the Board of Directors of the Company. At the end of a performance period the Compensation Committee will review the actual performance of the Company and determine the amount of award payouts, if any.

  In the event of a participant's termination of employment prior to the exercise of share options granted under the 1996 Plan, in general, if such termination is for cause, the outstanding stock options will be cancelled. If the termination is other than for cause, in general, the stock options will expire on the later of 90 days following the termination of employment. Notwithstanding the general rules described above, the Compensation Committee may rescind the right to exercise stock options following termination of employment if the participant engages in competition with or otherwise engages in activity which is adverse to the Company. In addition, the exercise period for incentive stock options may not extent beyond the period allowed by the Internal Revenue Code of 1986, as amended.

  In the event of a participant's termination of employment prior to satisfaction of conditions related to outstanding performance share awards, restricted stock awards and performance units awards for reasons other than discharge or resignation, a participant or his estate or beneficiary, in the sole discretion of the Compensation Committee, may be entitled to receive a pro rata number of shares (or amount of cash in the case of performance units) with respect to the Award or such larger portion of the Award as the Compensation Committee shall determine. In the event of a termination of employment due to resignation or discharge, the Award will be cancelled without consideration, subject to the discretion of the Compensation Committee to release restrictions on all or any part of an Award.

  Although the Compensation Committee has not approved specific issuances under the 1996 Plan, the Compensation Committee could grant options to Mr. Autorino, Mr. Steiner and the other directors and executive officers of the Company following the Offering which would increase the ownership by such individuals of the Company.

  1987 Stock Option Plan. Under the 1987 Stock Option Plan (the "1987 Plan"), the Company is authorized to issue options to purchase an aggregate of 1,200,000 shares of Common Stock of the Company. As of December 31, 1995, options to purchase 733,136 shares of Common Stock of the Company were issued under the 1987 Plan.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of March 13, 1996 with respect to the Common Stock owned by (a) each director of the Company, (b) the Named Officers, (c) all directors and executive officers of the Company as a group, and (d) each person who is known by the Company to own beneficially more than 5% of the Common Stock. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the persons listed in the table.

                                                  NUMBER OF SHARES PERCENTAGE OF
                                                    BENEFICIALLY   COMMON STOCK
                NAMES AND ADDRESSES(A)                OWNED(B)      OUTSTANDING
                ----------------------            ---------------- -------------
      DIRECTORS AND EXECUTIVE OFFICERS
      Anthony D. Autorino.......................     1,158,279(c)       7.8%
       Chairman, Chief Executive Officer and
       Director
      Paul R. Barry.............................       100,281(d)         *
       Senior Vice President, Business
       Development
      Mel D. Borer..............................             0            *
       President, Chief Operating Officer and
       Director
      Thomas H. Decker..........................        14,750(e)         *
       Director
      William A. DiBella........................        51,663(f)         *
       Director
      Vincent DiVincenzo........................        39,363(g)         *
       Senior Vice President--Administration and
       Finance, Treasurer, Chief Financial
       Officer and Director
      Natalia Hercot............................             0            *
       Director
      Ajit G. Hutheesing........................       309,957(h)       2.1%
       Director
      Edward J. McCormack, Jr...................       107,677(i)         *
       Director
      Jo McKenzie...............................         9,575(j)         *
       Director
      Donald E. Miller..........................             0            *
       Director
      Jeffrey J. Steiner........................     3,838,176(k)      20.8%
       Vice Chairman and Director
      All directors and executive officers as a
       group
       (14 persons).............................     5,681,096(i)      37.3%
      PRINCIPAL STOCKHOLDERS
      RHI.......................................     9,921,569(k)      53.8%
       300 West Service Road
       Chantilly, VA 22021
      Zesiger Capital Group LLC.................     1,792,325(m)      11.8%
       320 Park Avenue
       New York, NY 10022
      Access Trust and Stuart M. Crow, Trustee       1,068,805(n)      7.27%
       .........................................
       2001 Ross Avenue, Suite 3200
       Dallas, TX 75201

- --------
   *Less than 1%

(a) The address of each of the Company's directors and executive officers is c/o Shared Technologies Fairchild Inc., 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109.

(b) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses and minor children. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed opposite such stockholder's name, except as otherwise indicated.

(c) Includes 214,584 shares currently issuable upon exercise of options. Also includes 93,750 shares owned of record by Mr. Autorino's spouse, as to which Mr. Autorino disclaims beneficial ownership. Also includes 5,827 shares owned by Mr. Autorino through the Company's Savings and Retirement Plan. Also includes 11,500 shares of Series D Preferred Stock, which are convertible into 11,500 shares of Common Stock, and 11,500 Common Stock Purchase Warrants, which are convertible into an additional 11,500 shares of Common Stock. Also includes 17,500 shares of Series D Preferred Stock owned of record by Mr. Autorino's spouse and 17,500 Common Stock Purchase Warrants also owned by her, as to which shares and warrants Mr. Autorino disclaims beneficial ownership.

(d) Includes 22,917 shares currently issuable upon exercise of options. Also includes 60,000 shares owned of record by Mr. Barry's spouse and 11,050 shares owned by Mr. Barry's children as to which Mr. Barry disclaims beneficial ownership. Also includes 1,600 shares owned through the Company's Savings and Retirement Plan. Mr. Barry is the son-in-law of Mr. Autorino, the Chairman, Chief Executive Officer and Director of the Company. Mr. Autorino disclaims beneficial ownership of any shares owned of record by Mr. Barry, his spouse or his children.

(e) Includes 8,750 shares currently issuable upon exercise of options.

(f) Includes 22,913 shares currently issuable upon exercise of options. Also includes 28,750 shares owned of record by Mr. DiBella's spouse, as to which Mr. DiBella disclaims beneficial ownership.

(g) Includes 36,667 shares currently issuable upon exercise of options. Also includes 2,244 shares owned by Mr. DiVincenzo through the Company's Savings and Retirement Plan.

(h) Includes 5,000 shares currently issuable upon exercise of options. Also includes a Common Stock Purchase Warrant which is convertible into 298,957 shares of Common Stock which is owned of record by International Capital Partners, Inc., of which Mr. Hutheesing is the Chairman, Chief Executive Officer and a stockholder.

(i) Includes 9,500 shares currently issuable upon exercise of options. Also includes 65,135 shares owned of record by Mr. McCormack's spouse, as to which Mr. McCormack disclaims beneficial ownership.

(j) Includes 9,575 shares currently issuable upon exercise of options.

(k) Mr. Steiner owns Class A shares and Class B shares of the common stock of Fairchild. Class A shares are entitled to one vote per share and Class B shares are entitled to ten votes per share. Each Class B share is immediately convertible into one Class A share. Mr. Steiner owns both Class A shares and Class B shares and, accordingly, his voting power in Fairchild is greater than his economic ownership in Fairchild. As of December 31, 1995, Mr. Steiner beneficially owned 3,687,388 Class A shares (27.4% of the outstanding Class A shares) and 2,569,996 shares of Class B shares (95.3% of the outstanding Class B shares). Such Class A shares and Class B shares represents 38.7% of the Class A and Class B shares and 72.7% of the combined voting power of all outstanding capital stock at Fairchild as of December 31, 1995. Such amounts exclude options and warrants of Fairchild held by Mr. Steiner. Fairchild owns all the issued and outstanding capital stock of RHI, which owns 6.0 million shares of Common Stock and 250,000 shares of Convertible Preferred Stock which are convertible into 3,921,569 shares of Common Stock. For purposes of Mr. Steiner's beneficial ownership of the Company, beneficial ownership represents Mr. Steiner's economic ownership of Fairchild. However, through his ownership of Fairchild Class B stock and his positions with Fairchild and RHI, Mr. Steiner may be deemed to beneficially own all of the Common Stock owned by RHI.

(l) Includes a total of 361,564 shares which officers and directors of the Company have the right to acquire under outstanding stock options. Also includes 29,000 shares of Series D Preferred Stock currently convertible into 29,000 shares of Common Stock and 29,000 Common Stock Purchase Warrants, as set forth in footnote (c) above. Also includes 298,957 shares of Common Stock issuable upon conversion of a Common Stock Purchase Warrant, as set forth in footnote (h) above. Also includes 12,606 shares owned by officers and directors through the Company's Savings and Retirement Plan.

(m) Includes 746,325 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants.

(n) Includes 197,500 shares issuable upon exercise of Common Stock Purchase Warrants.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF THE COMPANY

  As of December 31, 1995, approximately $288,000 had been paid for life insurance premium payments made on behalf of Anthony D. Autorino, STFI's President. The amount was to be repaid from the proceeds of a $2,500,000 face-value life insurance policy which was owned by Mr. Autorino and whose estate was the beneficiary. In January 1994, the beneficiary on the policy was changed from Mr. Autorino's estate to STFI in order to reduce the premium payments required by STFI. As of December 31, 1995, the amount due to STFI related to premiums paid exceeded the cash surrender value of the policy by $130,000. Accordingly, Mr. Autorino has agreed to reimburse STFI for this amount.

  In January 1995, STFI sold 300,000 shares of its common stock through a private placement offering with the assistance of Oakes, Fitzwilliams & Co. Limited, ("O&F"), of which Herbert L. Oakes, Jr., a director of STFI, is a managing director. O&F received compensation from STFI for such assistance in the amount of $102,000 and a warrant to purchase 30,000 shares of STFI's common stock for $5.00 per share. STFI believes that these fees are comparable to fees that would be charged by an unrelated third party providing similar services.

  In December 1995, STFI granted options to Messrs. Autorino and DiVincenzo to purchase 60,000 and 50,000 shares, respectively, of Shared Technologies Cellular, Inc. common stock owned by STFI at a purchase price equal to $2.50 per share.

  On December 29, 1995, STFI's majority-owned subsidiary, Shared Technologies Cellular, Inc. ("STC"), effected a $3 million private placement of certain shares of STC preferred stock. The shares were sold to certain investors represented by ICP Investments, Inc. ("ICP"), an affiliate of International Capital Partners, Inc. ("Partners"). Ajit G. Hutheesing, a Director of STFI, is Chairman and Chief Executive Officer of Partners. In connection with the offering, ICP received a fee of $300,000 and a warrant to purchase 150,000 shares of STC common stock at an exercise price of $2.50 per share, subject to certain adjustments.

  In connection with the Merger, STFI entered into (a) the Shareholders Agreement among the Company, RHI and Anthony D. Autorino, (b) the
Indemnification Agreements and (c) the Registration Rights Agreement (as defined) with RHI. See "The Transactions--Additional Agreements".

                               THE TRANSACTIONS

THE FII RECAPITALIZATION

  FII historically conducted three businesses: the FII Telecommunications Business, an aerospace fasteners business and an industrial products business. The aerospace fasteners business designs, manufactures and markets high performance, specialty fastening systems, primarily for aerospace applications. The industrial products business designs, manufactures and markets tooling and electronic control systems for the plastic injection molding and die casting industries. Prior to the Merger, the FII Recapitalization was consummated pursuant to which FII divested itself of its aerospace fasteners business and its industrial products business and retained only its telecommunications business. The FII Telecommunications Business represented 21.4% of FII sales during its fiscal year ended June 30, 1995.

  As part of the FII Recapitalization, RHI assumed all of FII's assets and liabilities except those expressly related to FII's telecommunications business and the Retained Liabilities, which included (i) the FII Preferred Stock, (ii) the 12 1/4% Notes and (iii) the FII Indebtedness. As part of the FII Recapitalization, RHI transferred to FII, as a contribution to its capital, all of the outstanding shares of the Series B Preferred Stock of FII.

  On January 26, 1996, FII sold its industrial products business to Cincinnati Milacron, Inc. ("CM") pursuant to an asset purchase agreement dated as of January 23, 1996 for approximately $245.0 million (the "D-M-E Asset Sale"), comprised of approximately $62.3 million in cash and three 8% promissory notes of CM. One note, in the amount of $11.7 million, will be payable upon the receipt of required regulatory clearance in Belgium, and will be canceled and the corresponding Belgium assets reconveyed, in the event such clearance is not obtained. Of the other two notes, one is in the aggregate principal amount of approximately $166 million, which note is collateralized by a letter of credit issued by Bankers Trust Company in the amount equal to the principal of such promissory note (the "Collateralized D-M-E Note"), and the other is unsecured and is in the aggregate principal amount of approximately $5.0 million (the "Unsecured D-M-E Note" and, collectively with the Collateralized D-M-E Note, the "D-M-E Term Notes"). Each of the D-M-E Term Notes is due and payable one year following the consummation of the D-M-E Asset Sale, except that upon 30 days' prior notice, Fairchild may require prepayment of, or CM may prepay, each D-M-E Note at any time beginning on or after July 29, 1996.

THE MERGER

 General

  On November 9, 1995, STI and FII entered into the Merger Agreement. Pursuant to the Merger Agreement, FII merged into STI, with the surviving corporation now named "Shared Technologies Fairchild Inc." In connection with the Merger, RHI (the sole common stockholder of FII) received (i) 6,000,000 shares of Common Stock (representing approximately 40.8% of the then outstanding Common Stock), (ii) the Convertible Preferred Stock with an initial liquidation preference of $25.0 million and (iii) the Special Preferred Stock with an initial liquidation preference of $20.0 million. As a result of the Merger, the holders of the shares of preferred stock of FII (excluding the shares owned by RHI which were transferred in the FII Recapitalization) received the Preferred Consideration, aggregating approximately $38.9 million as of February 1, 1996.

 The Merger Agreement

  Representations and Warranties. The Merger Agreement contained customary representations and warranties from FII and STFI, including with respect to corporate organization and qualifications of each company and its subsidiaries; the authorization, execution, delivery, performance and enforceability of the Merger Agreement (subject to stockholder approval in the case of STFI); capitalization; the accuracy of the historical financial statements of the companies; the conduct of business; the absence of undisclosed material litigation; compliance with applicable laws; the absence of undisclosed liabilities; the employee benefit plans; environmental matters; and certain tax matters and intellectual property rights.

  Indemnification. In connection with the Merger, STFI agreed to indemnify FII for losses incurred by FII in connection with a breach of STFI's representations and warranties as set forth in the Merger Agreement. In the event of any such breach and liability by STFI therefor, STFI has the option, in lieu of paying cash, to issue shares of Common Stock to RHI equal in value to the amount of any such loss. If STFI should choose to issue shares of Common Stock to satisfy its indemnification obligations for a breach, such issuance will result in a dilution of the interests of the STFI Stockholders.

CERTAIN EFFECTS OF THE MERGER

  As a result of the Merger, the holders of the shares of Common Stock outstanding prior to the merger decreased their ownership position from 100% to 59.2%. A single stockholder, RHI, owns 40.8% of the outstanding Common Stock. The Convertible Preferred Stock are convertible into 3,921,568 shares of Common Stock, thereby providing RHI with the immediate potential for an increased Common Stock ownership position to 53.3% (42.8% on a fully diluted basis).

  Concurrently with the Merger, the President of FII's Telecommunications Business, Mel D. Borer, will become President and a Director of the Company and RHI shall have the right to nominate three members of the Board of Directors with Mr. Autorino having the right to nominate seven Board members.

  As a result of the FII Recapitalization and the Merger, certain agreements may require the consent of the building owners. To the extent the Company does not obtain such consents, management does not believe that its business, operations or financial performance will be affected in a materially adverse manner.

ADDITIONAL AGREEMENTS

  The following is a summary of the material terms and conditions of each of the Shareholders Agreement, the Indemnification Agreements, the Pledge Agreement and the Registration Rights Agreement. This summary does not purport to be a complete description of any such agreement and each is subject to its detailed provisions and the various related documents entered into in connection therewith. A copy of a form of each agreement is available upon request from the Issuer.

  Shareholders Agreement. RHI, Mr. Autorino (who owns 8.36% of the outstanding Common Stock) and the Company are parties to a Shareholders Agreement pursuant to which they have agreed to cause the Board of Directors to consist at all times of eleven directors, with RHI having the ability to nominate three (four at such time as Mr. Borer is not also a director) and Mr. Autorino having the ability to nominate seven. Each party agrees to vote for the other party's nominees. Under the terms of the Shareholders Agreement, Mr. Autorino and RHI have agreed to certain restrictions with respect to the resale of securities of the Company owned by them as of the date of the Merger other than the Special Preferred Stock. Mr. Autorino and RHI have agreed not to sell, within the two year period beginning with the date of the Merger, other than to affiliates or certain family members, more than 10% of their respective holdings in such securities as of the date of the Merger Agreement without the consent of 80% of the Board of Directors. Following the two year "lock-up," each shareholder may transfer such securities provided that it grants the other parties the first right to negotiate the purchase of such securities for a 30 day period. If a shareholder desires to transfer more than 50% of his or its holdings to a non-affiliated purchaser (other than through underwriters in a public offering or otherwise in the securities markets generally), then such shareholder must offer the other shareholder "take-along" rights to sell a proportional amount of its shares to the same purchaser in the same transaction. Furthermore, if a shareholder receives an offer which it desires to accept from a person or related group of persons to purchase shares of the Company securities representing 10% or more of the outstanding shares of the Company, then the selling shareholder shall offer the other shareholder a right of first refusal to purchase such shares on the same terms and conditions before accepting such offer to purchase.

  The Shareholders Agreement also subjects the parties to a voting agreement with respect to the election of Directors. Among other things, each party agrees to (i) vote for four nominees of RHI; provided, that so long as Mr. Borer shall be President of the Company they agree that he shall be a member of the Board of Directors and RHI may only nominate three directors, and seven nominees of Mr. Autorino, (ii) vote for the nominees of the other and for Mr. Borer so long as he is President, and (iii) cause to be established an Executive Committee of the Board of Directors which may act by unanimous consent only, to consist of Mr. Autorino, who shall be Chairman and Chief Executive Officer of the Surviving Corporation, Mr. Borer, the President and Chief Operating Officer of the Surviving Corporation, and Jeffrey J. Steiner (or another person designated by RHI), who shall be Vice-Chairman of the Surviving Corporation. The Shareholders Agreement terminates at such time as either Mr. Autorino or RHI owns less than 25% of the shares of Common Stock owned respectively by such Stockholders on the date of the Merger or Mr. Autorino ceases to be Chief Executive Officer of the Company.

  Indemnification Agreements. Fairchild, RHI and certain affiliates entered into Indemnification Agreements pursuant to which the Company will be indemnified (a) by Fairchild and RHI jointly and severally with respect to all Non-communications Liabilities, including, but not limited to, (i) contingent liabilities related to a dispute with the United States Government under Government Contract Accounts rules concerning potential liability arising out of the use of and accounting for approximately $50.0 million in excess pension funds relating to certain government contracts in the discontinued aerospace business of FII, (ii) all environmental liabilities except those related to the FII Telecommunications Business, (iii) approximately $50.0 million (at June 30, 1995) of costs associated with post-retirement healthcare benefits and (iv) all other accrued liabilities and any and all other unasserted liabilities unrelated to the FII Telecommunications Business and (b) by Fairchild Holding Corp. (a company formed in connection with the FII Recapitalization) with respect to the liabilities of the aerospace and industrial fasteners business and the plastic injection molding business previously conducted by FII. Pursuant to an amendment to the Merger Agreement dated as of February 2, 1996, the Indemnification Agreements were amended to include all taxes including but not limited to taxes related to the FII Recapitalization. The Indemnification obligations under the Indemnification Agreements will be secured by all of the shares of Convertible Preferred Stock (other than shares having an initial liquidation preference of $1.5 million) and the Special Preferred Stock issued to RHI in the Merger. However, all such securities will be released from the pledge upon the later to occur of (i) the third anniversary of the Merger or (ii) the date on which the consolidated net worth of Fairchild is at least (x) $25.0 million greater than its net worth at September 30, 1995 (excluding for such purpose the pledged securities) and (y) $225.0 million (including for such purpose the pledged securities). The Company believes that Fairchild has already achieved the net worth criteria of clause (ii) of the preceding sentence. Therefore, all securities subject to the pledge shall be released therefrom on the third anniversary of the Merger.

  Pledge Agreement. As security for the obligations under the Indemnification Agreements, RHI pledged to the Company all shares of the Preferred Stock issued to RHI in the Merger, other than Convertible Preferred Stock having an aggregate face liquidation preference of $1.5 million. The Pledge Agreement will terminate upon the later to occur of (i) the third anniversary of the Merger or (ii) the date on which the consolidated net worth of Fairchild is at least (x) $25.0 million greater than its net worth at September 30, 1995 (excluding for such purpose the pledged securities) and (y) $225.0 million (including for such purpose the pledged securities). The Company believes that Fairchild has already achieved the net worth criteria of clause (ii) of the preceding sentence. Therefore, all securities subject to the pledge shall be released therefrom on the third anniversary of the Merger.

  Registration Rights Agreement. Pursuant to the Registration Rights Agreement STFI granted to RHI certain demand and piggy-back registration rights with respect to the Common Stock and Preferred Stock (i) issued to RHI pursuant to the Merger Agreement, (ii) to be issued in the future to satisfy indemnification obligations, and (iii) issuable and issued upon conversion of shares of the Convertible Preferred Stock. Any exercise of such registration rights may result in dilution of the interest of STFI's stockholders, hinder STFI's efforts to arrange future financings and/or have an adverse effect on the market price of the Common Stock. RHI has agreed not to sell any such stock during the two year period following the date of the Merger. After such time, RHI may demand that STFI register the sale of any or all of such stock on three separate occasions, and it may also elect to "piggyback" upon a registration otherwise effected by STFI for its own account or the account of other Stockholders (subject to underwriter restrictions in the event of a registration for the account of STFI and subject to the existing rights of such other Stockholders).

       DESCRIPTION OF CERTAIN INDEBTEDNESS OF THE COMPANY AND THE ISSUER

THE CREDIT FACILITY

  The following is a summary of the material terms and conditions of the Credit Facility. This summary does not purport to be a complete description of the Credit Facility and is subject to its detailed provisions and various related documents entered into in connection with the Credit Facility.

  The Credit Facility consists of (a) a Tranche A Senior Secured Term Loan Facility providing for term loans to the Company in a principal amount not to exceed $50.0 million (the "Tranche A Term Facility"); (b) a Tranche B Senior Secured Term Loan Facility providing for term loans to the Company in a principal amount not to exceed $70.0 million (the "Tranche B Term Facility" and, together with the Tranche A Term Facility, the "Term Facilities"); and
(c) a Senior Secured Revolving Credit Facility providing for revolving loans to the Company in an aggregate principal amount at any time not to exceed $25 million (the "Revolving Facility").

  The full amount of each Term Facility must be drawn in a single drawing upon consummation of the Merger and amounts repaid or prepaid under any Term Facility may not be reborrowed. The Tranche A Term Facility will amortize quarterly over 5 years under a schedule to be agreed upon. The Tranche B Term Facility will amortize over 7 years under a schedule to be agreed upon providing for nominal quarterly installments during the first 5 years of such Facility and quarterly installments during the final year thereof.

  The Issuer will be required to make mandatory prepayments of loans in amounts, at times and subject to exceptions to be agreed upon, (a) in respect of 75% (subject to step-down based upon a leverage ratio test) of consolidated excess cash flow of the Issuer and its subsidiaries, (b) in respect of 100% of the net proceeds of certain dispositions of assets or the stock of subsidiaries or the incurrence of certain indebtedness by the Issuer or any of its subsidiaries and (c) in respect of 100% (subject to step-down based upon a leverage ratio test) of the net proceeds of the issuance of any equity securities by the Issuer or any of its subsidiaries. At the Issuer's option, loans may be prepaid, and revolving credit commitments may be permanently reduced, in whole or in part, at any time in minimum amounts to be agreed. Any optional prepayment of fixed rate loans, other than at the end of an interest period, will be subject to reimbursement of redeployment costs.

  The obligations of the Issuer under the Credit Facility will be unconditionally and irrevocably guaranteed by the Company and the Subsidiary Guarantors. In addition, the Credit Facility will be secured by first priority security interests in all the capital stock and the tangible and intangible assets of the Company, the Issuer and the Guarantors, including all the capital stock of, or other equity interests in, the Issuer and each direct or indirect domestic subsidiary of the Issuer.

  At the Issuer's option, the interest rates per annum applicable to the Credit Facility will be either Adjusted LIBOR plus a margin ranging from 2.75% to 3.50%, or the Adjusted Base Rate plus a margin ranging from 1.75% to 2.50%. The Alternate Base Rate is the higher of Credit Suisse's Prime Rate and the Federal Funds Effective Rate plus 0.5%.

  The Credit Facility contains a number of significant covenants that, among other things, will restrict the ability of the Issuer to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Credit Facility, the Issuer is required to comply with specified financial ratios and tests, including a limitation on capital expenditures, a minimum EBITDA test, a fixed charge coverage ratio, an interest coverage ratio, a leverage ratio and a minimum net worth test.

                 DESCRIPTION OF PREFERRED STOCK OF THE COMPANY

  The Company has authorized (a) 250,000 shares of Convertible Preferred Stock, all of which is issued and outstanding; (b) 200,000 shares of Special Preferred Stock, all of which is issued and outstanding; (c) 5 million shares, par value $0.01 per share, of Series C Preferred Stock, 777,480 shares of which is issued and outstanding; and (d) 1.0 million shares of Series D Preferred Stock, par value $0.01 per share, 456,842 shares of which is issued and outstanding.

  Set forth below is a summary of the material terms and conditions of each such class of the Company's Preferred Stock. This summary does not purport to be a complete description of the terms and conditions of such Preferred Stock and each is subject to its more detailed provisions contained in the certificate of designation relating to such class. A copy of each certificate of designation is available upon request from the Company or the Issuer.

GENERAL

  The Preferred Stock is issuable in one or more series, as determined by the Board of Directors. The Board of Directors is authorized to determine, among other things, with respect to each series which may be issued: (i) whether dividends are payable on such series, and the dividend rate and conditions and the dividend preferences, if any; (ii) whether dividends would be cumulative and, if so, the date from which dividends on such series would accumulate;
(iii) whether, and to what extent, the holders of such series would enjoy voting rights in addition to those prescribed by law; (iv) whether, and upon what terms, such series would be convertible into or exchangeable for shares of any other class of capital stock or other series of Preferred Stock; (v) whether, and upon what terms, such series would be redeemable; (vi) whether or not a sinking fund would be provided for the redemption of such series and, if so, the terms and conditions thereof; and (vii) the preference, if any, to which such series would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company. With regard to dividends, redemption and liquidation preference, any particular series of Preferred Stock may rank junior to, on a parity with or senior to any other series of Preferred Stock.

CONVERTIBLE PREFERRED STOCK

  In connection with the Merger, the Company has issued Convertible Preferred Stock to RHI with an initial liquidation preference of $25.0 million.

  Dividends. Dividends on the Convertible Preferred Stock are payable quarterly at the rate of 6% per annum in cash. If for any reason a dividend is not paid in cash when scheduled, the amount of such dividend shall accrue interest at a rate of 12% per annum until paid.

  Liquidation Preference. The Convertible Preferred Stock has a liquidation preference of $25.0 million in the aggregate plus an additional amount (the "Additional Amount") equal to the total amount of dividends the holder of the Convertible Preferred Stock would have received if dividends were paid quarterly in cash at the rate of 10% per annum for the life of the issue, minus the total amount of cash dividends actually paid (the "Liquidation Preference").

  Conversion. Each share of Convertible Preferred Stock is convertible at any time at the option of the holder into such number of Common Shares as is determined by dividing the Liquidation Preference thereof by the conversion price of $6.375. The conversion price is subject to adjustment upon occurrence of customary adjustment events including, but not limited to, stock dividends, stock subdivisions and reclassifications or combinations.

  Optional Redemption. The Convertible Preferred Stock is not redeemable at the Company's option during the first three years after issuance, but thereafter, upon 30 days' prior written notice, is redeemable at the Company's option at a redemption price of 100% of the Liquidation Preference.

  Mandatory Redemption. On the 12th anniversary date of original issuance of the Convertible Preferred Stock, the Company is required to redeem 100% of the outstanding shares of Convertible Preferred Stock at the Liquidation Preference.

  Ranking. The Company is not permitted to issue preferred stock ranking senior to the Convertible Preferred Stock as to rights on liquidation and as to payment of dividends without the approval of the holders of at least two-thirds of the issued and outstanding shares of the Convertible Preferred Stock. The Convertible Preferred Stock will rank junior to the Series C Preferred Stock of the Company and on a parity with each of the Series D preferred stock and the Special Preferred Stock with regard to the right to receive dividends and amounts distributable upon liquidation, dissolution or winding up of the Company.

  Voting Rights. The holder is entitled to appoint two directors in the aggregate to the Board of Directors in addition to other directors to which such holder is entitled (with such additional director(s) to be added in lieu of existing non-holder directors) in the following circumstances: in the event that the Company fails to make four consecutive dividend payments on the Convertible Preferred Stock, the holder will be entitled to elect one such additional director, and if eight consecutive such dividend payments fail to be made, the holder will be entitled to elect a second such additional director. The Convertible Preferred Stock has no other voting rights, except as required by law.

  Certain Restrictions. No dividends or distributions on junior or parity equity securities shall be permitted if the Company has failed to pay in full all accrued dividends or failed to satisfy its mandatory redemption obligation at maturity with respect to the Convertible Preferred Stock. No redemptions or repurchases of junior or parity equity securities (other than the Special Preferred Stock) shall be permitted while the Convertible Preferred Stock is in arrears or in default. The Company will not be permitted to create or permit to exist any contractual restriction which would restrict in any way its ability to make required payments on the Convertible Preferred Stock or the Series C Preferred Stock of the Company.

SPECIAL PREFERRED STOCK

  In connection with the Merger, the Company has issued Special Preferred Stock to RHI with an initial liquidation preference of $20.0 million.

  Dividends. There will be no dividends payable on the Special Preferred Stock until 2007 when the outstanding Special Preferred Stock will receive a dividend at a rate equal to the interest rate applicable to the Notes and calculated on the then outstanding liquidation preference.

  Liquidation Preference. The Special Preferred Stock has an initial liquidation preference of $20.0 million, increasing by $1.0 million each year after 1996 to a maximum liquidation preference of $30.0 million in 2007.

  Optional Redemption. The Special Preferred Stock is redeemable at the Company's option at any time upon 30 days' prior written notice, at a redemption price of 100% of the liquidation preference.

  Mandatory Redemption. All outstanding Special Preferred Stock is mandatorily redeemable in its entirety at 100% of liquidation preference upon a Change of Control of the Company and, in any event, in 2008. In addition, on March 31 of each year, commencing with March 31, 1997, the Company is required to redeem, at a price equal to 100% of the liquidation preference in effect from time to time, an amount (the "Required Redemption Amount") of Special Preferred Stock equal to 50% of the amount, if any, by which the consolidated earnings before interest and taxes plus depreciation and amortization ("EBITDA") of the Company and its subsidiaries exceeds the Threshold Amount (as described below) for the immediately preceding year ended on December 31.

  The Threshold Amount for each year shall be as follows:

             YEAR ENDED                     THRESHOLD
             DECEMBER 31,                   AMOUNT(A)
             ------------                  -----------
             1996......................... $47,000,000
             1997.........................  53,000,000
             1998.........................  57,500,000
             1999.........................  60,500,000
             2000.........................  63,500,000
             2001.........................  66,500,000
             2002.........................  69,500,000
             2003.........................  72,500,000
             2004.........................  75,500,000
             2005.........................  78,500,000
             2006.........................  81,500,000

- --------
(a) In the event that the Company or any subsidiary sells or disposes of any material asset or business, the Threshold Amount for each year thereafter shall be reduced by the amount of EBITDA attributable to such asset or business for the four fiscal quarters immediately preceding such sale or disposition.

  Ranking. The Company is not permitted to issue preferred stock ranking senior to the Special Preferred Stock as to rights on liquidation and as to payment of dividends without the approval of the holders of at least two-thirds of the issued and outstanding shares of the Special Preferred Stock. The Special Preferred Stock will rank junior to the Series C Preferred Stock of the Company and on a parity with the Series D preferred stock and the Convertible Preferred Stock with regard to the right to receive dividends and amounts distributable upon liquidation, dissolution or winding up of the Company.

  Certain Restrictions. No dividends, distributions, redemptions or repurchases on junior or parity equity securities shall be permitted if the Company has failed to satisfy its mandatory redemption obligations with respect to the Special Preferred Stock. The Company will not be permitted to create or permit to exist any contracted restriction which would restrict in any way the Company's payment obligations with respect to the Special Preferred Stock or the Series C Preferred Stock.

SERIES C PREFERRED STOCK

  Dividends. The holders of the Series C Preferred Stock are entitled to receive dividends in cash at the annual rate of $0.32 per share (subject to appropriate adjustment) payable in equal quarterly payments in arrears on the last day of each calendar quarter in each year. Such dividend is senior in preference and priority to any payment of any cash dividend on the Common Stock or any other capital stock of the Company and no dividend can be declared, paid or set aside for payment on any other capital stock of the Company unless all cumulative dividends on the Series C Preferred Stock have been declared and paid. The dividend is cumulative and accrues, without interest, from the first day of the quarter in which the dividend was payable.

  Liquidation Preference. Upon liquidation, dissolution or winding up of the Company, the Series C Preferred Stock is entitled to be paid a liquidation preference of $4.00 per share.

  Optional Redemption. The Company may, at the option of the Board of Directors, redeem the Series C Preferred Stock, in whole or in part by paying $6.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other similar recapitalizations affecting the Series C Preferred Stock) in cash for each share of Series C Preferred Stock redeemed.

  Voting Rights. The Series C Preferred Stock is not entitled to vote, except on issues which amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock, for which the affirmative vote of a majority of the then outstanding Series C Preferred Stock voting as a class is required.

  Conversion. Each share of Series C Preferred Stock is convertible, at the option of the holder, at any time, into such number of shares of Common Stock as is determined by dividing $4.00 by the Conversion Price in effect at the time of conversion. The "Conversion Price" at which shares of Common Stock are deliverable upon conversion, without the payment of additional consideration by the holder thereof, was initially $8.00. The Conversion Price is subject to adjustment upon the occurrence of customary adjustment events including, but not limited to, stock dividends, stock subdivisions and reclassifications, mergers or combinations. In addition, the Conversion Price shall also be adjusted upon the issuance of any additional shares of Common Stock, which may include the issuance of options or other convertible securities, without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue. As a result of the issuance of additional shares of Common Stock without consideration or for a consideration per share less than the then-current Conversion Price, the current Conversion Price is $6.09 per share.

  Ranking. With respect to dividend rights and rights on liquidation, winding up and dissolution, ranks senior and prior to the Common Stock and to any other class or series of capital stock of the Company subsequently issued.

SERIES D PREFERRED STOCK

  Dividends. The holders of the Series D Preferred Stock are entitled to receive dividends in cash at the annual rate of $0.2375 per share (subject to appropriate adjustment) payable in equal quarterly payments in arrears on the last day of each calendar quarter in each year. Such dividend is payable in preference and priority to any payment of any cash dividend on the Common Stock or any other capital stock of the Company, except the Series C Preferred Stock, and no dividend can be declared, paid or set aside for payment on any other capital stock of the Company junior to the Series D Preferred Stock unless all cumulative dividends on the Series D Preferred Stock have been declared and paid. The dividend is cumulative and accrues, without interest, from the date of issue of the Series D Preferred Stock.

  Liquidation Preference. Upon the liquidation, dissolution or winding up of the Company, the Series D Preferred Stock is entitled to be paid a liquidation preference of $4.75 per share, before any payment is made to the holders of junior securities.

  Voting Rights. The Series D Preferred Stock is not entitled to vote, except on issues which amend, alter or repeal the preferences, special rights or other powers of the Series D Preferred Stock, for which the affirmative vote of a majority of the then outstanding Series D Preferred Stock voting as a class is required.

  Conversion. Each share of Series D Preferred Stock is convertible, at the option of the holder, at any time, into one share of Common Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other similar recapitalizations affecting the Series D Preferred Stock). The conversion rate is subject to adjustment upon the occurrence of customary adjustment events including, but not limited to, stock dividends, stock subdivisions and reclassification, mergers or combinations.

  Optional Redemption. The Company may, at the option of its board of directors, redeem the Series D Preferred Stock, in whole or in part by paying $7.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other similar recapitalizations affecting the Series D Preferred Stock) in cash for each share of Series D Preferred Stock redeemed.

  Ranking. With respect to dividend rights and rights on liquidation, winding up and dissolution, ranks senior and prior to the Common Stock and junior to the Series C Preferred Stock.

                           DESCRIPTION OF THE NOTES

  The Old Notes were issued and the New Notes are to be issued under an Indenture dated as of March 1, 1996, between the Issuer, the Company, certain subsidiaries of the Issuer, and United States Trust Company of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of March 13, 1996 among the Issuer, the Company, certain subsidiaries of the Issuer, and the Trustee, and as further supplemented or amended from time to time (collectively, the "Indenture"). Upon the effectiveness of a registration statement with respect to the New Notes, the Indenture governing the New Notes will be subject to and governed by the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms, a copy of which is filed (or incorporated by reference) as an exhibit to the Registration Statement of which this Prospectus is a part. Whenever particular provisions of or terms defined in the Indenture are referred to, such provisions and defined terms are incorporated by reference as part of the statement made.

GENERAL

  The New Notes will be issued solely in exchange for an equal principal amount of outstanding Old Notes pursuant to the Exchange Offer. The terms of the New Notes will be substantially identical to the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer. ALL REFERENCES HEREIN TO THE NOTES SHALL BE DEEMED TO BE REFERENCES TO THE OLD NOTES AND/OR THE NEW NOTES, WHICHEVER ARE OUTSTANDING.

  The Notes, which mature on March 1, 2006, are limited to $162,637,000 in aggregate principal amount under the Indenture. The Old Notes were issued at a substantial discount from their principal amount and no interest is payable on the Notes until March 1, 1999. The Notes will begin to accrue interest at a rate of 12 1/4% per annum commencing March 1, 1999, and interest will be payable thereafter on March 1 and September 1 of each year. The Notes are not redeemable prior to March 1, 2001 except that, until March 1, 1999, the Issuer may redeem, at its option, up to an aggregate of 25% of the principal amount of the Notes at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings if at least $122,727,750 of the principal amount of the Notes remain outstanding after each such redemption. On or after March 1, 2001, the Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth under "Description of the New Notes--Optional Redemption" below. Upon a Change of Control, each holder of Notes may require the Issuer to repurchase such Notes at 101% of the Accreted Value thereof plus accrued interest to the date of repurchase, as described under "Description of the New Notes--Change of Control" below.

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 114 West 47th Street, New York, New York 10036-1532), except that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note register.

  The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

  The Notes will be unsecured senior subordinated obligations of the Issuer, limited to $163,637,000 aggregate principal amount at maturity, and will mature on March 1, 2006. Except as described below under "Registered Exchange Offer; Registration Rights", no interest will accrue on the Notes prior to March 1, 1999.

From and after March 1, 1999, interest on the Notes will accrue at 12 1/4% per annum from such date or from the most recent date to which interest has been paid or provided for, and will be payable semiannually to Holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing September 1, 1999. The Issuer will pay interest on overdue principal at 1% per annum in excess of such rate, and it shall pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

  Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuer prior to March 1, 2001. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after March 1 of the years set forth below:

                                            REDEMPTION
             PERIOD                           PRICE
             ------                         ----------
             2001..........................  106.125%
             2002..........................  104.083
             2003..........................  102.042
             2004 and thereafter...........  100.000

  In addition, at any time and from time to time prior to March 1, 1999, the Issuer may redeem in the aggregate up to 25.0% of the original principal amount at maturity of Notes with the proceeds of one or more Public Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Issuer and so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of Accreted Value as of the redemption date) of 112.25% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $122,727,750 aggregate principal amount at maturity of the Notes remain outstanding after each such redemption.

  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

GUARANTIES

  The obligations of the Issuer pursuant to the Notes, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, to the maximum extent permitted by law, jointly and severally, on a senior subordinated basis, by the Company and each of the Subsidiary Guarantors (collectively, the "Guarantors"). The Company is a holding company that will derive all of its operating income and cash flow from its subsidiaries, including primarily the Issuer, the common stock of which will be pledged to secure the Company's senior guarantee of all Indebtedness of the Issuer outstanding under the Credit Facility. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guaranty, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors--Fraudulent Conveyance Concerns".

  Pursuant to the Indenture, a Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation"; provided, however, that if such other Person is not the Issuer, such Guarantor's obligations under its Guaranty must be expressly assumed by such other Person. However, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Issuer or an Affiliate of the Issuer), such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty.

RANKING

  The indebtedness evidenced by the Notes and the Guaranties will be senior subordinated obligations of the Issuer and the Guarantors, as the case may be. The payment of the principal of, premium (if any) and interest on the Notes and the payment of any Guaranty is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Issuer under, and such Guarantor's Guarantee of the Issuer's obligations with respect to, the Credit Facility.

  As of March 31, 1996, (i) the Senior Indebtedness of the Issuer was approximately $130.0 million, all of which was secured indebtedness and (ii) the Senior Indebtedness of the Guarantors was approximately $133.0 million, of which $130.0 million represented guarantees of Senior Indebtedness of the Issuer under the Credit Facility. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries".

  The Notes will be senior to certain Indebtedness of the Issuer, but as of the date of this prospectus the Issuer has not issued, and has no current arrangements to issue, any significant Indebtedness to which the Notes would be senior. As a result, the Notes are effectively subordinated to essentially all currently outstanding Indebtedness of the Issuer and the Guarantors, which was approximately $133.0 million, exclusive of the debt represented by the Notes, as of March 31, 1996. The Indenture does not limit the amount of Senior Indebtedness that may be incurred by the Issuer, although the Indenture does limit the amount of Indebtedness that may be incurred by the Issuer. See "-- Certain Covenants--Limitation on Indebtedness" and "Description of the Notes-- Ranking". At March 31, 1996, the Issuer and its subsidiaries had outstanding Indebtedness, exclusive of the debt represented by the Notes, of approximately $133.0 million, and the Company had outstanding Indebtedness, exclusive of the debt represented by its guaranty of the Notes, of approximately $133.0 million. The Notes are effectively subordinated to such Indebtedness, which represents essentially all of the Indebtedness of the Issuer and its subsidiaries and the Company at such date.

  The Issuer is a holding company that will derive all of its operating income and cash flow from its subsidiaries, the common stock of which will constitute the Issuer's only material asset, all of which will be pledged to secure all indebtedness of the Issuer outstanding under the Credit Facility. Generally, claims of creditors of a subsidiary, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiary, and claims of preferred stockholders (if any) of such subsidiary generally will have priority with respect to the assets and earnings of such subsidiary over the claims of creditors of its parent company, except to the extent the claims of creditors of the parent company are guaranteed by such subsidiary. The Notes and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors

(including trade creditors) and preferred stockholders (if any) of any subsidiaries of the Issuer that are not Subsidiary Guarantors. However, on the Issue Date, the Issuer will not have any subsidiaries other than the Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Issuer's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Subsidiaries".

  Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Guaranty in accordance with the provisions of the Indenture. The Notes and each Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively. The Issuer and each Guarantor has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

  The Issuer may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not repurchase, redeem or otherwise retire or defease any Notes (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Issuer may pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Issuer may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

  Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property, the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full of such Senior Indebtedness in cash or cash equivalents before the Noteholders are entitled to receive any payment, and until such Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

  If payment of the Notes is accelerated because of an Event of Default, as described under "Defaults" below, the Issuer or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

  The Notes are unsecured obligations of the Issuer, and the Guarantees are unsecured obligations of the Company and the Subsidiary Guarantors. The indebtedness under the Credit Facility is secured by interests in substantially all of the assets of the Issuer, the Company and the Subsidiary Guarantors. Because the Notes and the Guarantees are subordinated to all present and future Senior Indebtedness and are unsecured obligations, in the event of insolvency, Noteholders may receive less, ratably, than holders of Senior Indebtedness or indebtedness of the Issuer or a Guarantor that is secured. For a description of the Credit Facility, see "Description of Certain Indebtedness of the Company and the Issuer--The Credit Facility".

  The obligations of a Guarantor under its Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Guarantor pursuant to its Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination provisions described above with respect to the Issuer's obligations under the Notes apply equally to a Guarantor and the obligations of such Guarantor under its Guaranty.

  By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or a Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Issuer or a Guarantor who are not holders of Senior Indebtedness of the Issuer or such Guarantor may recover less, ratably, than holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, and may recover more, ratably, than the Noteholders.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth in the next paragraph, the Notes will be issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

  Notes that were (i) transferred to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not qualified institutional buyers ("QIBs") or (ii) issued as described below under "--Certificated Notes" will be issued in definitive form. Upon the transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

  The Depository has advised the Issuer as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in the accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers (as defined)), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

  Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by the Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of such Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

  So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the Global Note. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any right of a holder of Notes under the Global Note. The Issuer understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the Holder of the Global Note, is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

  The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Issuer will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the Depositor and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

  Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

  Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Issuer will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

  In addition to transfers to QIBs as described above, the Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Issuer in its discretion at any time determines not to have any of the Notes represented by the Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless the Issuer determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend. Holders of certificated Notes may only transfer their Notes (i) to the Issuer or (ii) to a QIB; provided, however, that the agreement of such holder is subject to any requirement of law that the disposition of such holder's property shall at all times be and remain within its control.

EXCHANGE OFFER; REGISTRATION RIGHTS

  In connection with the initial issuance and sale of the Old Notes, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement. The Issuer is obligated pursuant to the terms of the Registration Rights Agreement, for the benefit of the holders of the Old Notes, at its cost, (i) to file the Registration Statement of which this Prospectus is a part with the SEC with respect to a registered offer to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions), on or before
     , 1996, and (ii) to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act on or before
     , 1996. The Issuer has agreed to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. The Issuer is entitled to close the Exchange Offer 30 days after the commencement thereof, provided that it has accepted all Old Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. For each Old Note surrendered to the Issuer pursuant to the Exchange Offer, the holder of such Old Note will receive a Exchange Note having a principal amount equal to that of the surrendered Old Note.

  Under existing SEC interpretations, the Exchange Notes would be freely transferable by holders other than affiliates of the Issuer after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Issuer, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Issuer is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

  A holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Issuer, as defined in Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  In the event that applicable interpretations of the staff of the SEC do not permit the Issuer to effect such a Registered Exchange Offer, or if for any other reason the Registered Exchange Offer is not consummated within 150 days of the Issue Date, or if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer, or if any holder of Notes is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer, the Issuer will, at its cost, (a) as promptly as practicable, file a shelf registration statement (the "Shelf Registration Statement") with the SEC covering resales of the Notes or the Exchange Notes, as the case may be, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until the earlier of
(i) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) three years from the Issue Date. The Issuer will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  If (i) by April 27, 1996, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC; (ii) by August 10, 1996, neither the Registered Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clause
(i) through (iii) being herein called a "Registration Default"), additional cash interest will accrue on the Notes and the Exchange Notes at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the Accreted Value of the Notes as of the Specified Date as defined, on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to the Notes.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Issuer.

CHANGE OF CONTROL

  The occurrence of any of the following events will constitute a "Change of Control" under the Indenture:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or STFI, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Issuer; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in

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  the aggregate a lesser percentage of the total voting power of the Voting
  Stock of the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), a person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a another corporation (the "parent corporation"), if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 30% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

    (ii) one or more Permitted Holders collectively own beneficially, directly or indirectly, shares representing more than 49% of the total voting power of the outstanding Voting Stock of the Issuer or STFI; provided, however, a Person shall be deemed to beneficially own any Voting Stock of a specified corporation or other entity held by another corporation or other entity (the "parent entity") if such Person ownes beneficially more than 49% of the total voting power of the Voting Stock of such parent entity;

    (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of 60% of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

    (iv) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer to another Person (other than a Person that is controlled by the Permitted Holders) and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

  Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in the immediately succeeding paragraph.

  There can be no assurance that the Issuer will have sufficient funds to repurchase the Notes upon a Change of Control. Moreover, the Credit Facility limits the ability of the Issuer to repay Indebtedness that is junior to the indebtedness under the Credit Facility and provides that a change of control, as defined in the Credit Facility, shall be an event of default that may result in acceleration of the Issuer's obligation to repay indebtedness outstanding under the Credit Facility. In addition, the Indenture provides that the Issuer may not pay principal of, premium (if any) or interest on, the Notes, and may not repurchase, redeem or otherwise retire of defease any Notes if, among other things, any Designated Senior Indebtedness has not been paid when due or if any other default with respect to Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated. See "--Ranking". The provisions of the Credit Facility and the Indenture described above impose substantial limitations on the ability of the Issuer to repurchase the Notes in the event of a Change of Control.

  Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the

Issuer to purchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);
(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

  The Issuer shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  The provisions relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the consent of the Holders of a majority in principal amount of the Notes. The Board of Directors of the Issuer cannot waive the operation of the requirement that the Issuer offer to repurchase the Notes after a Change of Control.

  The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings. Restrictions on the ability of the Issuer to incur additional Indebtedness are contained in the covenants described under "--Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries". Under certain circumstances, this provision may have the effect of deterring mergers, tender offers or other takeover attempts involving the Issuer or the Company, and could have an adverse effect upon the market price of the Company's securities or the ability of the Company or the Issuer to obtain additional financing in the future. The Indenture does not contain any provisions that would afford holders of the Notes any protection in the event of a highly leveraged or similar transaction, which may adversely affect holders of the Notes. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

  The Credit Facility prohibits the Issuer from purchasing any Notes prior to March 31, 2003, and will also provide that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

  Future senior indebtedness of the Issuer may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such senior indebtedness to be repurchased upon a Change of

Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

  The Indenture contains covenants including, among others, the following:

  Limitation on Indebtedness. (a) The Issuer shall not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio would be equal to or greater than 2.0 to 1.0 if such Indebtedness is Incurred prior to March 1, 1998 or 2.25 to 1.0 if such Indebtedness is Incurred thereafter.

  (b) Notwithstanding the foregoing paragraph (a), the Issuer may Incur any or all of the following Indebtedness: (1) Indebtedness Incurred pursuant to the Revolving Credit Provisions of the Credit Facility or any other revolving credit facility in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
(1) and then outstanding, does not exceed $25.0 million; (2) Indebtedness Incurred pursuant to the Term Loan Provisions of the Credit Facility or any other credit or loan agreement or indenture in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (2) and then outstanding, does not exceed (A) $120.0 million less (B) the aggregate amount of all principal repayments of any such Indebtedness made after the Issue Date (other than any such principal repayments made as a result of the Refinancing of any such Indebtedness); (3) Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Issuer; (4) the Notes; (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause
(1), (2), (3) or (4) of this covenant); (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4) or (5) or this paragraph (6); (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Issuer pursuant to the Indenture; and (8) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Issuer outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (7) above or paragraph (a)), when aggregated with all Indebtedness then outstanding pursuant to clause (a)(v) of the covenant described under "--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries," does not exceed $5.0 million.

  (c) Notwithstanding the foregoing, the Issuer shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

  (d) Notwithstanding paragraphs (a) and (b) above, (i) the Issuer shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness and (ii) the Issuer shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

  (e) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries.
(a) The Issuer shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except:

    (i) Indebtedness or Preferred Stock issued to and held by the Issuer or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Issuer or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

    (ii) Indebtedness or Preferred Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer) and Refinancing Indebtedness Incurred in respect thereof; provided, however, that such Refinancing Indebtedness shall only be permitted under this clause (ii) to the extent Incurred by the Subsidiary that originally Incurred such Indebtedness;

    (iii) in the case of a Subsidiary Guarantor, (A) any Guarantee of Indebtedness of the Issuer and (B) any Indebtedness consisting of Liens securing any Guarantee permitted pursuant to this clause (iii);

    (iv) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness described in clause (i) or (ii) of this paragraph (a));

    (v) Indebtedness represented by Capital Lease Obligations Incurred for the purpose of financing all or any part of the purchase price of equipment used in a Related Business or Incurred to Refinance any such purchase price; provided, however, that the amount of Indebtedness outstanding at any time pursuant to this clause (v), when aggregated with all Indebtedness then outstanding pursuant to clause (b)(8) of the covenant described under "--Limitation on Indebtedness," shall not exceed $5.0 million; and

    (vi) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in the foregoing clause (iv) or this clause
  (vi).

  (b) Notwithstanding the foregoing, the Issuer shall not permit any Subsidiary Guarantor to Incur any Indebtedness pursuant to the foregoing paragraph (a) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Subsidiary Guaranty of such Subsidiary Guarantor to at least the same extent as such Subordinated Obligations.

  (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  (d) Notwithstanding paragraphs (a) and (b) above, the Issuer shall not permit any Subsidiary Guarantor to Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor, unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor or (ii) any Secured Indebtedness that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's Guarantee of the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

  Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant

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described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Adjusted Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) plus the aggregate cash capital contributions received by the Issuer subsequent to the Issue Date; (C) the amount by which Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date, of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of or cash capital contribution in respect of Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale and any such cash capital contribution shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) the declaration and payment of a dividend or other distribution by the Issuer to STFI the proceeds of which are to be used promptly by STFI for (A) the payment of cash dividends on the Designated Preferred Stock at a rate not in excess of 6% per annum of the liquidation preference of the Designated Preferred Stock or (B) the payment of cash dividends on the Company's Series C Preferred Stock and Series D Preferred Stock; provided, however, that the maximum amount of cash dividends on such Series C Preferred Stock and Series D Preferred Stock in any calendar year shall not exceed $0.5 million; provided further, however, that the payments of all such dividends and distributions made pursuant to this clause (iv) shall be included in the calculation of the amount of Restricted Payments; or (v) the declaration and payment of a dividend or other distribution by the Issuer to STFI the proceeds of which are to be used for
(A) legal, accounting and other professional fees incurred by STFI and any fees and expenses payable by STFI that are associated with registration statements and periodic reports filed with the SEC or (B) the dividends, redemptions and other payments to be made by STFI on the Issue Date in connection with the Acquisition; provided, however, that the payments of all such dividends and distributions made pursuant to this clause (v) shall be excluded in the calculation of the amount of Restricted Payments.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) to make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

  Limitation on Sales of Assets and Subsidiary Stock. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Issuer elects (or is required by the terms of any Senior Indebtedness of the Issuer), to prepay, repay, redeem or purchase Senior Indebtedness of the Issuer or Indebtedness (other than any Disqualified Stock or, in the case of a Subsidiary Guarantor, any Subordinated Obligations) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Issuer elects, to invest in Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash in excess of $250,000 in any fiscal year after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject the conditions contained in the Indenture; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) to (x) the acquisition by the Issuer or any Wholly Owned Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness (other than any Disqualified Stock) of the Issuer (other than Indebtedness owed to an Affiliate of the Issuer) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Issuer or an Affiliate of the Issuer), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Issuer or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Issuer and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

  For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Issuer or any Restricted Subsidiary and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Issuer or any Restricted Subsidiary from the transferee that are promptly converted by the Issuer or such Restricted Subsidiary into cash.

  (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(ii)(C) above, the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer for the Notes (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their Accreted Value plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes (and any other Senior Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Issuer will be required to apply the remaining Net Available Cash in accordance with clause
(a)(ii)(D) above. The Issuer shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

  (c) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

  Limitation on Affiliate Transactions. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an "Affiliate Transaction") unless the terms thereof
(1) are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by nationally recognized investment banking firm to be fair, from a financial standpoint to the Issuer and its Restricted Subsidiaries.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments", (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time; (v) the payment of reasonable fees to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries; and (vi) any Affiliate Transaction between the Issuer and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Issuer shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to the Issuer or a Wholly Owned Subsidiary or (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

  Merger and Consolidation. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by such Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing, (iii) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness";
(iv) immediately after giving effect to such transaction, the Successor Issuer shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Issuer prior to such transaction; and (v) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

  The Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

  The Company shall not, and the Issuer will not permit any Subsidiary Guarantor to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) in the case of the Company, such Person is not the Issuer or any Restricted Subsidiary; (ii) the resulting, surviving or transferee Person (if not the Company or such Subsidiary, as the case may be) shall be a Person organized and existing under the laws of the jurisdiction under which the Company or such Subsidiary, as applicable, was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by an amendment to the Indenture, in a form satisfactory to the Trustee, all the obligations of the Company or such Subsidiary (as applicable) under its Guaranty; and (iii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

  Unrestricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to engage in the business of shared telecommunications services in commercial office buildings.

  Future Guarantors. The Issuer shall cause each Subsidiary that Guarantees any Indebtedness of the Issuer to become a Subsidiary Guarantor under the Indenture and thereby Guarantee the Notes on the terms and conditions set forth in the Indenture.

  SEC Reports. Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

DEFAULTS

  An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuer to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above, (iv) the failure by the Issuer or STFI, as applicable, to comply for 30 days after notice with any of its obligations in the covenants described above under "--Change of Control" (other than a failure to purchase Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness", "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries", "--Limitation on Restricted Payments", "--Limitation on Restrictions on Distributions from Restricted Subsidiaries", "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "--Limitation on Affiliate Transactions", "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries", "--Unrestricted Subsidiaries", "--Future Guarantors" or "--SEC Reports", (v) the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Issuer, STFI or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer, STFI or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $5.0 million is rendered against the Issuer, STFI or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision") or (ix) a Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or a Guarantor denies or disaffirms its obligations under its Guaranty. However, a default under clauses (iv), (v) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the Accreted Value of and accrued but unpaid interest on all the Notes to be due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the Default Amount on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal (or Accreted Value) of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal or Accreted Value of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note,
(vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions,
(viii) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders or (ix) make any change in any Guaranty that would adversely affect the Noteholders.

  Without the consent of any holder of the Notes, the Issuer and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes including any new Subsidiary Guarantors, to secure the Notes, to add to the covenants of the Issuer for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

  The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Indenture becomes effective, the Issuer is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

  The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

  The Issuer at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust (as defined) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses (iii) and (iv) of the first paragraph and clause (iii) of the third paragraph under "--Certain Covenants-- Merger and Consolidation" above ("covenant defeasance").

  The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Issuer to comply with clause (iii) or (iv) of the first paragraph or the Company or the Issuer to comply with clause (iii) of the third paragraph under "--Certain Covenants--Merger and Consolidation" above. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

  In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

  U.S. Trust Company of New York is to be the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

  The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of Notes:

  (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

                                                                     ACCRETED
                         SEMI-ANNUAL ACCRUAL DATE                      VALUE
                         ------------------------                    ---------
      March 13, 1996................................................ $  702.77
      September 1, 1996.............................................    742.87
      March 1, 1997.................................................    788.37
      September 1, 1997.............................................    836.66
      March 1, 1998.................................................    887.90
      September 1, 1998.............................................    942.29
      March 1, 1999.................................................  1,000.00

  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is March 13, 1996, the denominator of which is 169); and

  (iii) if the Specified Date occurs after the last Semi-Annual Accrual Date, $1,000.

  "Acquisition" means the merger of Fairchild Industries Inc. with and into Shared Technologies Inc. as described in this Prospectus.

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

  "Adjusted Consolidated Net Income" means, for any period, the Consolidated Net Income for such period plus, to the extent deducted therefrom, the consolidated amortization of goodwill of the Issuer and its consolidated Subsidiaries for such period related to the Acquisition.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments", "--Certain Covenants-- Limitation on Affiliate Transactions" and "--Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a

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merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary or
(iii) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (y) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Wholly Owned Subsidiary and (z) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments").

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at an interest rate which would be applicable to Capital Lease Obligations with a like term in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Bank Indebtedness" means any and all amounts payable by the Issuer or any Subsidiary Guarantor under or in respect of the Credit Facility or any facility that refinances or replaces the Credit Facility, in each case, as amended, refinanced or replaced from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

  "Banks" has the meaning specified in the Credit Facility.

  "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

  "Business Day" means each day which is not a Legal Holiday.

  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however,

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that (1) if the Issuer or any Restricted Subsidiary has Incurred any
Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness has been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuer or its Restricted Subsidiaries, (i) interest expense attributable to capital leases and one-third of the rental expense attributable to operating leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses,
(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Issuer or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Issuer or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust.

  "Consolidated Net Income" means, for any period, the net income of the Issuer and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net

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income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that (A) subject to the exclusion contained in clause
(iv) below, the Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Issuer or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Issuer and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Issuer ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Issuer plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

  "Credit Facility" means the Credit Agreement dated as of March 12, 1996, as amended from time to time, among the Company, the Issuer, the Lenders referred to therein and the Banks referred to therein, Credit Suisse, as Administrative Agent and Collateral Agent, Citicorp USA, Inc. and NationsBank, N.A., as Documentation Agent.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Preferred Stock" means the 6% Cumulative Convertible Preferred Stock issued by the Company in connection with the Acquisition.

  "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Issuer which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Issuer in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

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

  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Change of Control".

  "EBITDA" for any period means the sum of Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) all income tax expense of the Issuer, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (e) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, and other non-cash items with respect to, a Subsidiary of the Issuer shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statuses, rules and governmental regulations applicable to such Subsidiary or its stockholders.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (ii) statements and pronouncements of the Financial Accounting Standards Board (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

  "Guarantors" means STFI and the Subsidiary Guarantors.

  "Guaranty" means the Guarantee of the Notes by STFI and the Subsidiary Guarantors pursuant to the Indenture.

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

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such

Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

  "Issue Date" means the date on which the Notes are originally issued.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Permitted Holders" means Jeffrey J. Steiner and his "associates" (as defined in Rule 12b-2 under the Exchange Act as in effect on the Issue Date, except that a person shall not be an "associate" for purposes of the Indenture solely because such person comes within the definition of such term in clause
(a) of such Rule) and his Affiliates.

  "Permitted Investment" means an Investment by the Issuer or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such consessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary; and (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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

  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

  "Public Equity Offering" means an underwritten primary public offering of common stock of STFI pursuant to an effective registration statement under the Securities Act.

  "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of STFI has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Issuer or (y) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

  "Related Business" means any business related, ancillary or complementary to the businesses of the Issuer and the Restricted Subsidiaries on the Issue Date.

  "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

  "Restricted Subsidiary" means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

  "Revolving Credit Provisions" means the provisions in the Credit Facility pursuant to which the lenders have committed to make available to the Issuer a revolving credit facility in a maximum principal amount of $25.0 million.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

  "SEC" means the Securities and Exchange Commission.

  "Secured Indebtedness" means any Indebtedness of the Issuer secured by a Lien.

  "Senior Indebtedness" with respect to any Person means (i) the Bank Indebtedness, (ii) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred and (iii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the applicable Guaranty, as the case may be; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary or such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which by its terms is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture, it being understood that, in the case of this clause (5), all Bank Indebtedness shall at all times constitute Senior Indebtedness.

  "Senior Subordinated Indebtedness" with respect to any Person means the Notes (in the case of the Issuer) or the Guaranty of such Person (in the case of a Guarantor) and, in each case, any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer or such Guarantor, respectively, which is not Senior Indebtedness of such Person.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "STFI" means Shared Technologies Fairchild Inc., a Delaware corporation.

  "STFC Guarantors" means each of STFI and the Subsidiary Guarantors.

  "Subordinated Obligation" means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

  "Subsidiary Guarantor" means each Subsidiary of the Issuer that guarantees any Indebtedness of the Issuer.

  "Subsidiary Guaranty" means the Guaranty by a Subsidiary Guarantor of the Issuer's obligations with respect to the Notes.

  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

  "Term Loan Provisions" means the provisions in the Credit Facility pursuant to which the lenders commit to make available to the Issuer $120.0 million of credit facilities in the form of either amortizing term loans or letters of credit.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

ORIGINAL ISSUE DISCOUNT

  This summary addresses the material U.S. federal income tax consequences involving or related to original issue discount for holders of the Notes who are U.S. domestic corporations, citizens or residents of the United States, or are otherwise subject to U.S. net income tax with respect to ownership and disposition of the Notes ("U.S. Holders"). This summary is based on the Internal Revenue Code of 1986 as amended to the date hereof, administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. This summary applies only to U.S. Holders who hold the Notes as capital assets. It does not discuss all of the tax consequences that may be relevant to a holder of the Notes in light of such person's particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, insurance companies, dealers in securities and other holders who are not U.S. Holders or whose functional currency is not the U.S. dollar. The Issuer has received an opinion of Gadsby & Hannah, counsel to the Issuer, that the following summary of U.S. federal income tax consequences is an accurate summary of the material U.S. federal income tax consequences relevant to an investment in the Notes by U.S. Holders, but such counsel is unable to opine on specific U.S. federal income tax consequences of any investment in, or disposition of, the Notes. All prospective purchasers of the Notes should consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Notes.

  Original Issue Discount Generally. The Notes will be issued with original issue discount for U.S. federal income tax purposes. The amount of original issue discount ("OID") on a Note is the excess of its "stated redemption price at maturity" (the sum of all payments to be made on the Note, whether denominated as interest or principal), over its "issue price" (the initial price at which a substantial portion of the Notes are sold, not including sales to bond houses, brokers or similar persons or organizations acting as underwriters). Accordingly, each holder of the Notes generally will be required to include such OID in income as it accrues under a constant yield method in advance of cash payments attributable to such income (regardless of whether the holder is a cash or accrual basis taxpayer). The Company will report annually to the Internal Revenue Service ("IRS") and to record holders of the Notes information with respect to OID accruing during the calendar year. The amount of OID includible in income by an initial holder of the Notes is equal to the sum of the daily portions of OID for each day during the taxable year or portion of taxable year on which such holder held such Notes ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The accrual periods for the Notes will be March 13, 1996 to August 31, 1996 and September 1, 1996 to February 28, 1997, and thereafter, the semiannual period commencing on March 1 and September 1 of each year that the Notes are outstanding. The amount of OID that is allocable to an accrual period is generally equal to the product of the adjusted issue price of the Notes at the beginning of the accrual period (the issue price of the Notes, generally increased by all prior accruals of OID and reduced by any prior cash payments on the Notes) and the yield-to-maturity of the Notes (the discount rate, which, when applied to all payments under the Notes, results in a present value equal to the issue price of the Notes). In the case of the final accrual period, the allocable OID is the difference between the amount payable at maturity and the adjusted issue price of the Notes at the beginning of the accrual period. Each payment made under a Note (except for any payments of qualified stated interest and certain early redemption payments) will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal (which is not includible in income).

  Deductibility of Original Issue Discount and Related Consequences to Corporate Holders of the Notes. It is possible that the Notes will constitute applicable high yield discount obligations ("HYDOs") if their yield to maturity is equal to or greater than the sum of the applicable federal rate ("AFR") for debt instruments issued in March 1996 (namely 5.98%), plus five percentage points, and the Notes are issued with significant OID. If the Notes are HYDOs, the Company will not be entitled to deduct OID that accrues with respect to the Notes until amounts attributable to such OID are paid. In addition, if the yield to maturity of the Notes exceeds the sum of the relevant AFR plus six percentage points (the "excess yield"), the Company's deduction for the "disqualified portion" of the OID accruing on the Notes will be disallowed. In general, the "disqualified portion" of the OID for any accrual period will be equal to the product of (i) the excess yield divided by the yield to maturity on the Notes, and (ii) the OID for the accrual period. Holders that are U.S. corporations will generally be entitled to a dividend received deduction (generally at a 70% rate) with respect to any disqualified portion of the accrued OID to the extent that the Company has sufficient current or accumulated earnings and profits. If the disqualified portion exceeds the Company's current and accumulated earnings and profits, the excess will continue to be taxed to Holders as OID income in accordance with rules described above under "Original Issue Discount Generally".

  Sale, Redemption or Other Taxable Disposition of the Notes. Generally, any sale, redemption or other taxable disposition of Notes by a holder will result in taxable gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property received with respect to such taxable sale, redemption or other disposition and (ii) the holder's adjusted tax basis in the Notes. An initial holder's adjusted tax basis in the Notes will generally equal the issue price of the Notes, increased by any accrued OID includible in such holder's gross income and decreased by any cash payments received by such holder with respect to the Notes. Any gain or loss upon a sale or other disposition of the Notes will generally be capital gain or loss, and will be long term if the Notes have been held by the holder for more than one year. As described below, an exchange of New Notes for Old Notes should not be a sale or exchange or otherwise a taxable event. See "The Exchange Offer".

  Election to Treat All Interest as Original Issue Discount. A Holder may elect to treat all "interest" on any Notes as original issue discount and calculate the amount includible in gross income under the method described above. For this purpose, "interest" includes stated and unstated interest, original issue discount, acquisition discount, market discount and de minimis market discount, as adjusted by any acquisition premium. The election is made for the taxable year in which the Holder acquired the Note and may not be revoked without the consent of the Internal Revenue Service.

  Acquisition Premium. A Holder that purchases a Note at a purchase price greater than the adjusted issue price of the Note but less than its stated redemption price at maturity will be considered to have purchased the Note at an "acquisition premium" equal to such excess. A Holder is permitted to reduce the original issue discount otherwise includible for each accrual period by an amount equal to the product of (i) the amount of such original issue discount otherwise includible for such period, and (ii) a fraction, the numerator of which is the acquisition premium and denominator of which is the excess of the amounts payable on the Note after the purchase date over the adjusted issue price of the Note.

  Market Discount. A Holder (other than an initial holder) that purchases a Note at a purchase price less than the adjusted issue price will be considered to have purchased the Note at a "market discount" equal to such difference. Market discount, however, will be considered to be zero if such market discount is less than 0.25% of the stated redemption price at maturity of a Note multiplied by the number of complete years to maturity remaining after the date of its purchase. Any principal payment or gain realized by a Holder on disposition or retirement of a Note will be treated as ordinary income to the extent that there is accrued market discount on the Note. Unless a Holder elects to accrue market discount under a constant-interest method, a Holder's accrued market discount on any date will equal the total market discount multiplied by a fraction, the numerator of which is the number of days the Holder has held the obligation and the denominator of which is the number of days from the date of the Holder acquired the obligation until its maturity. A Holder generally will be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount, unless the Holder elects to include accrued market discount in income currently on all market discount instruments acquired by the Holder in the taxable year or thereafter. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and, in general, is allowed as a deduction not later than the year in which such market discount is includible in income.

  Backup Withholding. Under certain circumstances, an individual holder may be subject to backup withholding at a 31% rate on payments received with respect to the Notes. This withholding generally applies only if the holder (i) fails to furnish his or her taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that the holder has failed to properly report payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is generally allowable as a credit against such holder's federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

THE EXCHANGE OFFER

  This summary addresses the material U.S. federal income tax consequences involving or related to the exchange of Old Notes for New Notes for U.S. Holders. This summary is based on the Internal Revenue Code of 1986 as amended to the date hereof, administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. As with the discussion of "Original Issue Discount Generally", above, this summary applies only to U.S. Holders who hold the Notes as capital assets and it does not discuss all of the tax consequences that may be relevant to a holder of the Notes in light of such persons's particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, insurance companies, dealers in securities and other holders who are not U.S. Holders or whose functional currency is not the U.S. dollar. The Issuer has received an opinion of Gadsby & Hannah, counsel to the Issuer, that the following summary of U.S. federal income tax consequences is an accurate summary of the material U.S. federal income tax consequences relevant to an investment decision to exchange the Old Notes for the New Notes by U.S. Holders, but such counsel is unable to opine on specific U.S. federal income tax consequences of any investment in, or disposition of, the Notes. All Holders of the Old Notes should consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the exchange of Old Notes for New Notes.

  The exchange of Old Notes for New Notes should not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. Accordingly, the New Notes should have the same issue price as the Old Notes, and a holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

  HOLDERS OF THE OLD NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE OLD NOTES AND THE NEW NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE FUTURE CHANGES IN SUCH TAX LAWS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until    , 1996, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

  The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the New Notes offered hereby will be passed upon for the Company and the Issuer by Gadsby & Hannah LLP, 125 Summer Street, Boston, Massachusetts 02110.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The consolidated financial statements of STFI for the years ended December 31, 1994 and 1995 included in this Prospectus have been audited by Rothstein, Kass & Company, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of Rothstein, Kass & Company, P.C. as experts in giving such reports.

  The consolidated financial statements of FII included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of Arthur Andersen LLP firm as experts in giving such reports.

                     ADDITIONAL AND AVAILABLE INFORMATION


  The Issuer has filed with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-4 under the Securities Act and the rules and regulation promulgated thereunder, with respect to the exchange of the Old Notes for the New Notes offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration

Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Issuer and the New Notes, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. The Company is also required to file proxy statements with the SEC. Such reports and other information filed by the Company with the SEC in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the SEC upon payment of the prescribed fees. The Company's Common Stock is listed on the Nasdaq National Market. Copies of such reports and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                                                                           PAGE
                                                                           ----
Unaudited Financials
  Consolidated Balance Sheets as of March 31, 1996 and December 31, 1995..  F-2
  Consolidated Statements of Operations for the Three Months Ended March
   31, 1996 and 1995......................................................  F-3
  Consolidated Statements of Cash Flows for the Three Months Ended March
   31, 1996 and 1995......................................................  F-4
  Consolidated Statements of Stockholders' Equity for the Three Months
   Ended March 31, 1996...................................................  F-5
  Notes to Consolidated Financial Statements..............................  F-6
Audited Financials
  Report of Rothstein, Kass & Company, P.C., Independent Auditors......... F-10
  Consolidated Balance Sheets as of December 31, 1995 and 1994............ F-11
  Consolidated Statements of Operations--The Years Ended December 31,
   1995, 1994 and 1993.................................................... F-12
  Consolidated Statements of Stockholders' Equity--The Years Ended Decem-
   ber 31, 1995, 1994 and 1993............................................ F-13
  Consolidated Statements of Cash Flows--The Years Ended December 31,
   1995, 1994 and 1993.................................................... F-14
  Notes to Consolidated Financial Statements--The Years Ended December 31,
   1995, 1994 and 1993.................................................... F-16
                   FAIRCHILD INDUSTRIES, INC. AND SUBSIDIARY

Post-Recapitalization/Merger Financials
  Report of Arthur Andersen LLP, Independent Public Accountants........... F-29
  Consolidated Balance Sheets as of June 30, 1994 and 1995 and December
   31, 1995 (unaudited)................................................... F-32
  Consolidated Statements of Income for the Years Ended June 30, 1993,
   1994 and 1995 and the six months ended December 31, 1994 and 1995 (un-
   audited)............................................................... F-34
  Consolidated Statements of Changes in Stockholders' Equity--The Three
   Years Ended June 30, 1993, 1994 and 1995 and the six months ended De-
   cember 31, 1995 (unaudited)............................................ F-35
  Consolidated Statements of Cash Flows for the Years Ended June 30, 1993,
   1994 and 1995 and the six months ended December 31, 1994 and 1995 (un-
   audited)............................................................... F-36
 Notes to Consolidated Financial Statements............................... F-37

                    SHARED TECHNOLOGIES FAIRCHILD, INC.

                        CONSOLIDATED BALANCE SHEETS

                   MARCH 31, 1996 AND DECEMBER 31, 1995

                              (IN THOUSANDS)

                                (UNAUDITED)

                                                        MARCH 31,  DECEMBER 31,
                                                          1996         1995
                                                        ---------  ------------
                        ASSETS
Current assets:
  Cash................................................  $  6,169     $    476
  Accounts receivable, less allowance for doubtful
   accounts of $803 in 1996 and $410 in 1995..........    32,763        9,855
  Advances to subsidiary..............................     1,053          985
  Other current assets................................     3,609          754
                                                        --------     --------
      Total current assets............................    43,594       12,070
                                                        --------     --------
Equipment:
  Property & Equipment................................    89,650       34,953
  Accumulated depreciation............................   (22,107)     (18,305)
                                                        --------     --------
                                                          67,543       16,648
                                                        --------     --------
Other Assets:
  Investment in subsidiary............................       758        1,581
  Intangible assets...................................   270,952       11,543
  Deferred income taxes...............................       560          560
  Other...............................................       461          461
                                                        --------     --------
                                                         272,731       14,145
                                                        --------     --------
      Total assets....................................  $383,868     $ 42,863
                                                        ========     ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long term debt and capital lease
   obligations........................................  $ 20,138     $  2,870
  Accounts payable....................................    18,442        9,035
  Accrued expenses....................................     8,664        2,221
  Due to affiliate....................................     6,470
  Advanced billings...................................     7,389        1,337
                                                        --------     --------
    Total current liabilities.........................    61,103       15,463
                                                        --------     --------
  Long-Term Debt and Capital Lease Obligations less
   current portion....................................   228,411        4,128
                                                        --------     --------
Redeemable Put Warrant................................       440          428
                                                        --------     --------
Convertible preferred stock, $.01 par value,
 authorized 250 shares, outstanding 250 shares in 1996
 and no shares in 1995................................    25,000          --
                                                        --------     --------
Special preferred stock, $.01 par value, authorized
 200 shares, outstanding 200 shares in 1996 and no
 shares in 1995.......................................    20,000          --
                                                        --------     --------
Stockholders' equity:
  Preferred Stock, $.01 par value, authorized 25,000
   shares:
    Series C, outstanding 907 shares in 1996 and
     1995.............................................         7            9
    Series D, outstanding 282 shares in 1996 and 457
     in 1995..........................................         5            5
  Common Stock; $.004 par value, 50,000 shares autho-
   rized, outstanding 14,740 shares in 1996 and 8,506
   shares in 1995.....................................        59           34
  Additional paid-in capital..........................    72,508       44,777
  Accumulated deficit.................................   (23,665)     (21,981)
                                                        --------     --------
      Total stockholders' equity......................    48,914       22,844
                                                        --------     --------
      Total liabilities and stockholders' equity......  $383,868     $ 42,863
                                                        ========     ========

The accompanying notes are an integral part of these financial statements.

                    SHARED TECHNOLOGIES FAIRCHILD INC.

                   CONSOLIDATED STATEMENTS OF OPERATIONS

  FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 (IN THOUSANDS EXCEPT PER
                          SHARE DATA) (UNAUDITED)

                                                            MARCH 31, MARCH 31,
                                                              1996      1995
                                                            --------- ---------
Revenue:
  Shared telecommunications services.......................  $13,230   $ 8,334
  Telecommunications systems...............................    4,952     2,483
  Cellular services........................................      --      2,026
                                                             -------   -------
    Total Revenue..........................................   18,182    12,843
                                                             -------   -------
Cost of Revenue:
  Shared telecommunications services.......................    6,426     4,730
  Telecommunications services..............................    4,011     1,955
  Cellular services........................................      --      1,067
                                                             -------   -------
    Total Cost of Revenue..................................   10,437     7,752
                                                             -------   -------
Gross Margin...............................................    7,745     5,091
Selling, General & Administrative Expenses.................    6,783     4,657
                                                             -------   -------
Operating Income...........................................      962       434
Other income (expense):
  Equity in loss of subsidiary.............................     (958)      --
  Net Interest expense.....................................   (1,259)     (144)
  Minority Interest In Net (Income) Loss of Subsidiaries...      --         10
                                                             -------   -------
Income (loss) before income taxes and extraordinary item...   (1,255)      300
Income tax.................................................      (21)      (15)
                                                             -------   -------
Income before extraordinary item...........................   (1,276)      285
Extraordinary item, loss on early retirement of debt.......     (310)      --
                                                             -------   -------
Net income (loss)..........................................   (1,586)      285
Preferred stock dividends..................................      (86)      (99)
                                                             -------   -------
Net Income (loss) applicable to comon stock................  $(1,672)  $   186
                                                             =======   =======
Income (loss) per common share:
  Income (loss) before extraordinary item..................  $ (0.14)  $  0.02
  Extraordinary item.......................................    (0.03)      --
                                                             -------   -------
Net Income (loss)..........................................  $ (0.17)  $  0.02
                                                             =======   =======
Weighted Average Shares Outstanding........................    9,965     8,578

The accompanying notes are an integral part of these financial statements.

                    SHARED TECHNOLOGIES FAIRCHILD INC.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 (IN THOUSANDS) (UNAUDITED)

                                                           MARCH 31,  MARCH 31,
                                                             1996       1995
                                                           ---------  ---------
Cash Flows Used in Operating Activities
  Net Income (loss)....................................... $  (1,586)   $ 285
  Adjustments:
   Extraordinary loss on early retirement of debt.........       310      --
   Depreciation and amortization..........................     1,759    1,049
   Provision for doubtful accounts........................        50       40
   Equity in loss of subsidiary...........................       958
   Minority interest in net income of subsidiaries........       (10)
   Amortization of discount on note.......................        14       21
   Change in Assets and Liabilities
     Accounts receivable..................................     2,255     (193)
     Other current assets.................................      (283)    (213)
     Other assets.........................................       --      (217)
     Accounts payable.....................................    (2,170)       5
     Accrued expenses.....................................       205     (246)
     Advanced billings....................................       (50)     (32)
                                                           ---------    -----
Net cash provided by operating activities.................     1,462      489
                                                           ---------    -----
Cash Flows Used in Investing Activities
  Purchases of equipment..................................      (749)    (775)
  Investments in subsidiaries.............................      (203)     --
  Acquisitions, net of cash acquired......................    (2,108)     --
                                                           ---------    -----
Net cash used in investing activities.....................    (3,060)    (775)
                                                           ---------    -----
Cash Flows From Financing Activities:
  Preferred stock dividends...............................       (86)     (97)
  Repayments of notes payable, long-term debt and capital
   lease obligations......................................  (187,432)    (662)
  Borrowings under notes payable and long-term debt.......   244,999      --
  Payments to affiliate...................................    (1,937)     --
  Deferred finance costs..................................    (7,676)
  Proceeds from sales of common stock.....................         4    1,173
  Retirement FII preferred stock..........................   (40,581)
                                                           ---------    -----
Net cash provided by financing activities.................     7,291      414
                                                           ---------    -----
Net increase in cash......................................     5,693      128
Cash, Beginning of Period.................................       476      172
                                                           ---------    -----
Cash, End of Period....................................... $   6,169    $ 300
                                                           =========    =====
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for--
    Interest.............................................. $     443    $ 150
    Income taxes.......................................... $      26    $  33
  Non cash transactions
    Issuance of common stock to acquire FII...............    27,750      --
    Issuance of preferred stock to acquire FII............    45,000      --

The accompanying notes are an integral part of these financial statements.

                    SHARED TECHNOLOGIES FAIRCHILD INC.

              CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    FOR THE PERIOD ENDED MARCH 31, 1996

                              (IN THOUSANDS)

                                (UNAUDITED)

                             SERIES C              SERIES D
                          PREFERRED STOCK       PREFERRED STOCK     COMMON STOCK  ADDITIONAL                 TOTAL
                          ------------------    -----------------   -------------  PAID-IN   ACCUMULATED STOCKHOLDERS'
                          SHARES     AMOUNT     SHARES    AMOUNT    SHARES AMOUNT  CAPITAL     DEFICIT      EQUITY
                          --------   -------    -------   -------   ------ ------ ---------- ----------- -------------
Balance, January 1,
 1996...................        907   $     9        457   $     5   8,506  $34    $44,777    $(21,981)     $22,844
Preferred stock
 dividends..............                                                                           (86)         (86)
Dividend accretion of
 redeemable put
 warrant................        --        --         --        --                                  (12)         (12)
Issuance of Common
 Stock..................        --        --         --        --    6,000   24     27,726                   27,750
Conversions of Preferred
 Stock..................       (175)       (2)                         227    1          1         --
Exercise of common stock
 options and warrants...        --        --         --        --        7  --           4                        4
Net loss................        --        --         --        --                               (1,586)      (1,586)
                           --------   -------    -------   -------  ------  ---    -------    --------      -------
Balance, March 31,
 1996...................        732   $     7        457   $     5  14,740  $59    $72,508    $(23,665)     $48,914
                           ========   =======    =======   =======  ======  ===    =======    ========      =======

 The acompanying notes are an integral part of these financial statements.

                      SHARED TECHNOLOGIES FAIRCHILD INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1996
                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

  The consolidated financial statements included herein have been prepared by Shared Technologies Fairchild Inc. (the Company) pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of the results for interim periods. Certain information and footnote disclosures have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's December 31, 1995 report on Form 10-K. Certain reclassifications to prior year financial statements were made in order to conform to the 1996 presentation.

2. INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

  The Company's investment in its unconsolidated subsidiary, Shared Technologies Cellular, Inc. (STC), is accounted for under the equity method in 1995. Prior to 1995, the majority owned subsidiary was included on a consolidated basis (Note 3). During December 1995, STC issued approximately $3,000 in voting preferred stock to third parties. Although the Company's ownership percentage of approximately 58% did not change, the voting rights assigned to the preferred stock reduced the Company's voting interest in STC to approximately 42%, resulting in the Company's loss of voting control of STC. Accordingly, STC has been accounted for on the equity method for 1996. Summarized balance sheet and statement of operations information for STC as of, and for the three months ended, March 31, 1996 is as follows: Summarized Balance Sheet Current assets $2,798 Property and equipment, net 3,077 Other assets 6,001 Total assets $11,876

   Current liabilities................................................. $ 6,817
     Note payable......................................................   1,600
                                                                        -------
       Total liabilities...............................................   8,417
   Stockholders' equity................................................   3,459
                                                                        -------
       Total liabilities and stockholders' equity...................... $11,876
                                                                        =======
   Summarized Statement of Operations
     Revenues.......................................................... $ 4,306
     Gross margin......................................................   1,530
     Operating loss....................................................  (1,587)
     Net loss..........................................................  (1,647)

3. ACQUISITIONS:

  On June 30, 1995, the Company purchased all of the outstanding capital stock of Office Telephone Management ("OTM"). OTM provides shared telecommunication services primarily to businesses located in executive office suites. The purchase price was $2,135 of which $1,335 was paid in cash and the balance through the issuance of an $800 note, (discounted at 8.59%) payable through June 30, 2005. The excess of cost over fair value of the net assets was recorded as goodwill.

  On March 13, 1996, the Company's stockholders approved and the Company consummated its merger with Fairchild Industries, Inc. ("FII"), following a reorganization transferring all non-communication assets to its parent, RHI Holding, Inc. ("RHI"). The Company changed its name to Shared Technologies Fairchild Inc.

                      SHARED TECHNOLOGIES FAIRCHILD INC.

                                MARCH 31, 1996
                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

("STFI"). Under the merger agreement, STFI issued to RHI, 6,000 shares of common stock, 250 shares of convertible preferred stock with a $25,000 liquidation preference and 200 shares of special preferred stock with a $20,000 initial liquidation preference. In addition the Company raised in the capital market approximately $111,000 after offering expenses, through the issuance of 12 1/4% Senior Subordinated Notes Due 2006 and approximately $125,000 (of an available $145,000) in loans from a credit facility with financial institutions. The funds were used primarily for the retirement of certain liabilities assumed from FII in connection with the merger, and the retirement of the Company's existing credit facility. In connection with the merger, the Company entered into two year employment agreements with key employees for annual compensation aggregating $1,250, and adopted the 1996 Equity Incentive Plan. The merger was accounted for using the purchase method of accounting. The total purchase consideration of approximately $77,133 was allocated to the net tangible and intangible assets of FII based upon their respective fair market values. The allocation of the aggregate purchase price included in the following pro forma financial statements is preliminary, and does not reflect the immediate retirement of FII long-term debt, FII Series A Preferred Stock, and FII Series C Preferred Stock. Allocation of purchase price:

   Assets
     Cash........................................................... $   1,551
     Accounts receivable............................................    22,622
     Other current assets...........................................     2,572
     Equipment......................................................    51,532
     Goodwill.......................................................   252,938
                                                                     ---------
       Total Assets.................................................   331,215
                                                                     =========
   Liabilities and stockholders' equity
     Capital lease obligations...................................... $    (262)
     Accounts payable...............................................   (13,474)
     Accrued expenses...............................................    (8,439)
     Due to affliated company.......................................    (8,407)
     Long term debt.................................................  (182,919)
     FII preferred stock............................................   (40,581)
                                                                     ---------
     Net purchase price............................................. $  77,133
                                                                     =========

                      SHARED TECHNOLOGIES FAIRCHILD INC.

                                MARCH 31, 1996
                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

  The following unaudited pro forma statements of operations for the three months ended March 31, 1996 and 1995 give effect to the above acquisitions and the change in reporting of STC to the equity method (Note 2) and the pro forma effect of STC acquisitions, as if they occurred on January 1 in each year:

                                                               1996     1995
                                                              -------  -------
   Revenues.................................................. $45,465  $44,818
     Cost of revenues........................................  24,780   22,466
     Gross margin............................................  20,685   22,352
     Selling, general and administrative expenses............  15,694   17,629
     Operating income........................................   4,991    4,723
     Equity in loss of subsidiary............................    (958)    (265)
     Interest expense, net...................................  (6,479)  (6,327)
     Loss before income tax expense and extraordinary item...  (2,446)  (1,869)
   Income taxes..............................................     (11)      (5)
   Loss before extraordinary item............................  (2,457)  (1,874)
   Extraordinary item, loss on early retirement of debt......    (332)    (401)
   Net Loss..................................................  (2,789)  (2,275)
   Preferred stock dividends.................................    (961)    (660)
                                                              -------  -------
   Loss applicable to common stock........................... $(3,750) $(2,935)
                                                              =======  =======
   Net loss per common share................................. $  (.26) $  (.20)
                                                              =======  =======
   Weighted average number of common shares outstanding......  14,580   14,578
                                                              =======  =======

4. CONTINGENCIES:

  In December 1995, a suit was filed against the Company alleging a breach of a letter agreement and seeking an amount in excess of $2,250 for a commission allegedly owed in connection with the merger with FII (Note 3). The Company denies that the claimant at any time was engaged in connection with the merger. The Company filed an answer in January 1996, denying that any commission is owed. This litigation is in the discovery process. While any litigation contains an element of uncertainty, management is of the opinion that the ultimate resolution of this matter should not have a material adverse effect upon results of operations, cash flows or financial position of the Company.

  The Company's sales and use tax returns in certain jurisdictions are currently under examination. Management believes these examinations will not result in a material change from liabilities provided.

  In addition to the above matters, the Company is a party to various legal actions, the outcome of which, in the opinion of management, will not have a material adverse effect on results of operations, cash flows or financial position of the Company.

5. INCOME TAXES:

  The Company and its subsidiaries file a consolidated federal income tax return but generally file separate state income tax returns. As of December 31, 1995 the Company recorded a deferred tax asset of $7,508 and a corresponding valuation allowances of $6,948. The valuation allowances was not adjusted at March 31, 1996. SFAS No. 109 requires that the Company record a valuation allowance when it is "more likely than not that

                      SHARED TECHNOLOGIES FAIRCHILD INC.

                                MARCH 31, 1996
                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

some portion or all of the deferred tax asset will not be realized". The ultimate realization of this deferred tax asset depends on the ability to generate sufficient taxable income in the future. While management believes that the total deferred tax asset will be fully realized by future operating results, together with tax planning opportunities, the uncertainty relating to the future tax effects of the merger and a desire to be conservative make it appropriate to record a valuation allowance.

  At December 31, 1995, the Company's NOL carryforward for federal income tax purposes was approximately $21,800 expiring between 2001 and 2007. NOL's available for state income tax purposes are less than those for federal purposes and generally expire earlier. Limitations will apply to the use of NOL's in the event certain changes in Company ownership occur in the future.

6. EXTRAORDINARY ITEM:

  At March 31, 1996, the Company recorded an extraordinary loss of $310 relating to the early retirement of a $5,000 credit facility. The early retirement took place as a result of requirements in the merger agreement with FII (Note 3).

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Shared Technologies Fairchild
 Inc.

  We have audited the accompanying consolidated balance sheets of Shared Technologies Fairchild Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the three year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shared Technologies Fairchild Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the three year period then ended in conformity with generally accepted accounting principles.

  As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for its investment in one of its subsidiaries.

                                          Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 1, 1996, except for Notes 1, 7 and 18, as to which the date is March 13,
 1996

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                              1995      1994
                                                            --------  --------
                          ASSETS
Current assets:
  Cash..................................................... $    476  $    172
  Accounts receivable, less allowance for doubtful accounts
   and discounts of
   $410 in 1995 and $584 in 1994...........................    9,855     8,533
  Advances to subsidiary...................................      985
  Other current assets.....................................      754       727
  Deferred income taxes....................................                550
                                                            --------  --------
      Total current assets.................................   12,070     9,982
                                                            --------  --------
Equipment:
  Telecommunications.......................................   28,904    26,223
  Office and data processing...............................    6,049     4,995
                                                            --------  --------
                                                              34,953    31,218
  Less accumulated depreciation and amortization...........   18,305    15,473
                                                            --------  --------
                                                              16,648    15,745
                                                            --------  --------
Other assets:
  Investment in subsidiary.................................    1,581
  Intangible assets........................................   11,543    11,198
  Deferred income taxes....................................      560
  Other....................................................      461     1,000
                                                            --------  --------
                                                              14,145    12,198
                                                            --------  --------
                                                            $ 42,863  $ 37,925
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease
   obligations............................................. $  2,870  $  1,840
  Accounts payable.........................................    9,035     8,191
  Accrued expenses.........................................    2,221     2,382
  Advance billings.........................................    1,337     1,260
                                                            --------  --------
      Total current liabilities............................   15,463    13,673
                                                            --------  --------
Long-term debt and capital lease obligations, less current
 portion...................................................    4,128     2,886
                                                            --------  --------
Minority interests in net assets of subsidiaries...........                102
                                                            --------  --------
Redeemable put warrant.....................................      428       383
                                                            --------  --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.01 par value:
    Series C, authorized 1,500 shares, outstanding 907
     shares in 1995 and 1994...............................        9         9
    Series D, authorized 1,000 shares, outstanding 457
     shares in 1995 and 1994...............................        5         5
    Series E, authorized 400 shares, outstanding no shares
     in 1995 and 400 shares in 1994........................                  4
    Series F, authorized 700 shares, outstanding no shares
     in 1995 and 700 shares in 1994........................                  7
  Common stock, $.004 par value, authorized 20,000 shares,
   outstanding 8,506 shares in 1995 and 6,628 in 1994......       34        27
  Capital in excess of par value...........................   44,777    41,488
  Accumulated deficit......................................  (21,981)  (22,465)
  Obligations to issue common stock........................              1,806
                                                            --------  --------
      Total stockholders' equity...........................   22,844    20,881
                                                            --------  --------
                                                            $ 42,863  $ 37,925
                                                            ========  ========

          See accompanying notes to consolidated financial statements.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     1995     1994     1993
                                                    -------  -------  -------
Revenues:
  Shared telecommunications services............... $35,176  $28,667  $21,683
  Telecommunications systems.......................  11,910    6,483    1,543
  Cellular services................................           10,217    2,200
                                                    -------  -------  -------
    Total revenues.................................  47,086   45,367   25,426
                                                    -------  -------  -------
Cost of revenues:
  Shared telecommunications services...............  19,473   15,717   11,628
  Telecommunications systems.......................   9,399    5,161    1,282
  Cellular services................................            5,294    1,604
                                                    -------  -------  -------
    Total cost of revenues.........................  28,872   26,172   14,514
                                                    -------  -------  -------
Gross margin.......................................  18,214   19,195   10,912
Operating expenses, selling, general and
 administrative....................................  16,188   16,909   10,102
                                                    -------  -------  -------
Operating income...................................   2,026    2,286      810
                                                    -------  -------  -------
Other income (expense):
  Gain on sale of subsidiary stock.................   1,375
  Equity in loss of subsidiary.....................  (1,752)
  Interest expense.................................    (882)    (522)    (530)
  Interest income..................................     205      163       92
  Minority interest in net income of subsidiaries..             (128)     (82)
                                                    -------  -------  -------
                                                     (1,054)    (487)    (520)
                                                    -------  -------  -------
Income before income tax (expense) benefit and
 extraordinary item................................     972    1,799      290
Income tax (expense) benefit.......................     (45)     487
                                                    -------  -------  -------
Income before extraordinary item...................     927    2,286      290
Extraordinary item, loss on restructuring..........                      (150)
                                                    -------  -------  -------
Net income.........................................     927    2,286      140
Preferred stock dividends..........................    (398)    (478)    (345)
                                                    -------  -------  -------
Net income (loss) applicable to common stock....... $   529  $ 1,808  $  (205)
                                                    =======  =======  =======
Income (loss) per common share:
  Income (loss) before extraordinary item.......... $   .06  $   .27  $  (.01)
  Extraordinary item...............................                      (.03)
                                                    -------  -------  -------
  Net income (loss)................................ $   .06  $   .27  $  (.04)
                                                    =======  =======  =======
Weighted average number of common shares
 outstanding.......................................   8,482    6,792    5,132
                                                    =======  =======  =======


          See accompanying notes to consolidated financial statements.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                (IN THOUSANDS)

                    SERIES C       SERIES D      SERIES E      SERIES F
                    PREFERRED      PREFERRED     PREFERRED     PREFERRED                  CAPITAL              OBLIGATIONS
                      STOCK          STOCK         STOCK         STOCK     COMMON STOCK  IN EXCESS              TO ISSUE
                  -------------- ------------- ------------- ------------- -------------    OF     ACCUMULATED   COMMON
                  SHARES  AMOUNT SHARES AMOUNT SHARES AMOUNT SHARES AMOUNT SHARES AMOUNT PAR VALUE   DEFICIT      STOCK
                  ------  ------ ------ ------ ------ ------ ------ ------ ------ ------ --------- ----------- -----------
Balance, January
1, 1993.........  1,107    $11           $             $             $     5,092   $21    $30,047   $(24,043)    $
Preferred stock
dividends.......                                                                                        (345)
Proceeds from
sale of Series D
preferred stock,
net of expenses
of $412.........                  453      5                                                1,737
Redemption of
Series C
preferred
stock...........   (119)    (1)                                                              (385)
Common stock to
be issued for
acquisitions....                                                                                                  1,756
Common stock
issued in lieu
of
compensation....                                                              49              228
Common stock
issued in lieu
of deferred
financing fees..                                                              14               50
Exercise of
common stock
options.........                                                              35               82
Net income......                                                                                         140
                  -----    ---    ---    ---    ----   ---    ----   ---   -----   ---    -------   --------     ------
Balance,
December 31,
1993............    988     10    453      5                               5,190    21     31,759    (24,248)     1,756
Preferred stock
dividends.......                                                                                        (478)
Dividend
accretion of
redeemable put
warrant.........                                                                                         (25)
Exercise of
common stock
options and
warrants........                                                              26               71
Proceeds from
sale of Series D
preferred
stock...........                    4                                                          (1)
Issuances for
acquisitions....                                 400     4     700     7                    4,989
Proceeds from
sale of common
stock, net of
expenses of
$371............                                                           1,329     6      4,556
Common stock
issued in lieu
of compensation
and conversion
of Series C
preferred stock
and other.......    (81)    (1)                                               83              114                    50
Net income......                                                                                       2,286
                  -----    ---    ---    ---    ----   ---    ----   ---   -----   ---    -------   --------     ------
Balance,
December 31,
1994............    907      9    457      5     400     4     700     7   6,628    27     41,488    (22,465)     1,806
Preferred stock
dividends.......                                                                                        (398)
Dividend
accretion of
redeemable put
warrant.........                                                                                         (45)
Exercise of
common stock
options and
warrants........                                                              17               70
Issuance of
common stock....                                                             405     2      1,804                (1,806)
Conversion of
preferred
stock...........                                (400)   (4)   (700)   (7)  1,100     4          7
Proceeds from
sale of common
stock, net of
expenses of
$112............                                                             300     1      1,162
Common stock
issued in lieu
of compensation
and payment of
accrued
expenses........                                                              56              246
Net income......                                                                                         927
                  -----    ---    ---    ---    ----   ---    ----   ---   -----   ---    -------   --------     ------
Balance,
December 31,
1995............    907    $ 9    457     $5       0   $ 0       0   $ 0   8,506   $34    $44,777   $(21,981)    $    0
                  =====    ===    ===    ===    ====   ===    ====   ===   =====   ===    =======   ========     ======
                      TOTAL
                  STOCKHOLDERS'
                     EQUITY
                  -------------
Balance, January
1, 1993.........     $ 6,036
Preferred stock
dividends.......        (345)
Proceeds from
sale of Series D
preferred stock,
net of expenses
of $412.........       1,742
Redemption of
Series C
preferred
stock...........        (386)
Common stock to
be issued for
acquisitions....       1,756
Common stock
issued in lieu
of
compensation....         228
Common stock
issued in lieu
of deferred
financing fees..          50
Exercise of
common stock
options.........          82
Net income......         140
                  -------------
Balance,
December 31,
1993............       9,303
Preferred stock
dividends.......        (478)
Dividend
accretion of
redeemable put
warrant.........         (25)
Exercise of
common stock
options and
warrants........          71
Proceeds from
sale of Series D
preferred
stock...........          (1)
Issuances for
acquisitions....       5,000
Proceeds from
sale of common
stock, net of
expenses of
$371............       4,562
Common stock
issued in lieu
of compensation
and conversion
of Series C
preferred stock
and other.......         163
Net income......       2,286
                  -------------
Balance,
December 31,
1994............      20,881
Preferred stock
dividends.......        (398)
Dividend
accretion of
redeemable put
warrant.........         (45)
Exercise of
common stock
options and
warrants........          70
Issuance of
common stock....
Conversion of
preferred
stock...........
Proceeds from
sale of common
stock, net of
expenses of
$112............       1,163
Common stock
issued in lieu
of compensation
and payment of
accrued
expenses........         246
Net income......         927
                  -------------
Balance,
December 31,
1995............     $22,844
                  =============

         See accompanying notes to consolidated financial statements.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                      1995     1994     1993
                                                     -------  -------  -------
Cash flows from operating activities:
  Net income........................................ $   927  $ 2,286  $   140
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Loss on restructuring............................                       150
   Depreciation and amortization....................   3,967    3,702    2,562
   Provision for doubtful accounts..................     321      413      253
   Gain on sale of subsidiary stock.................  (1,375)
   Equity in loss of subsidiary.....................   1,752
   Common stock of subsidiary issued for services...               16
   Stock options and common stock issued in lieu of
    compensation and other..........................     177      114      278
   Minority interests...............................              128       82
   Gain on sale of franchise........................             (202)
   Deferred income taxes............................     (10)    (550)
   Amortization of discount on note.................      90       52
   Change in assets and liabilities, net of effect
    of acquisitions:
     Accounts receivable............................  (2,639)  (2,147)    (990)
     Other current assets...........................     (52)    (179)     132
     Other assets...................................             (430)    (244)
     Accounts payable...............................   2,208    1,629      964
     Accrued expenses...............................    (556)  (1,707)  (1,212)
     Advance billings...............................      68      (67)      91
                                                     -------  -------  -------
Net cash provided by operating activities...........   4,878    3,058    2,206
                                                     -------  -------  -------
Cash flows from investing activities:
  Purchases of equipment............................  (3,679)  (3,223)  (2,035)
  Acquisitions, net of cash acquired................  (1,382)  (3,948)    (255)
  Deferred merger costs.............................    (750)
  Other investments.................................    (106)
  Long-term deposits................................     (10)               (2)
                                                     -------  -------  -------
Net cash used in investing activities...............  (5,927)  (7,171)  (2,292)
                                                     -------  -------  -------
Cash flows from financing activities:
  Repayments of long-term debt and capital lease
   obligations......................................  (2,226)  (2,409)  (1,895)
  Proceeds from borrowings..........................   2,684    2,315
  Proceeds from sales of common and preferred
   stock............................................   1,233    4,631    1,824
  Redemption of preferred stock.....................                      (386)
  Preferred stock dividends paid....................    (398)    (478)    (345)
  Cash of subsidiary previously consolidated........     (10)
  Repayment of advances to subsidiary...............      70
  Deferred registration costs.......................             (182)
                                                     -------  -------  -------
Net cash provided by (used in) financing
 activities.........................................   1,353    3,877     (802)
                                                     -------  -------  -------
  Net increase (decrease) in cash...................     304     (236)    (888)
  Cash, beginning of year...........................     172      408    1,296
                                                     -------  -------  -------
  Cash, end of year................................. $   476  $   172  $   408
                                                     =======  =======  =======

          See accompanying notes to consolidated financial statements.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                            1995   1994   1993
                                                           ------ ------ ------
Supplemental disclosures of cash flow information:
  Cash paid during the years for:
    Interest.............................................. $  856 $  441 $  386
    Income taxes..........................................     84    --     --
Supplemental disclosures of noncash investing and
 financing activities:
  Conversion of accrued expenses to note payable in
   connection with litigation settlement..................    --     --     460
  Obligations to issue common stock in connection with
   acquisitions...........................................    --      50  1,756
  Issuance of preferred stock in connection with
   acquisition............................................    --   5,000    --
  Redeemable put warrant issued in connection with bank
   financing..............................................    --     358    --
  Capital lease obligations incurred for lease of new
   equipment..............................................    355     64    --
  Dividend accretion on redeemable put warrant............     45     25    --
  Costs of intangible assets included in accounts
   payable................................................    --     203    --
  Note received for sale of franchise.....................    --     202    --
  Issuance of note relating to acquisition................    800    --     --
  Issuance of common stock to settle accrued expenses.....     69    --     --
  Deferred merger costs included in accounts payable......    513    --     --
  Reclassification of advance to subsidiary to investment
   in subsidiary..........................................  1,184    --     --


          See accompanying notes to consolidated financial statements.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

NOTE 1-BUSINESS AND ORGANIZATIONS:

  On March 13, 1996, Shared Technologies Inc. merged with Fairchild Industries, Inc. and changed its name to Shared Technologies Fairchild Inc.
(STFI) (Note 18)

  STFI, together with its subsidiaries (collectively the Company) is in the shared telecommunications services (STS) and telecommunications systems (Systems) industry, providing telecommunications and office automation services and equipment to tenants of office buildings. One of the Company's subsidiaries, Shared Technologies Cellular, Inc. (STC), is a provider of short-term portable cellular telephone services.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation-The consolidated financial statements include the accounts of the Company and its wholly-owned and majority owned subsidiaries in which the Company has a controlling interest. Investments in companies in which the Company exercises significant influence (greater than 20%), but not a controlling interest, are carried at equity. The effects of all significant intercompany transactions have been eliminated.

  Cash-The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash.

  Investment in Unconsolidated Subsidiary-The Company's investment in its unconsolidated subsidiary, STC, is accounted for under the equity method in 1995. Prior to 1995, the majority owned subsidiary was included on a consolidated basis (Note 3).

  Revenue Recognition-Revenues are recognized as services are performed. The Company bills customers monthly in advance for equipment rentals and local telephone access service and defers recognition of these revenues until the service is provided. Systems and equipment sales are recognized at the time of shipment.

  Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Equipment-Equipment is stated at cost. Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:

   Telecommunications.................................................   8 years
   Office and data processing......................................... 3-8 years

  Major renewals and betterments are capitalized. The cost of maintenance and repairs which do not materially prolong the useful life of the assets are charged to expense as incurred.

  Fair Value of Financial Instruments-The fair value of the Company's assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards No. 107 approximate the carrying amounts presented in the balance sheets.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)
 Intangible Assets:

    Goodwill-Goodwill represents the excess of the purchase price over the fair value of the net assets of businesses acquired. The Company monitors the profitability of the acquired businesses to assess whether any impairment of recorded goodwill has occurred. Goodwill is amortized over periods ranging from 5 years to 40 years.

    Deferred Financing and Merger Costs-The Company has deferred certain costs incurred in connection with the merger and related financing (Note
  18). These costs will be amortized over their respective lives upon the completion of the merger and financing. At December 31, 1995, approximately $1,263 of these costs are included in intangible assets.

    Other Intangible Assets-Other intangible assets are being amortized over 5 years.

  Income Taxes-The Company complies with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes", which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized. The adoption of SFAS No. 109 had no material impact on the Company's financial statements since the Company fully reserved the tax benefits flowing from its net operating losses (Note 14).

  Income (Loss) Per Common Share-Primary income (loss) per common share is computed by deducting preferred stock dividends and the accretion of the redeemable put warrant from net income. The resulting net income is applicable to common stock, which is then divided by the weighted average number of common shares outstanding, including the effect of options, warrants and obligations to issue common stock, if dilutive.

  Fully diluted income (loss) per common share is computed by dividing net income applicable to common stock by the weighted average number of common and common equivalent shares and the effect of preferred stock conversions, if dilutive. Fully diluted income (loss) per common share is substantially the same as primary income (loss) per common share for the years ended December 31, 1995, 1994 and 1993.

  Newly Issued Accounting Standards-In March 1995, Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" was issued. The Company will adopt SFAS No. 121 in the first quarter of 1996. The impact on the Company's financial position and results of operations is not expected to be material.

  Reclassifications-Certain reclassifications to prior years financial statements were made in order to conform to the 1995 presentation.

NOTE 3-INVESTMENT IN UNCONSOLIDATED SUBSIDIARY:

  During December 1995, STC issued approximately $3,000 in voting preferred stock to third parties. Although the Company's ownership percentage of 59.3% did not change, the voting rights assigned to the preferred stock reduced the Company's voting interest in STC to approximately 42.7%, resulting in the Company's loss of voting control of STC. Accordingly, STC has been accounted for on the equity method for

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

1995. Summarized balance sheet of STC as of December 31, 1995 and the related summarized statement of operations of STC for the year then ended, is as follows:

   Summarized Balance Sheet
     Current assets.................................................... $ 5,824
     Telecommunications and office equipment, net......................   2,158
     Other assets......................................................   6,396
                                                                        -------
       Total assets.................................................... $14,378
                                                                        =======
     Current liabilities............................................... $ 7,676
     Note payable......................................................   1,600
                                                                        -------
       Total liabilities...............................................   9,276
     Stockholders' equity..............................................   5,102
                                                                        -------
       Total liabilities and stockholders' equity...................... $14,378
                                                                        =======
   Summarized Statement of Operations
     Revenues.......................................................... $13,613
     Gross margin......................................................   5,026
     Operating loss....................................................   2,989
     Net loss..........................................................   2,848

NOTE 4-ACQUISITIONS:

  In December 1993, STC completed its acquisition of certain assets and assumed certain liabilities of Road and Show South, Ltd. (South) and Road and Show Cellular East, Inc. (East), respectively. The purchase price for South was $1,262, of which $46 was paid in cash and the balance through the issuance of 221 shares of the Company's common stock valued at $1,216. The purchase price for East was $750 of which $209 was paid in cash and the balance through the issuance, upon demand, of 108 shares of the Company's common stock valued at $541. The number of shares of common stock related to these acquisitions was adjusted on December 1, 1994, based on the price of the Company's common stock at that date, for which an aggregate of 65 additional shares were issued which had no effect on the purchase price of the net assets previously recorded. The shares in connection with the South acquisition have been issued, however only 197 shares of the Company's common stock have been delivered by STC pending the outcome of certain claims against, and by, the former owners of South.

  In June 1994, the Company acquired all of the partnership interests in Access Telecommunication Group, L.P. and Access Telemanagement, Inc. (collectively Access). The purchase price was $9,252 of which $4,252 was paid in cash and the balance through the issuance of 400 shares of Series E Preferred Stock valued at $3.75 per share and 700 shares of Series F Preferred Stock valued at $5.00 per share (Note 9).

  On June 30, 1995, the Company purchased all of the outstanding capital stock of Office Telephone Management (OTM). OTM provides telecommunication management services primarily to businesses located in executive office suites. The purchase price was $2,135 of which $1,335 was paid in cash and the balance through the issuance of a $800 note, (discounted at 8.59%) payable through June 30, 2005.

  The acquisitions were accounted for as purchases, and the purchase prices were allocated on the basis of the relative fair market values of the net assets.

  The excess of cost over fair value of the net assets of businesses acquired is recorded as goodwill in the accompanying consolidated financial statements. Amortization of goodwill approximated $364, $181 and $15 in 1995, 1994 and 1993, respectively.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

  The following unaudited pro forma statements of operations for 1995 and 1994 give effect to the acquisitions and the change in reporting of STC to the equity method (Note 3) and the pro forma effect of STC acquisitions, as if they occurred on January 1 in each year:

                                                               1995     1994
                                                              -------  -------
   Revenues.................................................. $49,044  $47,785
   Cost of revenues..........................................  30,105   29,573
                                                              -------  -------
   Gross margin..............................................  18,939   18,212
   Selling, general and administrative expenses..............  16,879   16,579
                                                              -------  -------
   Operating income..........................................   2,060    1,633
   Gain on sale of subsidiary stock..........................   1,375
   Equity in loss of subsidiary..............................  (2,634)  (2,801)
   Interest income (expense), net............................    (901)    (643)
   Minority interest in net income of subsidiaries...........              (43)
                                                              -------  -------
   Loss before income tax (expense) benefit..................    (100)  (1,854)
   Income tax (expense) benefit..............................     (45)     487
                                                              -------  -------
   Net loss..................................................    (145)  (1,367)
   Preferred stock dividends.................................    (398)    (538)
                                                              -------  -------
   Loss applicable to common stock........................... $  (543) $(1,905)
                                                              =======  =======
   Net loss per common share................................. $  (.06) $  (.25)
                                                              =======  =======
   Weighted average number of common shares outstanding......   8,482    7,753
                                                              =======  =======

NOTE 5-INTANGIBLE ASSETS:

  Intangible assets consist of the following at December 31, 1995 and 1994:

                                                                 1995    1994
                                                                ------- -------
   Goodwill.................................................... $10,989 $11,186
   Deferred financing and merger costs.........................   1,263
   Software development costs..................................             186
   Other.......................................................      83     689
                                                                ------- -------
                                                                 12,335  12,061
   Accumulated amortization....................................     792     863
                                                                ------- -------
                                                                $11,543 $11,198
                                                                ======= =======

NOTE 6-ACCRUED EXPENSES:

  Accrued expenses at December 31, 1995 and 1994 consist of the following:

                                                                   1995   1994
                                                                  ------ ------
   State sales and excise taxes.................................. $1,040 $  861
   Deferred lease obligations....................................    222    150
   Property taxes................................................    150    140
   Concession fees...............................................    176    102
   Other.........................................................    633  1,129
                                                                  ------ ------
                                                                  $2,221 $2,382
                                                                  ====== ======

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

NOTE 7-LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

  Long-term debt and capital lease obligations at December 31, 1995 and 1994 consist of the following:

                                                                   1995   1994
                                                                  ------ ------
   Revolving $4,000 credit line due in May 1997 and bearing
    interest at 2% above prime rate (10.5% at December 31, 1995)
    (Note 8)....................................................  $2,174 $1,009
   Initial term loan due in quarterly installments of $50
    commencing November 24, 1994, with final payment of $700 due
    May 1996 and bearing interest at 2% above prime rate........     750    950
   Term loan due in 36 monthly installments of $37 commencing
    March 1995 and bearing interest at 2% above prime rate......     950
   Term loan due in 36 monthly installments of $8 commencing
    July 1995 and bearing interest at 2% above prime rate.......     245
   Notes payable to vendors, non-interest bearing due in
    aggregate quarterly installments of approximately $249
    through June 1995...........................................            498
   Promissory note payable in semi-annual installments and
    bearing interest at 10% per annum...........................            268
   Promissory note, $550 original face amount discounted at
    7.75%, payable in quarterly installments of $25 through
    March 31, 1999, collateralized by commitment to issue 88
    shares of Series C Preferred Stock..........................     304    359
   Promissory note, $450 original face amount, non-interest
    bearing, payable in quarterly installments of $16 through
    June 30, 1999...............................................     225    289
   Promissory note, $1,200 original face amount discounted at
    8.59%, payable in quarterly installments of $30 through June
    2005 and collateralized by standby letter of credit.........     774
   Promissory note, $50 original face amount bearing interest at
    7.18% per annum, payable in monthly installments of $2
    through October 1997........................................      32
   Capital lease obligations, collateralized by related
    telecommunications and data processing equipment and all
    assets acquired from Access (Note 4)........................   1,544  1,353
                                                                  ------ ------
                                                                   6,998  4,726
   Less current portion.........................................   2,870  1,840
                                                                  ------ ------
                                                                  $4,128 $2,886
                                                                  ====== ======

  In May 1994, the Company entered into a $5,000 financing agreement with a bank collateralized by certain assets of the Company. The agreement provides for a revolving credit line for a maximum, as defined, of $4,000 to be used for expansion in the shared telecommunications services business and a $1,000 term loan. Aggregate drawings on the line convert semi-annually, through May 1996, to three year term loans. The agreement provides for, among other things, the Company to maintain certain financial covenants. As of December 31, 1995, the Company was in violation of certain of these covenants and on March 13, 1996, the Company replaced this financing agreement with a long term facility (Note 18), and therefore continues to classify the debt on a long-term basis.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

  Scheduled aggregate payments on long-term debt and capital lease obligations are as follows:

   YEAR ENDING                                          LONG-TERM CAPITAL LEASE
   DECEMBER 31                                            DEBT     OBLIGATIONS
   -----------                                          --------- -------------
    1996..............................................   $2,230      $  754
    1997..............................................    1,470         540
    1998..............................................    1,105         349
    1999..............................................      128          88
    2000..............................................       77          20
                                                         ------      ------
                                                         $5,010       1,751
                                                         ======
   Less amount representing interest..................                  206
                                                                     ------
   Present value of future payments, including current
    portion of $640...................................               $1,545
                                                                     ======

  Telecommunications and data processing equipment includes assets acquired under capital leases with a net book value of approximately $2,333 and $1,534 as of December 31, 1995 and 1994, respectively.

NOTE 8-REDEEMABLE PUT WARRANT:

  In connection with the bank financing agreement, the Company issued the bank a redeemable put warrant for a number of common shares equal to 2.25% of the Company's outstanding common stock, subject to anti-dilution adjustments. The warrant is redeemable at the Company's option prior to May 1996, and at the bank's option at any time after May 1997. As defined in the agreement, the Company has guaranteed the bank a minimum of $500 upon redemption of the warrant, and therefore, has valued the warrant at the present value of the minimum guarantee discounted at 11.25%. The discount is being amortized on a straight-line basis over four years, the anticipated term of the loan at inception.

NOTE 9-STOCKHOLDERS' EQUITY:

  The Company is authorized to issue 10,000 shares of preferred stock, issuable from time to time in one or more series with such rights, preferences, privileges and restrictions as determined by the directors. In 1994, the Company increased its authorized number of shares of common stock to 20,000.

  In 1992, the Company issued Series C Preferred Stock, which is non-voting and entitled to a liquidation value of $4 per share and dividends of $.32 per share per annum, payable quarterly in arrears. These shares are convertible into common stock, at the holder's option, on a one share of common stock for two shares of Series C Preferred Stock basis, at any time, subject to certain anti-dilution protection for the Preferred Stockholders. At the Company's option, the Series C Preferred Stock is redeemable, in whole or in part, at any time after June 30, 1993, at $6 per share plus all accrued dividends.

  In December 1993, the Company commenced a private placement to sell to certain investors units consisting of one share of Series D Preferred Stock and one warrant to purchase one share of common stock. As of December 31, 1995, the Company had sold 457 units for net proceeds of $1,740, after deducting expenses of $430. Series D Preferred Stock is entitled to dividends of 5% per annum, payable quarterly, and may be redeemed for $7 per share, plus all accrued dividends, at the option of the Company. The shares are non-voting and are convertible into shares of the Company's common stock on a one-for-one basis at the holder's option. The shares rank senior to all shares of the Company's common stock and junior to Series C Preferred Stock. The common stock purchase warrants are exercisable at a per share price of $5.75. In connection with the offering,

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

the investment banking firm received warrants to purchase 16 shares of the Company's common stock at an exercise price of $5.75 per share. The Company has the right to require the holder to exercise the warrants, and if not exercised, they will expire in the event that the Company's common stock trades at or above $8.50 per share. As of December 31, 1995, no warrants had been exercised.

  In May and June 1994, the Company sold, through a private placement to certain investors, 1,329 shares of common stock and an equal number of warrants, for net proceeds of $4,562, after deducting expenses of $371. The warrants are exercisable prior to June 26, 1999 at a per share price of $4.25, subject to certain anti-dilution protection. As of December 31, 1995, no warrants had been exercised. The proceeds from this offering were used for the Access acquisition (Note 4).

  In June 1994, the Company issued 400 shares of Series E Preferred Stock, $.01 par value, and 700 shares of Series F Preferred Stock, $.01 par value, in connection with the Access acquisition.

  Series E Preferred Stock is entitled to a liquidation value of $3.75 per share and dividends of $.30 per share per annum, payable cumulatively in the form of cash or the Company's common stock, and the shares are non-voting. The Series E Preferred Stock previously issued was converted into 400 shares of common stock in January 1995. In addition, the holders received warrants, which expire on December 31, 1999, to purchase 175 shares of the Company's common stock, at an exercise price of $4.25 per share, subject to certain anti-dilutive provisions.

  Series F Preferred Stock is entitled to a liquidation value of $5.00 per share and no dividends. These shares were converted on August 1, 1995 into 700 shares of common stock. On March 1, 1996, an additional 111 shares of the Company's common stock was issued in connection with the provisions of conversion of the Series F Preferred Stock, as defined.

  Additionally, the Company issued warrants to the sellers of Access to purchase 225 shares of the Company's common stock at an exercise price of $4.25 per share, subject to certain anti-dilution adjustments.

  During January 1995, the Company completed a private placement to sell to a certain investor 300 shares of common stock at $4.25 per share, pursuant to Regulation S of the Securities Act of 1933. The Company received $1,163, after deducting expenses of $112, including an underwriter commission of $102 paid to a firm in which one of the principals is a director and stockholder of the Company. In addition, the underwriter was granted a five year common stock purchase warrant to acquire 30 shares of the Company's common stock for $5.00 per share.

  The following table summarizes the number of common shares reserved for issuance as of December 31, 1995. There were no preferred shares reserved for issuance.

   Common stock purchase warrants......................................... 2,958
   Preferred stock conversions............................................ 1,165
                                                                           -----
                                                                           4,123
                                                                           =====

NOTE 10-GAIN ON SALE OF SUBSIDIARY COMMON STOCK:

  In April 1995, STC completed its SB-2 filing with the Securities and Exchange Commission and became a public company. Prior to this date, STC was approximately an 86% owned subsidiary of the Company. STC sold 950 shares of common stock at $5.25 per share, which generated net proceeds of approximately $3,274 after underwriters' commissions and offering expenses. The net effect of the public offering on the consolidated financial statements was a gain of approximately $1,375.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

NOTE 11-STOCK OPTION PLANS:

  The Company has non-qualified stock option plans which provide for the grant of common stock options to officers, directors, employees and certain advisors and consultants, at the discretion of the Board of Directors (Committee). All options granted are exercisable at a minimum price equal to the fair market value of the Company's common stock at the date of grant, with a term of five to ten years and are exercisable in accordance with vesting schedules set individually by the Committee. As of December 31, 1995, approximately 1,000 shares of common stock are available for options. The activity in the plans was as follows:

                                                     EXERCISE PRICE PER SHARE
                                             NUMBER  -----------------------------
                                               OF                     WEIGHTED
                                             OPTIONS     RANGE        AVERAGE
                                             ------- --------------- -------------
   Balance outstanding, January 1, 1993....    354   $    1.72-12.00  $    3.77
     Granted...............................    174        4.00- 5.50       5.32
     Expired...............................    (29)       2.84-12.00      10.19
     Exercised.............................    (35)       1.72- 2.84       2.36
                                               ---   ---------------  ---------
   Balance outstanding, December 31, 1993..    464        1.72-11.00       4.06
     Granted...............................    317        3.25- 4.50       3.60
     Expired...............................    (59)       4.00- 5.50       5.43
     Exercised.............................    (25)             2.84       2.84
                                               ---   ---------------  ---------
   Balance outstanding, December 31, 1994..    697        1.72-11.00       3.78
     Granted...............................     40              4.13       4.13
     Expired...............................     (2)       5.00- 5.72       5.16
     Exercised.............................     (2)       2.28- 2.84       2.58
                                               ---   ---------------  ---------
   Balance outstanding, December 31, 1995..    733   $    1.72-11.00  $    3.79
                                               ===   ===============  =========

  At December 31, 1995, options to purchase 449 shares of common stock were exercisable.

  In September 1994, the Board of Directors adopted the 1994 Director Option Plan (the Director Plan) pursuant to which 250 shares of common stock are reserved for issuance upon the exercise of options to be granted to non-employee directors of the Company. Under the Director Plan, an eligible director will automatically receive non-statutory options to purchase 15 shares of common stock at an exercise price equal to the fair market value of such shares at the date of grant. Each option shall vest over a three year period, but generally may not be exercised more than 90 days after the date an optionee ceases to serve as a director of the Company, and expires after ten years from date of grant. As of December 31, 1995, options to purchase an aggregate of 115 shares of common stock have been granted at an exercise price range of $4.13 to $4.38.

NOTE 12-RETIREMENT AND SAVINGS PLAN:

  On March 3, 1989, the Company adopted a savings and retirement plan (the
Plan), which covers substantially all of the Company's employees. Participants in the Plan may elect to make contributions up to a maximum of 20% of their compensation. For each participant, the Company will make a matching contribution of one-half of the participant's contributions, up to 5% of the participant's compensation. Matching contributions may be made in the form of the Company's common stock and are vested at the rate of 33% per year. The Company's expense relating to the matching contributions was approximately $199, $163, and $116 for 1995, 1994 and 1993, respectively. At December 31,
1995, and 1994, the plan owned 134 and 93 shares, respectively of the Company's common stock.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

NOTE 13-EXTRAORDINARY ITEM:

  At December 31, 1993, the Company recorded a loss relating to the settlement of a $600 promissory note (Note 7), in connection with its 1992 restructuring, by issuance of a $750 promissory note.

NOTE 14-INCOME TAXES:

  Income tax (expense) benefit consists of the following:

                                                               1995   1994  1993
                                                               -----  ----  ----
   Current:
     Federal.................................................. $ (10) $     $
     State and local..........................................   (45)  (63)
                                                               -----  ----  ---
                                                                (55)   (63)
                                                               -----  ----  ---
   Deferred
     Federal..................................................    10   550
                                                               -----  ----  ---
     State and local..........................................    10   550
                                                               -----  ----  ---
   Total (expense) benefit.................................... $ (45) $487  $
                                                               =====  ====  ===

  For the years ended December 31, 1995, 1994 and 1993, income taxes computed at the statutory federal rate differ from the Company's effective rate primarily due to the availability of net operating losses (NOL).

  The components of deferred income tax assets (liabilities) as of December 31, 1995 and 1994 are as follows:

                                                                1995     1994
                                                               -------  -------
   Tax effect of net operating loss carryforwards............. $ 8,641  $ 9,011
   Equity in loss of subsidiary...............................     104
   Financial reserves not yet tax deductible..................     164      233
   Equipment..................................................  (1,218)  (1,200)
   Goodwill...................................................    (183)    (107)
                                                               -------  -------
   Deferred income tax asset..................................   7,508    7,937
   Valuation allowance........................................  (6,948)  (7,387)
                                                               -------  -------
   Net deferred tax asset..................................... $   560  $   550
                                                               =======  =======

  At December 31, 1995 and 1994, the Company recorded deferred tax assets of $7,508 and $7,937, respectively, and corresponding valuation allowances of $6,948 and $7,387, respectively. The valuation allowances were decreased by $439, $1,418 and $211 respectively, for the years ended December 31, 1995, 1994 and 1993.

  SFAS No. 109 requires that the Company record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax asset will not be realized". The ultimate realization of this deferred tax asset depends on the ability to generate sufficient taxable income in the future. While management believes that the total deferred tax asset will be fully realized by future operating results, together with tax planning opportunities, the uncertainty relating to the future tax effects of the merger (Note 18), and a desire to be conservative make it appropriate to record a valuation allowance.

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

  At December 31, 1995, the Company's NOL carryforward for federal income tax purposes is approximately $21,800, expiring between 2001 and 2007. NOL's available for state income tax purposes are less than those for federal purposes and generally expire earlier. Limitations will apply to the use of NOL's in the event certain changes in Company ownership occur in the future (Note 18).

NOTE 15-COMMITMENTS AND CONTINGENCIES:

  Contingencies-The Company had been the provider of telecommunications services at the Jacob K. Javitts Convention Center (the Center) in New York City. Effective January 1, 1992, as a result of a contractual dispute with the New York Convention Center Operating Corporation (CCOC), the Company no longer provided services at the Center. While providing services at the Center, the Company licensed the right to provide certain public pay telephone services at the Center to Tel-A-Booth Communications, Ltd. (Tel-A-Booth). Tel-A-Booth has filed a claim against the Company which seeks $10,000 in damages for which no amounts have been provided in the accompanying consolidated financial statements. Tel-A-Booth is in the process of liquidation in bankruptcy, and its counsel has withdrawn without replacement. The Company has filed, and the Court has issued, an order for dismissal of this case, which is expected to be signed prior to April 15, 1996.

  In December 1995, a suit was filed against the Company alleging a breach of a letter agreement and seeking an amount in excess of $2,250 for a commission allegedly owed in connection with the merger with FII (Note 18). The Company denies that the claimant at any time was engaged in connection with the merger. The Company filed an answer in January 1996, denying that any commission is owed. This litigation is in the discovery process. While any litigation contains an element of uncertainty, management is of the opinion that the ultimate resolution of this matter should not have a material adverse effect upon results of operations, cash flows or financial position of the Company.

  The Company's sales and use tax returns in certain jurisdictions are currently under examination. Management believes these examinations will not result in a material change from liabilities provided.

  In addition to the above matters, the Company is a party to various legal actions, the outcome of which, in the opinion of management, will not have a material adverse effect on results of operations, cash flows or financial position of the Company.

  Commitments-The Company has entered into operating leases for the use of office facilities and equipment, which expire through 2005. Certain of the leases are subject to escalations for increases in real estate taxes and other operating expenses. Rent expense amounted to approximately $2,200, $1,856 and $1,700 for the years ended December 31, 1995, 1994 and 1993, respectively.

  Aggregate approximate future minimum rental payments under these operating leases are as follows:

   YEAR ENDING DECEMBER 31:
   ------------------------
     1996................................................................ $1,631
     1997................................................................  1,349
     1998................................................................  1,232
     1999................................................................  1,027
     2000................................................................    622
     Thereafter..........................................................  1,349
                                                                          ------
                                                                          $7,210
                                                                          ======

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

  In January 1994, the Company entered into a consulting agreement for financial and marketing services, which expires in November 1996. The agreement provides for the following compensation; $30 upon signing, $6 per month retainer, and $150 upon the attainment of a specific financial ratio, which as of December 31, 1995 had been attained. In addition, the consultant was issued a three year warrant to purchase 300 shares of the Company's common stock at a purchase price of $5.75 per share and a five year warrant to purchase 250 shares of the Company's common stock at a purchase price of $7.00 per share. The consultant may not compete with the Company during the term of this agreement and for two years thereafter.

  In connection with the Access acquisition, the Company assumed a certain contract for telecommunications services requiring annual minimal usage of approximately $4.5 million through October 1998.

  In connection with the OTM acquisition, a standby letter of credit was issued collateralizing a promissory note of $821 at December 31, 1995.

  In November 1995, the Company entered into a three year consulting agreement with a financial advisor requiring annual compensation of $250.

  In December 1995, the Company granted options to employees of the Company, STC, and certain members of the Board of Directors of the Company and STC, to purchase an aggregate of 350 shares of STC common stock, held by the Company. The options are exercisable for five years, at $2.50 per share.

NOTE 16-RELATED PARTY TRANSACTIONS:

  As of December 31, 1993, the company paid approximately $288 of life insurance premiums on behalf of the Company's president, which was to be repaid from the proceeds of a $2,500 face value life insurance policy owned by the president. In January 1994, the beneficiary on the policy was changed to the Company in order to reduce the premium payments required by the Company. As of December 31, 1995, the amount due to the Company for premiums paid exceeded the cash surrender value of the policy by approximately $130. Accordingly, the President has agreed to reimburse the Company for this amount. The receivable and cash surrender value are reflected in other assets in the accompanying consolidated balance sheets.

NOTE 17-UNAUDITED QUARTERLY INFORMATION:

                                                THREE MONTHS ENDED
                                     -----------------------------------------
                                     MARCH 31 JUNE 30 SEPTEMBER 30 DECEMBER 31
                                     -------- ------- ------------ -----------
   1995
   Revenues(A)...................... $10,816  $11,604   $12,095      $12,571
   Gross margin(A)..................   4,131    4,458     4,827        4,798
   Net income (loss)................     285    1,597       192       (1,147)
   Net income (loss) per common
    share...........................    0.02     0.17      0.01        (0.14)
   1994
   Revenues......................... $ 7,896  $ 9,125   $14,493      $13,853
   Gross margin.....................   3,469    4,222     5,833        5,671
   Net income.......................     257      703       603          723
   Net income per common share......    0.03     0.11      0.07         0.06

- --------
(A) Quarterly amounts adjusted to reflect equity method reporting for STC

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

NOTE 18-SUBSEQUENT EVENTS:

  On March 13, 1996, the Company increased its authorized number of shares of preferred stock $.01 par value and common stock $.004 par value, to 25,000 and 50,000, respectively.

  On March 13, 1996, the Company's stockholders approved and the Company consummated its merger with Fairchild Industries, Inc. ("FII"), following a reorganization transferring all non-communication assets to its parent, RHI Holding, Inc. ("RHI"). The Company changed its name to Shared Technologies Fairchild Inc. ("STFI"). Under the merger agreement, STFI issued to RHI, 6,000 shares of common stock, 250 shares of convertible preferred stock with a $25,000 liquidation preference and 20 shares of special preferred stock with a $20,000 initial liquidation preference. In addition the Company raised in the capital market approximately $111,000, after offering expenses, through the issuance of 12 1/4% Senior Subordinated Notes Due 2006 and approximately $125,000 (of an available $145,000) in loans from a credit facility with financial institutions. The funds were used primarily for the retirement of certain liabilities assumed from FII in connection with the merger, and the retirement of the Company's existing credit facility. In connection with the merger, the Company entered into two year employment agreements with key employees for annual compensation aggregating $1,250, and adopted the 1996 Equity Incentive Plan. The merger will be accounted for using the purchase method of accounting. The total purchase consideration of approximately $69,000, will be allocated to the net tangible and intangible assets of FII based upon their respective fair values. The allocation of the aggregate purchase price included in the following pro forma financial statements is preliminary, and does not reflect the immediate retirement of FII long-term debt, FII Series A Preferred Stock, and FII Series C Preferred Stock, however, the Company does not expect that the final allocation of the purchase price will materially differ from the preliminary allocation that follows:

   Assets
     Accounts receivable.............................................. $ 23,036
     Other current assets.............................................    2,773
     Equipment........................................................   51,010
     Other assets.....................................................    7,184
     Goodwill.........................................................  240,105
                                                                       --------
       Total Assets................................................... $324,108
                                                                       ========
   Liabilities and stockholders' equity
     Notes payable, current........................................... $    514
     Accounts payable.................................................   14,068
     Accrued expenses.................................................    6,213
     Accrued acquisition costs........................................    7,000
     Advance billings.................................................    3,581
     Long term debt, less current portion.............................  180,501
     Post retirement benefits.........................................      104
   Stockholders' equity
     FII Series A preferred stock.....................................   19,112
     STFI Convertible preferred stock.................................   25,000
     STFI special preferred stock.....................................   20,000
     FII Series C preferred stock.....................................   24,015
     STFI common stock................................................   24,000
                                                                       --------
       Total liabilities and stockholders equity...................... $324,108
                                                                       ========

              SHARED TECHNOLOGIES FAIRCHILD INC. AND SUBSIDIARIES

                   (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

  The following unaudited pro forma statements of operations for 1995 and 1994 give effect to the merger, acquisitions of STI and FII prior to the merger, the change of reporting of STC to the equity method and the pro forma effect of STC acquisitions, as if they occurred on January 1 in each year:

                                                              1995      1994
                                                            --------  --------
   Revenues................................................ $174,852  $175,247
   Gross margin............................................   78,491    71,185
   Operating income........................................   19,367    16,443
   Gain on sale of subsidiary stock........................    1,375
   Equity in loss of subsidiary............................   (2,634)   (1,696)
   Interest expense, net...................................  (26,983)  (27,110)
   Net loss................................................ $ (8,875) $(11,813)
                                                            ========  ========
   Net loss applicable to common stock..................... $(12,778) $(15,851)
                                                            ========  ========
   Net loss per share...................................... $   (.88) $  (1.15)
                                                            ========  ========
   Weighted average number of common shares outstanding....   14,482    13,753
                                                            ========  ========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fairchild Industries, Inc.:

  We have audited the accompanying consolidated balance sheets of Fairchild Industries, Inc. (a Delaware Corporation) as of June 30, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended June 30, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fairchild Industries, Inc. as of June 30, 1994 and 1995, and the results of its operations and its cash flows for the years ended June 30, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
March 13, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fairchild Industries, Inc.:

  We have reviewed the accompanying consolidated balance sheet of Fairchild Industries, Inc. (a Delaware corporation, the "Company") as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six-month periods ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management.

  We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
March 13, 1996

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           FAIRCHILD INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                  JUNE 30,
                                              ------------------  DECEMBER 31,
                                                1994      1995        1995
                                              --------  --------  ------------
                                                                  (UNAUDITED)
                   ASSETS
Current assets:
Cash and cash equivalents.................... $     64  $  1,469    $    905
Billed accounts receivable--trade, net of
 allowances of $204, $254 and $471...........    6,369    14,429      15,582
Unbilled accounts receivable.................    3,487     6,218       6,602
Inventories..................................      --      1,246       1,064
Prepaid and other current assets.............    1,326     2,283       2,208
Net current assets of operations transferred
 to RHI......................................   25,760    56,876      65,220
                                              --------  --------    --------
    Total current assets.....................   37,006    82,521      91,581
Property, plant and equipment, at cost:
Buildings and improvements...................    3,417     3,733       3,873
Equipment and autos..........................   59,455    73,968      80,821
Furniture and fixtures.......................      734     3,097       1,358
                                              --------  --------    --------
                                                63,606    80,798      86,052
Accumulated depreciation.....................  (23,104)  (31,239)    (35,872)
                                              --------  --------    --------
    Property, plant and equipment, net.......   40,502    49,559      50,180
Goodwill, less accumulated amortization of
 $2,389, $3,013 and $3,376...................   20,686    25,958      25,811
Other intangible assets, less accumulated
 amortization of $4,383, $5,938 and $6,771...    6,682     7,589       6,756
Deferred loan costs..........................    5,960     4,561       3,882
Prepaid pension cost.........................      216       195         173
Net non-current assets of operations
 transferred to RHI..........................  220,266   180,926     169,878
                                              --------  --------    --------
    Total assets............................. $331,318  $351,309    $348,261
                                              ========  ========    ========


   The accompanying notes are an integral part of these financial statements.

                           FAIRCHILD INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                 JUNE 30,
                                            --------------------  DECEMBER 31,
                                              1994       1995         1995
                                            ---------  ---------  ------------
                                                                  (UNAUDITED)
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................... $   6,744  $  12,780   $  11,268
  Advanced billings........................       --         941         850
  Deferred revenue on maintenance
   contracts...............................       371      3,109       2,844
  Accrued liabilities--
   Salaries and wages......................       935      1,986         775
   Sales, payroll and use taxes............     1,254      1,162       1,371
   Commissions.............................       297        293         236
   Dividends...............................       975        975         925
   Other...................................     1,103      3,182       2,850
  Current portion of capital lease
   obligations.............................     1,954        751         303
                                            ---------  ---------   ---------
    Total current liabilities..............    13,633      25179      21,422
12.25% senior secured notes due 1999.......   125,000    125,000     125,000
Bank credit agreement......................    55,373     55,373      57,794
Capital lease obligations..................       932        185          86
Post retirement benefits...................        78         98         112
Redeemable preferred stock: $3.60
 cumulative Series A Convertible preferred
 stock, without par value, 424,701 shares
 authorized, issued and outstanding at
 redemption value of $45.00 per share......    19,112     19,112      16,691
                                            ---------  ---------   ---------
    Total liabilities......................   214,128    224,947     221,105
Stockholders' equity:
  Series B preferred stock: without par
   value, 3,000 shares authorized, 2,025,
   2,278 and 2,302 issued and outstanding;
   liquidation value of $100,000 per
   share...................................   202,500    227,800     230,200
  Series C cumulative preferred stock:
   without par value, 558,360 shares
   authorized, issued and outstanding;
   liquidation value of $45.00 per share...    24,015     24,015      24,015
  Common stock, par value of $100.00 per
   share, 1,400 shares authorized, issued
   and outstanding.........................       140        140         140
  Paid-in capital..........................     2,390      2,523       2,925
  Accumulated deficit......................  (111,855)  (128,116)   (130,124)
                                            ---------  ---------   ---------
    Total stockholders' equity.............   117,190    126,362     127,156
                                            ---------  ---------   ---------
    Total liabilities and stockholders'
     equity................................ $ 331,318  $ 351,309   $ 348,261
                                            =========  =========   =========

   The accompanying notes are an integral part of these financial statements.

                           FAIRCHILD INDUSTRIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                            YEARS ENDED JUNE 30,           SIX MONTHS ENDED
                         ----------------------------  -------------------------
                                                       DECEMBER 31, DECEMBER 31,
                           1993      1994      1995        1994         1995
                         --------  --------  --------  ------------ ------------
                                                              (UNAUDITED)
Revenues................ $ 68,639  $ 74,897  $109,741    $48,564      $64,631
Cost of revenues........   33,735    36,979    58,360     25,765       34,467
                         --------  --------  --------    -------      -------
Gross profit............   34,904    37,918    51,381     22,799       30,164
General and
 administrative
 expenses...............   19,944    21,258    32,504     14,161       20,349
Goodwill amortization...      540       578       624        320          363
                         --------  --------  --------    -------      -------
    Operating income....   14,420    16,082    18,253      8,318        9,452
Interest expense........   20,033    19,538    21,280     10,754       10,952
                         --------  --------  --------    -------      -------
    Net loss from
     continuing
     operations
     before taxes.......   (5,613)   (3,456)   (3,027)    (2,436)      (1,500)
Taxes...................      --        --        --         --           --
Operating results of
 operations transferred
 to RHI.................   (6,644)  (30,531)   (9,332)       837        1,393
                         --------  --------  --------    -------      -------
    Net earnings (loss)
     before preferred
     dividends..........  (12,257)  (33,987)  (12,359)    (1,599)        (107)
Series A preferred
 dividends..............    1,713     1,529     1,529        764          714
Series C preferred
 dividends..............    2,160     2,373     2,373      1,187        1,187
                         --------  --------  --------    -------      -------
    Net loss after
     preferred
     dividends.......... $(16,130) $(37,889) $(16,261)   $(3,550)     $(2,008)
                         ========  ========  ========    =======      =======
Dividends to RHI
 Holdings, Inc.
 (Parent)............... $ 50,000  $    --   $    --     $   --       $   --
                         ========  ========  ========    =======      =======


   The accompanying notes are an integral part of these financial statements.

                           FAIRCHILD INDUSTRIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                 SERIES C  SERIES B
                          COMMON PREFERRED PREFERRED PAID-IN ACCUMULATED
                          STOCK    STOCK     STOCK   CAPITAL   DEFICIT    TOTAL
                          ------ --------- --------- ------- ----------- --------
BALANCE, June 30, 1992..   $140   $   --   $192,600  $2,230   $  (6,985) $187,985
  Net loss..............    --        --        --      --      (12,257)  (12,257)
  Issuance of Series B
   preferred stock to
   parent...............    --        --      5,000     --          --      5,000
  Exchange of Series A
   preferred stock for
   issuance of Series C
   preferred stock......    --     24,015       --      --          --     24,015
  Cash dividends to
   preferred
   stockholders.........    --        --        --      --       (3,873)   (3,873)
  Cash dividends to
   parent...............    --        --        --      --      (50,000)  (50,000)
                           ----   -------  --------  ------   ---------  --------
BALANCE, June 30, 1993..    140    24,015   197,600   2,230     (73,115)  150,870
  Net loss..............    --        --        --      --      (33,987)  (33,987)
  Issuance of Series B
   preferred stock to
   parent...............    --        --      4,900     143         --      5,043
  Transfer of subsidiary
   from parent..........    --        --        --       17        (851)     (834)
  Cash dividends to
   preferred
   stockholders.........    --        --        --      --       (3,902)   (3,902)
                           ----   -------  --------  ------   ---------  --------
BALANCE, June 30, 1994..    140    24,015   202,500   2,390    (111,855)  117,190
  Net loss..............    --        --        --      --      (12,359)  (12,359)
  Issuance of Series B
   preferred stock to
   parent...............    --        --     25,300      88         --     25,388
  Transfer of pension
   plan from parent.....    --        --        --       45         --         45
  Cash dividends to
   preferred
   stockholders.........    --        --        --      --      (3,902)    (3,902)
                           ----   -------  --------  ------   ---------  --------
BALANCE, June 30, 1995..    140    24,015   227,800   2,523    (128,116)  126,362
  Net Income............    --        --        --      --         (107)     (107)
  Issuance of Series B
   preferred stock to
   parent...............    --        --      2,400     --          --      2,400
  Cash dividends to
   preferred
   stockholders.........    --        --        --      --       (1,901)   (1,901)
  Paid-in capital from
   parent...............    --        --        --      402         --        402
                           ----   -------  --------  ------   ---------  --------
BALANCE, December 31,
 1995 (unaudited).......   $140   $24,015  $230,200  $2,925   $(130,124) $127,156
                           ====   =======  ========  ======   =========  ========

   The accompanying notes are an integral part of these financial statements.

                           FAIRCHILD INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                               YEARS ENDED JUNE 30,           SIX MONTHS ENDED
                            ----------------------------  -------------------------
                                                          DECEMBER 31, DECEMBER 31,
                              1993      1994      1995        1994         1995
                            --------  --------  --------  ------------ ------------
                                                                 (UNAUDITED)
Cash flows (used
 in)/provided by operating
 activities:
Net loss from continuing
 operations...............  $ (5,613) $ (3,396) $ (3,027)   $(2,436)     $(1,500)
Adjustments to reconcile
 net income to net cash
 (used in)/provided by
 operating activities:
  Amortization and
   depreciation...........     7,935     8,947    10,330      4,113        5,627
  (Decrease) increase in
   advanced billings......       --        --        326        352          (91)
  Increase in billed
   accounts receivable....    (1,086)     (251)   (8,060)    (6,730)      (1,153)
  (Increase) decrease in
   unbilled
   accounts receivable....      (666)      277    (2,014)    (4,054)        (384)
  (Decrease) increase in
   non-current assets.....      (404)      (43)     (536)      (765)      (4,625)
  Increase in
   inventories............       --        --     (1,033)    (2,437)         182
  (Decrease) increase in
   prepaid and other
   assets.................       (20)     (374)     (709)      (401)          75
  (Decrease) increase in
   accrued liabilities....       339       406     2,716        (68)      (1,441)
  (Decrease) increase in
   deferred revenue.......       359       (24)     (162)       197         (265)
  Increase (decrease) in
   accounts payable.......       (86)   (1,325)    5,576      5,588       (1,512)
  Operations transferred
   to RHI.................    16,579     6,438    14,341     17,156        7,501
                            --------  --------  --------    -------      -------
    Net cash (used
     in)/provided by
     operating activities..   17,337    10,655    17,748     10,515        2,414
                            --------  --------  --------    -------      -------
Cash flows used in
 investing activities:
  Acquisitions, net of
   cash acquired..........    (7,313)      --    (11,550)   (11,550)         --
  Purchases of property,
   plant and equipment....    (5,769)   (7,775)  (10,349)    (4,540)      (5,476)
  Proceeds from sales of
   property, plant
   and equipment..........         8        31        25                     --
  Operations transferred
   to RHI.................    (6,539)   (7,105)   (5,754)    (3,787)      (2,525)
                            --------  --------  --------    -------      -------
    Net cash used in
     investing
     activities...........   (19,613)  (14,849)  (27,628)   (19,877)      (8,001)
                            --------  --------  --------    -------      -------
Cash flows provided by
 financing activities:
  Issuance of Series B
   preferred stock........     5,000     4,000    24,400     23,100        2,400
  Issuance of Series C
   preferred stock........    24,015       --        --         --           --
  Purchase/exchange of
   Series A preferred
   stock..................   (25,126)      --        --         --        (2,072)
  Payment of dividends....   (53,782)   (3,902)   (3,902)    (1,951)      (1,951)
  Paid-in capital
   contribution...........       --        143        88        --           402
  Repayments of capital
   lease obligations......    (3,200)   (3,118)   (1,950)    (1,171)        (547)
  Decrease (increase) in
   deferred loan cost.....    (3,703)    1,008     1,399        692         (679)
  Operations transferred
   to RHI.................    59,070     6,127    (8,750)   (11,372)       7,470
                            --------  --------  --------    -------      -------
    Net cash provided by
     financing
     activities...........     2,274     4,258    11,285      9,298        5,023
                            --------  --------  --------    -------      -------
Net increase (decrease) in
 cash.....................        (2)       64     1,405        (64)        (564)
Cash, beginning of
 period/year..............         2       --         64         64        1,469
                            --------  --------  --------    -------      -------
Cash, end of period/year..  $    --   $     64  $  1,469    $            $   905
                            ========  ========  ========    =======      =======
Supplementary disclosures
 of cash flow information:
  Cash paid during the
   period/year for
   interest...............  $ 20,033  $ 19,538  $ 21,280    $10,754      $10,952
                            --------  --------  --------    -------      -------
  Cash paid during the
   period/year for taxes..  $    --   $    --   $    --     $   --       $   --
                            ========  ========  ========    =======      =======

   The accompanying notes are an integral part of these financial statements.

                          FAIRCHILD INDUSTRIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED WITH RESPECT TO DECEMBER 31, 1995 AND THE SIX MONTHS ENDED DECEMBER
                              31, 1995 AND 1994)

1. ORGANIZATION, MERGER AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Fairchild Industries, Inc. is incorporated in the State of Delaware. As used herein, the term "Company" refers to Fairchild Industries, Inc. The Company is a subsidiary of RHI Holdings, Inc. ("RHI") which is in turn a wholly-owned subsidiary of The Fairchild Corporation ("TFC").

  Subsequent to June 30, 1995, TFC announced plans to recapitalize the Company in order to improve the financial and operating flexibility and strengthen the financial position of TFC and its subsidiaries (the "Reorganization"). The Company's plans to merge into Shared Technologies Inc. ("STI") (the "Merger") are an integral part of the Reorganization. Concurrent with the Merger, and as part of the Reorganization, the Company is transferring to its immediate parent, RHI, all of its assets and liabilities except those expressly related to the Company's telecommunications business (the "Telecommunications Business"), $125 million principal amount of the Company's 12 1/4% Senior Secured Notes Due 1999 (the "12 1/4% Notes"), and approximately $57.8 million of existing bank indebtedness. The Merger is contingent on STI obtaining sufficient financing.

  In the Merger Agreement, TFC, RHI and FII make representations and warranties with respect to the Telecommunications Business and the Merger Agreement provides that STI and TFC on the one hand and RHI on the other hand shall indemnify each other from losses arising out of any breaches of their respective representations and warranties in the Merger Agreement to the extent that losses to a party exceed $4,000,000.

  Upon consummation of the Merger, all outstanding shares of FII common stock will be converted into the right to receive in the aggregate (i) 6,000,000 shares of STI Common Stock, (ii) shares of STI Cumulative Convertible Preferred Stock bearing a six percent initial annual dividend and having an aggregate liquidation preference of $25,000,000 plus an amount equal to the total amount of dividends the holders would have received if dividends had been paid at the rate of ten percent, less the amount of dividends actually paid, and (iii) shares of STI Special Preferred having an aggregate initial liquidation preference of $20,000,000 (the "Common Consideration"). In connection with the Merger, all shares of Series A Convertible Preferred Stock and Series C Cumulative Preferred Stock of FII will be redeemed by STI and canceled in consideration of the payment of the full liquidation value thereof together with accrued dividends aggregating approximately $41,600,000 (the "Preferred Consideration"). RHI is transferring to the Company as a contribution to its capital all of the outstanding shares of the Company's Series B Preferred Stock.

  Prior to the Reorganization, in addition to the Telecommunications Business, the Company conducted two other businesses: the Aerospace Fasteners and Industrial Products businesses. The Aerospace Fasteners business designs, manufactures and markets high performance, specialty fastening systems, primarily for aerospace applications. The Industrial Products business designs, manufacturers and markets tooling and electronic control systems for the plastic injection molding and die casting industries. The Telecommunications Business is the sole continuing operation of the Company and accounted for 21.4% of the Company's total combined sales for the three businesses for the fiscal year ended June 30, 1995. The Telecommunications Business has no operations or sales outside of the United States of America.

  The transaction between STI and FII was structured as a merger. As a result of this structure, the Surviving Corporation will be liable for all liabilities of FII with respect to its operations prior to the Effective Time. Prior to the Merger, and as a precondition of the Merger, FII, RHI, TFC and certain other subsidiaries of TFC will undergo a reorganization pursuant to which FII will divest itself of all assets unrelated to the Telecommunications Business. RHI will assume all liabilities of FII unrelated to the Telecommunications Business, including but not limited to: (i) contingent liabilities related to the Company's alleged failure to comply

                          FAIRCHILD INDUSTRIES, INC.

with certain Federal Acquisition Regulations and Cost Accounting Standards in accounting for (a) the 1985 reversion to the Company of certain assets of terminated defined benefit pension plans and (b) pension costs associated with the discontinuation of certain of its former operations; (ii) all environmental liabilities except those related to the Company's Telecommunications Business; (iii) approximately $50,000,000 (at June 30,
1995) of costs associated with postretirement healthcare benefits; (iv) a secured note payable in an aggregate principal amount of approximately $3,300,000 at September 30, 1995; and (v) all other accrued and any and all other unasserted liabilities that do not relate to or arise out of the Telecommunications Business (which liabilities consist principally of those related to certain divested businesses).

  The Company and RHI will enter into an agreement (the "Indemnification Agreement") pursuant to which RHI will assume and agree to discharge in full, and will indemnify the Company from the Assumed Liabilities. Notwithstanding the Indemnification Agreement, the Company will not be released from its obligations with respect to the Assumed Liabilities as a matter of law. Accordingly, to the extent RHI is unable to meet its obligations under the Indemnification Agreement, the Company will be required to satisfy in full any of the Assumed Liabilities not satisfied by RHI. RHI is primarily a holding company and, therefore, any claim by the Company pursuant to the Indemnification Agreement will be effectively subordinated to the creditors of RHI's subsidiaries. There is no expiration date with respect to the Indemnification Agreement. All indemnification obligations are secured by all of the shares of preferred stock issued by STI to RHI in the Merger.

  On January 26, 1996, FII sold its industrial products business to Cincinnati Milacron, Inc. ("CM") pursuant to an asset purchase agreement dated as of January 23, 1996 for approximately $245.0 million (the "D-M-E Asset Sale"), comprised of approximately $62.3 million in cash and three 8% promissory notes of CM. One note, in the amount of $11.7 million, will be payable upon the receipt of required regulatory clearance in Belgium, and will be canceled and the corresponding Belgium assets reconveyed, in the event such clearance is not obtained. Of the other two notes, one is in the aggregate principal amount of approximately $166 million, which note is collateralized by a letter of credit issued by Bankers Trust Company in the amount equal to the principal of such promissory note (the "Collateralized D-M-E Note"), and the other is unsecured and is in the aggregate principal amount of approximately $5.0 million (the "Unsecured D-M-E Note" and, collectively with the Collateralized D-M-E Note, the "D-M-E Term Notes"). Each of the D-M-E Term Notes is due and payable one year following the consummation of the D-M-E Asset Sale, except that upon 30 days' prior notice, Fairchild may require prepayment of, or CM may prepay, each D-M-E Note at any time beginning on or after July 29, 1996.

  On January 28, 1996, Fairchild sold substantially all of the assets of Fairchild Data Corporation to SSE Datacom, Inc. ("SSED"), a wholly owned subsidiary of SSE Telecom, Inc. ("SSET"), pursuant to an asset purchase agreement dated as of January 26, 1996, for approximately $7 million (the "Fairchild Data Corporation Sale"), comprised of approximately $5.2 in cash and approximately $1.8 million (200,000 shares) of the common stock of SSET (the "SSET Common Stock"). Fairchild's right to retain 100,000 shares of the SSET Common Stock is subject to SSED's achieving specified profit margins within twelve months of the Fairchild Data Corporation Sale. Also, Fairchild was issued a three-year warrant to purchase 50,000 additional shares of the common stock of SSET.

  With respect to the contingent liabilities described in clause (i) of the second preceding paragraph, the Corporate Administrative Contracting Officer (the "ACO") has directed the Company to prepare cost impact proposals relating to such plan terminations and segment closings and, following receipt of such cost impact proposals, may seek adjustments to contract prices. The ACO alleges that substantial amounts will be due if such adjustments are made. The Company believes it properly accounted for the asset reversions in accordance with applicable accounting standards. The Company has had discussions with the government to attempt to resolve these pension accounting issues. However, there can be no assurance that the Company will be able to satisfactorily resolve them.

                          FAIRCHILD INDUSTRIES, INC.

  As of June 30, 1995, the consolidated total recorded liabilities of the Company for the environmental matters referred to above totaled $8,601,000 which was the estimated probable exposure for these matters. It is reasonably possible that the total exposure for these matters could be as much as $15,778,000.

 Fiscal year

  The fiscal year ("fiscal") of the Company ends on June 30. All references herein to "1993", "1994", and "1995" mean the fiscal years ended June 30, 1993, 1994 and 1995, respectively.

 Cash Equivalents/Statements of Cash Flows

  For purposes of these statements, the Company considers all highly liquid investments with original maturity dates of three months or less as cash equivalents.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined primarily using the weighted average method. The inventories consist of telecommunications equipment waiting to be installed at customer sites.

 Properties and Depreciation

  Properties are stated at cost and depreciated over estimated useful lives, generally on a straight-line basis. No interest costs were capitalized in any of the years presented. Useful lives for property, plant and equipment are:

   Buildings and improvements....................................... 17-40 years
   Equipment and autos..............................................  3-10 years
   Furniture and fixtures...........................................    10 years

  Depreciation expense related to property, plant and equipment amounted to $6,191,000, $6,998,000 and $8,153,000 for fiscal 1993, 1994 and 1995 respectively.

 Unbilled Receivables and Advanced Billings

  Unbilled receivables arise from those contracts under which billings can only be rendered upon the achievement of certain contract stages or upon submission of appropriate billing detail. Advance billings represent pre-billings for services not yet rendered. Unbilled receivables and advance billings are generally for services rendered within one year.

 Revenue Recognition

  The majority of the Company's revenues are related to the sale and installation of telecommunications equipment and services and maintenance after the sale. Service revenues are billed and earned on a monthly basis. For systems installations, usually three to five months, the Company uses the percentage-of-completion method, measured by costs incurred versus total estimated cost at completion. The Company bills maintenance contracts in advance. The deferred revenue is relieved when the revenue is earned.

                          FAIRCHILD INDUSTRIES, INC.

 Intangible Assets and Goodwill

  Intangible assets as of June 30, 1994 and 1995, respectively, are comprised of the following:

                                                                        USEFUL
                                                     1994     1995      LIVES
                                                    -------  -------  ----------
                                                    (IN THOUSANDS)
   Noncompete contracts............................ $ 2,774  $ 3,659  5-10 years
   Subscriber base.................................   6,256    6,456    10 years
   Right of first refusal..........................     700      700    10 years
   Acquisition/organization costs..................     720    1,321  5-20 years
   Other...........................................     615    1,391  8-10 years
                                                    -------  -------
                                                     11,065   13,527
   Accumulated amortization........................  (4,383)  (5,938)
                                                    -------  -------
                                                    $ 6,682  $ 7,589
                                                    =======  =======

  The intangible assets are being amortized over their expected useful lives described above. Amortization expense related to these intangible assets amounted to $1,203,000, $1,371,000 and $1,555,000 for the years ended June 30,
1993, 1994 and 1995, respectively.

  The Company allocates the excess of cost of purchased businesses over the fair value of their net tangible assets at acquisition dates to identifiable intangible assets to the extent possible. The residual is treated as goodwill and is amortized on a straight-line basis over 40 years.

 Impairment of Long-Lived Assets

  The Company reviews its long-lived assets, including property, plant and equipment, identifiable intangibles and goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS 121 is required to be implemented by the Company on, or before, July 1, 1996. Since the Company's present policy is identical to the policy prescribed by SFAS 121, there will be no effect from implementation.

 Interim Financial Statements

  The accompanying interim consolidated financial statements, as of December 31, 1995 and for the six months ended December 31, 1995 and 1994, of the Company have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been omitted from the accompanying interim statements. The Company believes the disclosures made are adequate to make the information presented not misleading.

  In the opinion of the Company, the accompanying unaudited interim consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial

                          FAIRCHILD INDUSTRIES, INC.

position of the Company as of December 31, 1995 and the results of its operations and its cash flows for the six months ended December 31, 1994 and 1995.

  Interim results are not necessarily indicative of annual performance because of the impact of seasonal variations.

2. ACQUISITIONS:

  On November 28, 1994, the Company completed the acquisition of substantially all of the telecommunications assets of JWP Telecom, Inc. ("JWP") for approximately $11,000,000, plus the assumption of approximately $4,000,000 of liabilities. The Company recorded $1,610,000 and $5,595,000 in identifiable intangibles and goodwill, respectively, as a result of this acquisition. JWP is a telecommunications system integrator, specializing in the distribution, installation and maintenance of voice and data communications equipment. In the first quarter of fiscal 1995, the Company acquired all the shared telecommunications assets of Eaton & Lauth Co., Inc., for approximately $550,000. The Company recorded $250,000 and $300,000 of the acquisition price as identifiable intangibles and goodwill, respectively. See Note 12 for the pro forma information assuming acquisition of JWP at the beginning of fiscal 1995 and at the beginning of fiscal 1994.

  In fiscal 1993, the Company acquired all the telecommunications assets of Office Networks, Inc. for approximately $7,300,000. The Company recorded $2,282,000 and $2,748,000 in identifiable intangibles and goodwill, respectively, as a result of this acquisition.

3. OPERATIONS BEING TRANSFERRED TO RHI:

  The operations being transferred to RHI had the following operating results and net assets (in thousands).

                                                                JUNE 30,
                                                           --------------------
                                                             1994       1995
                                                           ---------  ---------
   Current assets......................................... $ 173,835  $ 165,738
   Property, plant and equipment, net.....................   116,799    108,632
   Goodwill...............................................   175,243    170,028
   Net assets held for sale...............................    34,515     34,811
   Other assets...........................................    31,792     23,072
   Current liabilities....................................  (148,075)  (108,862)
   Debt to be assumed by RHI..............................   (94,393)   (84,982)
   Other liabilities......................................   (40,544)   (62,463)
   Cumulative Translation Adjustment......................    (3,146)    (8,172)
                                                           ---------  ---------
     Net assets to be transferred......................... $ 246,026  $ 237,802
                                                           =========  =========

                                                    FOR THE YEARS ENDED
                                                          JUNE 30,
                                                 ----------------------------
                                                   1993      1994      1995
                                                 --------  --------  --------
   Revenues..................................... $400,594  $369,792  $401,779
   Cost of sales................................  302,067   284,850   311,150
   Selling, general and administrative..........   69,549    67,438    76,171
   Research and development.....................    3,262     3,940     4,100
   Amortization of goodwill.....................    5,298     5,228     5,218
   Restructuring charges........................   15,469    18,860       --
   Unusual items................................      --      6,000       --
                                                 --------  --------  --------
   Operating income (loss)......................    4,949   (16,524)    5,140
   Interest expense.............................   12,788    11,129    14,004
   Other income.................................    2,269     4,008     1,549
   Income tax provision (benefit)...............      264    (4,792)    2,017
   Cumulative effect of accounting changes for
    income taxes and postretirement benefits....      810    11,678       --
                                                 --------  --------  --------
   Net loss of transferred operations........... $ (6,644) $(30,531) $ (9,332)
                                                 ========  ========  ========

                          FAIRCHILD INDUSTRIES, INC.

  The interest allocated to discontinued operations represents the interest on the debt to be assumed by RHI. Goodwill was allocated to business segments at the acquisition date of FII by TFC (June 1989) based on the ratio of estimated fair value of the units to total estimated fair value. In addition, the remaining goodwill allocated to the telecommunications business relates to acquisitions made by the telecommunications business. The provision for income taxes, which was calculated on a separate company basis, was allocated entirely to discontinued operations as the continuing operations experienced losses after interest in all historical periods. The cumulative effect from changing accounting for income taxes has been solely allocated to operations transferred to RHI as the telecommunications business has experienced losses after interest in all historical periods and any tax assets could not be realized. The cumulative effect from changing accounting for postretirement benefits was partially allocated to continuing operations based upon actuarial reports. See Note 5 for further discussion regarding the cumulative effect from changing accounting for postretirement benefits. The Company's litigation contingencies are part of the liabilities being transferred to RHI. These contingencies include the determination by the ACO, based upon the advise of the United States Defense Contract Audit Agency, that the Company did not comply with Federal Acquisition Regulations and Cost Accounting Standards in accounting for (i) the 1985 reversion to the Company of certain assets of terminated defined benefit pensions plans, and (ii) costs upon the closing of segments of the Company's business. The ACO has directed the Company to prepare cost impact proposals relating to such plan terminations and segment closings and following receipt of such cost impact proposals, may seek adjustments to contract prices. The ACO alleges that substantial amounts will be due if such adjustments are made. The Company believes it has properly accounted for the asset reversions in accordance with applicable accounting standards. The Company has had discussions with the government to attempt to resolve these pension accounting issues.

  To date, the stringent Federal, state and local environmental laws and regulations, which apply to the Company and other aerospace fastener and industrial product manufacturers, concerning, among other things, the discharge of materials into the environment and the generation, handling, storage, transportation and disposal of waste and hazardous materials, have not had a material effect on the financial condition of the Company.

  In connection with its plans to dispose of certain real estate, the Company must investigate environmental conditions and may be required to take certain corrective action prior or pursuant to any such disposition. In addition, management has identified several areas of potential contamination at or from other facilities owned, or previously owned, by the Company, that may require the Company to take corrective action or to contribute to a cleanup. The Company is also a defendant in certain lawsuits and proceedings seeking to require the Company to pay for investigation or remediation of environmental matters and has been alleged to be a potentially responsible party at various "Superfund" sites. Management of the Company believes that it has recorded adequate reserves in its financial statements to complete such investigations and take any necessary corrective actions or make any necessary contributions. None of the amounts estimated for FII's environmental liabilities are related to the Communications Services Business. No amounts have been recorded as due from third parties, including insurers, or set off against, any liability of the Company, unless such parties are contractually obligated to contribute and are not disputing such liability. The reserves recorded by the Company related to the litigation discussed above have been included in operations transferred to RHI.

4. LONG-TERM OBLIGATIONS:

  The Company maintains a credit agreement (the "Credit Agreement") with a consortium of banks, which provides a revolving credit facility and term loans (collectively the "Credit Facilities"). The Credit Facilities generally bear interest at 3.75% over the London Interbank Offer Rate ("LIBOR") for the Term Loan VIII, at 2.5% over the bank's prime rate for the revolving credit facility and at 2.75% over LIBOR for Term Loan VII, respectively. The LIBOR was approximately 6% as of June 30, 1995. The commitment fee on the unused portion of the revolving credit facility was 1.0% at June 30, 1995. The Credit Facilities mature March 31, 1997 and are

                          FAIRCHILD INDUSTRIES, INC.

secured by substantially all the Company's assets. RHI has assumed $94,393,000 and $84,982,000 of this debt as of June 30, 1994 and 1995, respectively, in connection with the Merger. The remaining debt related to the continuing operations will be repaid as part of the Merger and there will be no further obligation of the Company.

  The Credit Agreement, as amended, contains certain covenants, including a material adverse change clause, and restrictions on dividends, capital expenditures, capital leases, operating leases, investments and indebtedness. It requires the Company to comply with certain financial covenants including achieving cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA Covenant"), and maintaining certain coverage ratios.

  The Company issued the 12 1/4% Senior Secured Notes (the "Notes") in August 1992. The Notes require semi-annual interest payments and mature in 1999, however, the Company may redeem the Notes at any time after July 31, 1997. If the Company desires to redeem the Notes prior to July 31, 1997, a majority of the holders must consent to the redemption. The Notes are secured by a lien on all of the issued and outstanding common stock and Series B Preferred Stock of the Company and all issued and outstanding common stock of its wholly-owned subsidiary, VSI Corporation. There are no direct or contingent liabilities or compensating balance arrangements as a result of the Notes.

  The Company is party to several capital leases with interest rates ranging from 5.85% to 15.50%. (See Note 11 for additional capital lease disclosures.)

  Annual maturities of long-term debt obligations (exclusive of capital lease obligations) for each of the five years following June 30, 1995 are as follows: $14,338,000 for 1996, $121,231,000 for 1997, $1,001,000 for 1998,
$125,056,000 for 1999 and $56,000 for 2000.

5. PENSIONS AND POSTRETIREMENT BENEFITS:

 Pensions

  The Company has established defined benefit pension plans covering substantially all employees. The Company's funding policy for the plans is to contribute each year the minimum amount required under the Employee Retirement Income Security Act of 1974. A portion of the Company's pension cost and prepaid pension cost have been included in operations transferred to RHI.

  The following table provides a summary of the components of net periodic pension cost for the plans:

                                                               1993  1994  1995
                                                               ----  ----  ----
                                                               (IN THOUSANDS)
   Service cost of benefits earned during the period.......... $ 55  $ 97  $106
   Interest cost of projected benefit obligation..............   35    56    63
   Return on plan assets......................................  (39)  (57)  (55)
   Net amortization and deferral..............................    8    12     5
   Amortization of prior service cost.........................    4    (8)   (8)
                                                               ----  ----  ----
     Total pension cost....................................... $ 63  $100  $111
                                                               ====  ====  ====

  Assumptions used in accounting for the plans were:

                                                               1993  1994  1995
                                                               ----  ----  ----
   Discount rate.............................................. 8.5%  8.5%  8.5%
   Expected rate of increase in salaries...................... 4.5%  4.5%  4.5%
   Expected long-term rate of return on plan assets........... 9.0%  9.0%  9.0%

                          FAIRCHILD INDUSTRIES, INC.

  The following table sets forth the funded status and amounts recognized in the Company's balance sheets at June 30, 1994 and 1995 for the continuing operations portion of its defined benefit pension plans:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Vested benefit obligation................................... $   421 $   493
   Non-vested benefit obligation...............................      27      32
                                                                ------- -------
     Accumulated benefit obligation............................     448     525
                                                                ------- -------
   Projected benefit obligation................................     642     758
   Plan assets at fair value...................................     699     800
                                                                ------- -------
   Plan assets in excess of projected benefit obligation.......      57      42
   Unrecognized net loss.......................................     155     150
   Unrecognized prior service cost.............................       4       3
                                                                ------- -------
   Prepaid pension cost........................................ $   216 $   195
                                                                ======= =======

 Postretirement Health Care Benefits

  Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106 ("SFAS No. 106"), "Employers' Accounting for Postretirement Benefits Other Than Pensions". This standard requires that the expected cost of postretirement benefits be accrued and charged to expense during the years the employees render the services. The impact of the accounting change was $60,000 which was included in general and administrative expenses. A portion of the Company's net periodic postretirement benefit cost and accrued postretirement benefit cost have been included in operations transferred to RHI.

  The components of expense for continuing operations in 1994 and 1995 are as follows:

                                                                1994     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
   Service cost of benefits earned............................ $    12  $    13
   Interest cost on liabilities...............................       6        7
                                                               -------  -------
   Net periodic postretirement benefit cost................... $    18  $    20
                                                               =======  =======

  The following table sets forth the funded status for the continuing portion of the Company's postretirement health care benefit plan at June 30, 1994 and 1995.

                                                                1994     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
   Accumulated postretirement benefit obligation.............. $    67  $    87
   Unrecognized net gain......................................      11       11
                                                               -------  -------
   Accrued postretirement benefit cost........................ $    78  $    98
                                                               =======  =======

  The accumulated postretirement benefit obligation was determined using a discount rate of 8.5%, and a health care cost trend rate of 8.0% and 7.5% for pre-age-65 and post-age-65 employees, respectively, gradually decreasing to 4.5% and 4.5%, respectively, in the year 2003 and thereafter.

  Increasing the assumed health care cost trend rates by 1% would increase the accumulated postretirement benefit obligation related to the continuing operations of the Company as of June 30, 1995, by approximately $29,000, and increase net periodic postretirement benefit cost by approximately $7,000 for fiscal 1995.

                          FAIRCHILD INDUSTRIES, INC.

6. INCOME TAXES:

  Effective July 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes".

  Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of SFAS No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

  As permitted under SFAS No. 109, prior years' financial statements were not restated. The effect of the accounting change was not material.

  There was no provision or benefit for current or deferred income taxes from continuing operations for 1993, 1994 and 1995 due to the historical losses of continuing operations.

  The income tax provision for continuing operations differs from that computed using the statutory Federal income tax rate of 34.0% in 1993 and 35.0% in 1994 and 1995 and for the following reasons:

                                                      1993     1994     1995
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
   Computed statutory amount........................ $(1,908) $(1,189) $(1,059)
   Effect of net operating losses...................   1,719      981      826
   Nondeductible acquisition valuation items........     184      202      218
   Other............................................       5        6       15
                                                     -------  -------  -------
                                                     $   --   $   --   $   --
                                                     =======  =======  =======

  The following table is a summary of the significant components of the continuing operations portion of the Company's deferred tax assets and liabilities as of June 30, 1994 and 1995.

                                        1994                  1995
                                      DEFERRED              DEFERRED
                                     (PROVISION) JUNE 30,  (PROVISION) JUNE 30,
                                       BENEFIT     1994      BENEFIT     1995
                                     ----------- --------  ----------- --------
                                                  (IN THOUSANDS)
   DEFERRED TAX ASSETS:
     Accrued expenses..............    $  (15)   $    72     $    17   $    89
     Employee compensation and
      benefits.....................        32        192          45       237
     Deferred revenue..............        (9)       130         958     1,088
     NOL carryforwards.............     1,682     12,311         822    13,133
     Postretirement benefits.......        41        135          27       162
     Other.........................        58         40           8        48
                                       ------    -------     -------   -------
                                        1,673     12,880       1,877    14,757
   DEFERRED TAX LIABILITIES:
     Asset basis differences--fixed
      assets.......................      (592)    (5,367)        --     (5,367)
     Asset basis differences--
      intangible assets............      (143)    (1,426)       (198)   (1,624)
     Other.........................       (10)      (326)        --       (326)
                                       ------    -------     -------   -------
                                         (745)    (7,119)       (198)   (7,317)
                                       ------    -------     -------   -------
   LESS--VALUATION ALLOWANCE.......      (928)    (5,761)     (1,679)   (7,440)
                                       ------    -------     -------   -------
     Net deferred tax liability....    $  --     $   --      $   --    $   --
                                       ======    =======     =======   =======

                          FAIRCHILD INDUSTRIES, INC.

  For fiscal 1993, prior to the change in method of accounting for taxes, the deferred income tax component of the income tax provision for continuing operations consists of the effect of timing differences related to:

                                                                       1993
                                                                  --------------
                                                                  (IN THOUSANDS)
   Deferred revenue..............................................        122
   Intangible amortization.......................................       (386)
   Depreciation..................................................     (1,346)
   Effect of net operating loss..................................      1,610
                                                                     -------
                                                                     $   --
                                                                     =======

  In the opinion of management, adequate provision has been made for all income taxes and interest, and any tax liability that may arise for prior periods will not have a material effect on the financial condition or results of operations of the Company.

  The Company has entered into a tax sharing agreement with its parent whereby the Company is included in the consolidated federal income tax return of TFC. The Company makes payments to TFC based on the amount of federal income taxes, if any, it would have paid had it filed a separate federal income tax return.

7. REDEEMABLE PREFERRED STOCK:

  As part of the Merger discussed in Note 1, the outstanding Series A Preferred Stock will be redeemed at $45.00 per share. The Series A Preferred Stock is subject to annual mandatory redemptions and annual dividend payments of $3.60 per share. The Company did not purchase any shares during the past three fiscal years. Series A Preferred Stock is listed on the New York Stock Exchange ("NYSE").

  Holders of the Series A Preferred Stock have general voting rights. Additionally, in the event of a cumulative arrearage equal to six quarterly dividends, all Series A Preferred stockholders have the right to elect separately, as a class, two members to the Board of Directors. No cash dividends can be declared or paid on any stock junior to the Series A Preferred Stock in the event of dividend arrearages or a default in the obligation to redeem such Series A Preferred Stock. Due to the merger of the Company with RHI in August 1989, holders of the Series A Preferred Stock are entitled, at their option, but subject to compliance with certain covenants under the Company's Credit Agreement, to redeem their shares for $27.18 in cash.

  Annual maturity redemption requirements for redeemable preferred stock as of June 30, 1995, are as follows: $4,211,000 for 1996, $7,450,000 for 1997, and
$7,450,000 for 1998.

8. EQUITY SECURITIES:

  As part of the Merger discussed in Note 1, the Series C Preferred Stock will be redeemed at redemption value of $45.00 per share. 558,360 shares of Series C Preferred Stock were authorized, issued and outstanding at June 30, 1994 and 1995, respectively. Also, as part of the Merger, RHI will contribute to the Company all of the Company's outstanding Series B Preferred Stock. Such Series B Preferred Stock will be retired and canceled in connection with the Merger.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments," requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Financial instruments are

                          FAIRCHILD INDUSTRIES, INC.

defined as cash, evidence of an ownership interest in an entity or a contract that imposes a contractual obligation to deliver cash or other financial instruments to the second party. In cases where quoted market prices are not available, fair values are based on estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

  The carrying amount reported in the balance sheet approximates the fair value for cash and cash equivalents, accounts receivable, accounts payable, advanced billings, deferred revenue, accrued liabilities and capital lease obligations.

  Fair values of Series A and Series C preferred stock of the Company are based on quoted market prices.

  There is no active market for the Company's long-term debt. Therefore, the fair value for the Company's fixed rate long-term debt is estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

  Fair values for the Company's off-balance-sheet instruments, lease guarantees, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counter parties' credit standing. The fair value of the Company's off-balance-sheet instruments at June 30, 1995, is not material.

  The carrying amounts and fair values of the Company's financial instruments at June 30, 1994 and June 30, 1995 are as follows.

                                             JUNE 30, 1994     JUNE 30, 1995
                                           ----------------- -----------------
                                           CARRYING   FAIR   CARRYING   FAIR
                                            AMOUNT   VALUE    AMOUNT   VALUE
                                           -------- -------- -------- --------
                                                     (IN THOUSANDS)
   Cash and cash equivalents.............. $     64 $     64 $  1,469 $  1,469
   Accounts receivable....................    9,856    9,856   20,647   20,647
   Accounts payable.......................    6,744    6,744   12,780   12,780
   Accrued liabilities....................    3,589    3,589    6,623    6,623
   Advanced billings......................      --       --       941      941
   Deferred revenue on maintenance
    contracts.............................      371      371    3,109    3,109
   Bank credit agreement..................   55,373   55,373   55,373   55,373
   12.25% senior secured notes............  125,000  125,000  125,000  125,000
   Redeemable preferred stock.............   19,112   15,608   19,112   15,714
   Series C cumulative preferred stock....   24,015   21,427   24,015   20,939

                          FAIRCHILD INDUSTRIES, INC.

10. RELATED PARTY TRANSACTIONS:

  Corporate general and administrative expense was billed to the Company on a monthly basis during 1993, 1994 and 1995. These costs represent the cost of services incurred on behalf of the Company by TFC and its subsidiaries based primarily on estimated hours spent by corporate employees. The Company has reimbursed TFC and its subsidiaries for such services. Corporate general and administrative expense allocated to the Company was $342,000, $441,000 and $537,000 in fiscal 1993, 1994 and 1995, respectively.

  The Company had sales to TFC and subsidiaries of TFC of $601,000, $707,000 and $1,031,000 for the years ended June 30, 1993, 1994 and 1995, respectively.

11. COMMITMENTS AND CONTINGENCIES:

 Leases

  The Company leases certain of its facilities and equipment under capital and operating leases. The following is an analysis of the assets under capital leases included in property, plant and equipment.

                                                                     JUNE 30,
      DESCRIPTION                                                      1995
      -----------                                                 --------------
                                                                  (IN THOUSANDS)
   Building improvements.........................................    $   422
   Equipment and autos...........................................     11,582
   Furniture and fixtures........................................        297
   Less-Accumulated depreciation.................................     (6,446)
                                                                     -------
                                                                     $ 5,855
                                                                     =======

  Future minimum lease payments:

                                                              OPERATING CAPITAL
                                                               LEASES   LEASES
                                                              --------- -------
                                                               (IN THOUSANDS)
   1996......................................................  $ 4,414  $  812
   1997......................................................    4,635     189
   1998......................................................    4,867       8
   1999......................................................    5,110     --
   2000......................................................    5,366     --
                                                               -------  ------
                                                               $24,392   1,009
                                                               =======
   Less-Amount representing interest.........................              (73)
                                                                        ------
   Present value of capital lease obligations................           $  936
                                                                        ======

  Rental expense under all leases amounted to $2,985,000, $3,023,000 and $4,204,000 for the years ended June 30, 1993, 1994 and 1995, respectively.

 Other Matters

  The Company's continuing operations are involved in various claims and lawsuits incidental to its business. The Company, either on its own or through its insurance carriers, is contesting these matters. In the opinion of management, the ultimate resolution of the legal proceedings will not have a material adverse effect on the financial condition or the future operating results of the Company. See further discussion of the Assumed Liabilities in
Note 1.

                           FAIRCHILD INDUSTRIES, INC.

12. PRO FORMA INFORMATION (UNAUDITED):

  As described in Note 2, the Company acquired substantially all of the telecommunications assets of JWP on November 28, 1994. The following unaudited pro forma condensed results of operations for the years ended June 30, 1994 and 1995, give effect to the JWP acquisition as if the acquisition had occurred at the beginning of each year.

                                    UNAUDITED
                             -----------------------
                             FISCAL 1994 FISCAL 1995
                             ----------- -----------
                                 (IN THOUSANDS)
   Sales...................   $122,426    $132,716
   Cost of sales...........    (86,860)    (98,628)
   Other expenses..........    (38,917)    (36,926)
                              --------    --------
   Net loss from continuing
    operations.............     (3,351)     (2,838)
   Operating results of
    operations transferred
    to RHI.................    (30,591)     (9,332)
                              --------    --------
   Net loss before
    preferred dividends....   $(33,942)   $(12,170)
                              ========    ========

- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE COMPANY, OR ANY OF THE SUBSIDIARY GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER, THE COMPANY NOR ANY OF THE SUBSIDIARY GUARANTORS SINCE SUCH DATE.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary.........................................................   1
Risk Factors...............................................................  16
Use of Proceeds............................................................  24
Capitalization.............................................................  26
Pro Forma Financial Information............................................  27
Selected Historical Financial Data.........................................  40
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations................................................................  42
 The Exchange Offer........................................................  51
Business...................................................................  58
Management.................................................................  68
Securities Ownership of Certain Beneficial
 Owners and Management.....................................................  75
Certain Relationships and Related
 Transactions of the Company...............................................  77
The Transactions...........................................................  78
Description of Certain Indebtedness of the Company and the Issuer..........  82
Description of Preferred Stock of the Company..............................  83
Description of the Notes...................................................  87
Certain Federal Income Tax Consequences.................................... 116
Plan of Distribution....................................................... 118
Legal Matters.............................................................. 119
Independent Public Accountants............................................. 119
Additional and Available Information....................................... 119
Index to Consolidated Financial Statements................................. F-1

                                 ------------

 UNTIL , 1996 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECU-RITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DE-LIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UN-SOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

              Shared Technologies Fairchild Communications Corp.

                                 $163,637,000

                          12 1/4% Senior Subordinated
                            Discount Notes Due 2006





                                       , 1996


- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

  Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of such Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and it empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

  Article Seventh of the Certificate of Incorporation of the Issuer provides that, to the fullest extent that the General Corporation Law of Delaware permits, no director shall be personally liable to the Issuer or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Issuer or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article Seventh of the Certificate of Incorporation of the Issuer shall apply to or have any effect on the liability or alleged liability of any director of the Issuer for or with respect to any acts or omissions of such director occurring prior to such amendment.

  The Issuer has not purchased directors' and officers' liability insurance covering liabilities incurred by its officers and directors in connection with the performance of their duties.

ITEM 21. EXHIBITS

 1. Purchase Agreement dated March 8, 1996 among STI, the guarantors named therein and CS First Boston Corporation and Citicorp Securities, Inc.
         (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 2.1 Agreement and Plan of Merger dated as of November 9, 1995 among the Company, FII, RHI and TFC (incorporated by reference to the Company's
         Form 8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 2.2     First Amendment to Agreement and Plan of Merger dated as of February
         2, 1996 among the Company, FII, RHI and TFC (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File
         No. 0-17366)).
 2.3     Second Amendment to Agreement and Plan of Merger dated as of February
         24, 1996 among the Company, FII, RHI and TFC (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
         1986 (File No. 0-17366)).
 2.4     Third Amendment to Agreement and Plan of Merger dated as of March 1,
         1996 among the Company, FII, RHI and TFC (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No.
         0-17366)).
 3(i).1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
         1986 (File No. 0-17366)).
 3(i).2 Certificate of Merger of STI and FII (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-
         17366)).
 3(i).3 Certificate of Incorporation of the Issuer (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File
         No. 0-17366)).
 3(ii).1 Amended and Restated By-laws of STI (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-
         17366)).
 3(i).2 Amendment to Amended and Restated By-laws of STI (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
         1986 (File No. 0-17366)).
 3(ii).3 By-laws of the Issuer (incorporated by reference to the Company's Form
         8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 4.1     Certificate of Designations of Series G 6% Cumulative Convertible
         Preferred Stock of the Company (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-
         17366)).
 4.2     Certificate of Designations of Series H Special Preferred Stock of the
         Company (incorporated by reference to the Company's Form 8-K Current
         Report filed March 28, 1986 (File No. 0-17366)).
 4.3     Certificate of Designations of Series I 6% Cumulative Convertible
         Preferred Stock of the Company (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-
         17366)).
 4.4     Certificate of Designations of Series J Special Preferred Stock of the
         Company (incorporated by reference to the Company's Form 8-K Current
         Report filed March 28, 1986 (File No. 0-17366)).
 4.5 Indenture dated as of March 1, 1996 among the Company, the Issuer, the guarantors named therein and United States Trust Company of New York, as trustee (incorporated by reference to the Company's Form 8-K
         Current Report filed March 28, 1986 (File No. 0-17366)).
 4.6     First Supplemental Indenture dated as of March 13, 1996 among the
         Company, the Issuer, the guarantors named therein and United States
         Trust Company of New York, as trustee (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No.
         0-17366)).
 5.1     Opinion of Gadsby & Hannah LLP (filed herewith).
 8.1 Opinion of Gadsby & Hannah LLP with respect to tax matters (included in Exhibit 5.1).
 10.1 Registration Rights Agreement dated March 8, 1996 among the Company, the Issuer, the guarantors named therein and CS First Boston
         Corporation and Citicorp Securities, Inc. (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File
         No. 0-17366)).
 10.2    Registration Rights Agreement dated March 13, 1996 among STI, RHI and
         TFC (incorporated by reference to the Company's Form 8-K Current
         Report filed March 28, 1986 (File No. 0-17366)).

 10.3  Credit Agreement dated as of March 12, 1996 among the Company, the
       Issuer, Credit Suisse, Citicorp USA, Inc., NationsBank and the other lenders named therein (incorporated by reference to the Company's Form
       8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 10.4  Security Agreement dated as of March 13, 1996 among the Issuer, the
       Company, each subsidiary of the Issuer named therein and Credit Suisse, as collateral agent for the secured parties (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No.
       0-17366)).
 10.5  Pledge Agreement dated as of March 13, 1996 among the Issuer, the
       Company, each subsidiary of the Issuer named therein and Credit Suisse, as collateral agent for the secured parties (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No.
       0-17366)).
 10.6  Pledge Agreement dated as of March 13, 1996 among the Company, RHI and
       Gadsby & Hannah, as interim pledge agent (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-
       17366)).
 10.7  Parent Guarantee Agreement dated as of March 12, 1996 between STI and
       Credit Suisse, as collateral agent for the secured parties (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
       1986 (File No. 0-17366)).
 10.8 Subsidiary Guarantee Agreement dated as of March 12, 1996 among the subsidiaries of the Issuer and the Company named therein and Credit
       Suisse, as collateral agent for the secured parties (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986
       (File No. 0-17366)).
 10.9  Agreement to Exchange 6% Cumulative Convertible Preferred Stock and
       Special Preferred Stock dated as of March 1, 1996 among STI, FII, RHI and TFC (incorporated by reference to the Company's Form 8-K Current
       Report filed March 28, 1986 (File No. 0-17366)).
 10.10 Shareholders' Agreement dated as of March 13, 1996 among STI, RHI and
       Anthony D. Autorino (incorporated by reference to the Company's Form 8-K
       Current Report filed March 28, 1986 (File No. 0-17366)).
 10.11 Tax Sharing Agreement dated as of March 13, 1996 between STI and RHI
       (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 10.12 Indemnification Agreement dated as of March 13, 1996 between STI and
       Fairchild Holdings Corp. (incorporated by reference to the Company's
       Form 8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 10.13 Indemnification Agreement dated as of March 13, 1996 among STI, TFC and
       RHI (incorporated by reference to the Company's Form 8-K Current Report filed March 28, 1986 (File No. 0-17366)).
 10.14 Indemnity, Subrogation and Contribution Agreement dated as of March 12,
       1996 between the Issuer and Credit Suisse, as collateral agent for the secured parties (incorporated by reference to the Company's Form 8-K
       Current Report filed March 28, 1986 (File No. 0-17366)).
 23.1  Consent of Rothstein, Kass & Company, P.C.
 23.2  Consent of Arthur Andersen LLP (filed herewith)
 23.3  Consent of Gadsby & Hannah LLP (included in Exhibit 5.1)
 25    Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939 (filed herewith).
 99.1  Form of Letter of Transmittal (filed herewith).
 99.2  Form of Notice of Guaranteed Delivery (filed herewith).
 99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
 99.4  Form of Letter to Clients.

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liablities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions set forth in response to Item 20 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilties (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of any Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

              SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          Shared Technologies Fairchild
                                           Communications Corp.

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________

                                             VINCENT DIVINCENZO VICE PRESIDENT
                                              & CHIEF FINANCIAL OFFICER

                NAME                           TITLE                 DATE

                                       Chairman, Chief
               *                       Executive Officer &      June 24, 1996
- -------------------------------------  Director
         ANTHONY D. AUTORINO

                                       President, Chief
               *                       Operating Officer &      June 24, 1996
- -------------------------------------  Director
            MEL D. BORER

       /s/ Vincent DiVincenzo          Vice President--
- -------------------------------------  Administration &         June 24, 1996
         VINCENT DIVINCENZO            Finance, Chief
                                       Financial Officer &
                                       Director

                                       Vice Chairman &
               *                       Director                 June 24, 1996
- -------------------------------------
         JEFFREY J. STEINER

                                       Director
               *                                                June 24, 1996
- -------------------------------------
          THOMAS H. DECKER

                                       Director
               *                                                June 24, 1996
- -------------------------------------
         WILLIAM A. DIBELLA

                                       Director
               *                                                June 24, 1996
- -------------------------------------
           NATALIA HERCOT

                                       Director
               *                                                June 24, 1996
- -------------------------------------
         AJIT G. HUTHEESING

                                       Director
- -------------------------------------
      EDWARD J. MCCORMACK, JR.

                                       Director
- -------------------------------------
             JO MCKENZIE

                                       Director
- -------------------------------------
        HERBERT L. OAKES, JR.

     /s/ Vincent DiVincenzo                                     June 24, 1996
*By: ___________________________
  VINCENT DIVINCENZO ATTORNEY-IN-FACT

                      SHARED TECHNOLOGIES FAIRCHILD, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          Shared Technologies Fairchild, Inc.

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________
                                                   VINCENT DIVINCENZO,
                                                     VICE PRESIDENT
                                              & CHIEF FINANCIAL OFFICER


                NAME                           TITLE                 DATE

                                       Chairman, Chief
               *                       Executive Officer &      June 24,1996
- -------------------------------------  Director
         ANTHONY D. AUTORINO

                                       President, Chief
               *                       Operating Officer &      June 24,1996
- -------------------------------------  Director
            MEL D. BORER

       /s/ Vincent DiVincenzo          Vice President--
- -------------------------------------  Administration &         June 24,1996
         VINCENT DIVINCENZO            Finance, Chief
                                       Financial Officer &
                                       Director

                                       Vice Chairman &
               *                       Director                 June 24, 1996
- -------------------------------------
         JEFFREY J. STEINER

                                       Director
               *                                                June 24, 1996
- -------------------------------------
          THOMAS H. DECKER

                                       Director
               *                                                June 24, 1996
- -------------------------------------
         WILLIAM A. DIBELLA

                                       Director
               *                                                June 24, 1996
- -------------------------------------
           NATALIA HERCOT

                                       Director
               *                                                June 24, 1996
- -------------------------------------
         AJIT G. HUTHEESING

                                       Director
- -------------------------------------
      EDWARD J. MCCORMACK, JR.

                                       Director
- -------------------------------------
             JO MCKENZIE

                                       Director
- -------------------------------------
        HERBERT L. OAKES, JR.

     /s/ Vincent DiVincenzo                                     June 24, 1996
*By: ___________________________
        VINCENT DIVINCENZO
         ATTORNEY-IN-FACT

                            STI INTERNATIONAL, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          STI International, Inc.

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________
                                                  VINCENT DIVINCENZO,
                                                    VICE PRESIDENT
                                              & CHIEF FINANCIAL OFFICER

                NAME                           TITLE                 DATE

                                       Chief Executive
               *                       Officer & Director        June 24,1996
- -------------------------------------
         ANTHONY D. AUTORINO

                                       President & Director
               *                                                 June 24,1996
- -------------------------------------
            MEL D. BORER

                                       Treasurer & Director
     /s/ Vincent DiVincenzo                                      June 24,1996
- -------------------------------------
         VINCENT DIVINCENZO

     /s/ Vincent DiVincenzo                                     June 24, 1996
*By: ___________________________
        VINCENT DIVINCENZO
         ATTORNEY-IN-FACT

                          OFFICE TELEPHONE MANAGEMENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          Office Telephone Management

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________
                                                   VINCENT DIVINCENZO,
                                                      VICE PRESIDENT
                                              & CHIEF FINANCIAL OFFICER

                NAME                           TITLE                 DATE

                                       Chief Executive
               *                       Officer & Director        June 24,1996
- -------------------------------------
         ANTHONY D. AUTORINO

                                       President & Director
               *                                                 June 24,1996
- -------------------------------------
            MEL D. BORER

                                       Treasurer & Director
     /s/ Vincent DiVincenzo                                      June 24,1996
- -------------------------------------
         VINCENT DIVINCENZO


     /s/ Vincent DiVincenzo                                     June 24, 1996
*By: ___________________________
         VINCENT DIVINCENZO
         ATTORNEY-IN-FACT

                     BOSTON TELECOMMUNICATIONS GROUP, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          Boston Telecommunications Group,
                                           Inc.

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________
                                                   VINCENT DIVINCENZO,
                                                    VICE PRESIDENT
                                              & CHIEF FINANCIAL OFFICER

                NAME                           TITLE                 DATE

                                       Chief Executive
               *                       Officer & Director        June 24,1996
- -------------------------------------
         ANTHONY D. AUTORINO

               *                       President & Director      June 24,1996
- -------------------------------------
            MEL D. BORER

       /s/ Vincent DiVincenzo          Treasurer & Director      June 24,1996
- -------------------------------------
         VINCENT DIVINCENZO

     /s/ Vincent DiVincenzo                                      June 24, 1996
*By: ___________________________
        VINCENT DIVINCENZO
        ATTORNEY-IN-FACT

                          MULTI-TENANT SERVICES, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          Multi-Tenant Services, Inc.

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________
                                                   VINCENT DIVINCENZO,
                                                     VICE PRESIDENT
                                             AND CHIEF FINANCIAL OFFICER

                NAME                           TITLE                 DATE

                                       Chief Executive
               *                       Officer & Director       June 24, 1996
- -------------------------------------
         ANTHONY D. AUTORINO

                                       President & Director
               *                                                June 24, 1996
- -------------------------------------
            MEL D. BORER

                                       Treasurer & Director
     /s/ Vincent DiVincenzo                                     June 24, 1996
- -------------------------------------
         VINCENT DIVINCENZO

     /s/ Vincent DiVincenzo                                     June 24, 1996
*By: ___________________________
         VINCENT DIVINCENZO
         ATTORNEY-IN-FACT

                  SHARED TECHNOLOGIES FAIRCHILD TELECOM, INC.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WETHERSFIELD, STATE OF CONNECTICUT, ON THE 24TH DAY OF APRIL, 1996.

                                          Shared Technologies Fairchild
                                           Telecom, Inc.

                                                /s/ Vincent DiVincenzo
                                          By: _________________________________
                                                    VINCENT DIVINCENZO,
                                                      VICE PRESIDENT
                                                & CHIEF FINANCIAL OFFICER

                NAME                           TITLE                 DATE

                                       Chief Executive
               *                       Officer & Director       June 24, 1996
- -------------------------------------
         ANTHONY D. AUTORINO

                                       President & Director
               *                                                June 24, 1996
- -------------------------------------
            MEL D. BORER


       /s/ Vincent DiVincenzo          Treasurer & Director     June 24, 1996
- -------------------------------------
         VINCENT DIVINCENZO

     /s/ Vincent DiVincenzo                                     June 24, 1996
*By: ___________________________
        VINCENT DIVINCENZO
         ATTORNEY-IN-FACT

                               EXHIBIT INDEX

 EXHIBIT NO.                          DESCRIPTION
 -----------                          -----------
     1.      Purchase Agreement dated March 8, 1996 among STI, the
             guarantors named therein and CS First Boston Corporation and
             Citicorp Securities, Inc. (incorporated by reference to the
             Company's Form 8-K Current Report filed March 28, 1986 (File
             No. 0-17366)).
     2.1     Agreement and Plan of Merger dated as of November 9, 1995
             among the Company, FII, RHI and TFC (incorporated by
             reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
     2.2     First Amendment to Agreement and Plan of Merger dated as of
             February 2, 1996 among the Company, FII, RHI and TFC
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
     2.3     Second Amendment to Agreement and Plan of Merger dated as of
             February 24, 1996 among the Company, FII, RHI and TFC
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
     2.4     Third Amendment to Agreement and Plan of Merger dated as of
             March 1, 1996 among the Company, FII, RHI and TFC
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
  3(i).1     Restated Certificate of Incorporation of the Company
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
  3(i).2     Certificate of Merger of STI and FII (incorporated by
             reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
  3(i).3     Certificate of Incorporation of the Issuer (incorporated by reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
 3(ii).1     Amended and Restated By-laws of STI (incorporated by
             reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
  3(i).2     Amendment to Amended and Restated By-laws of STI
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
 3(ii).3     By-laws of the Issuer (incorporated by reference to the
             Company's Form 8-K Current Report filed March 28, 1986 (File
             No. 0-17366)).
     4.1     Certificate of Designations of Series G 6% Cumulative
             Convertible Preferred Stock of the Company (incorporated by reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
     4.2     Certificate of Designations of Series H Special Preferred
             Stock of the Company (incorporated by reference to the
             Company's Form 8-K Current Report filed March 28, 1986 (File
             No. 0-17366)).
     4.3     Certificate of Designations of Series I 6% Cumulative
             Convertible Preferred Stock of the Company (incorporated by reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
     4.4     Certificate of Designations of Series J Special Preferred
             Stock of the Company (incorporated by reference to the
             Company's Form 8-K Current Report filed March 28, 1986
             (File No. 0-17366)).
     4.5     Indenture dated as of March 1, 1996 among the Company, the
             Issuer, the guarantors named therein and United States Trust
             Company of New York, as trustee (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
             1986 (File No. 0-17366)).
     4.6     First Supplemental Indenture dated as of March 13, 1996
             among the Company, the Issuer, the guarantors named therein and United States Trust Company of New York, as trustee
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
     5.1     Opinion of Gadsby & Hannah LLP (filed herewith).
     8.1     Opinion of Gadsby & Hannah LLP with respect to tax matters
             (included in Exhibit 5.1).
    10.1     Registration Rights Agreement dated March 8, 1996 among the
             Company, the Issuer, the guarantors named therein and CS
             First Boston Corporation and Citicorp Securities, Inc.
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).

 EXHIBIT NO.                          DESCRIPTION
 -----------                          -----------
 10.2        Registration Rights Agreement dated March 13, 1996 among
             STI, RHI and TFC (incorporated by reference to the Company's
             Form 8-K Current Report filed March 28, 1986 (File No. 0-
             17366)).
 10.3        Credit Agreement dated as of March 12, 1996 among the
             Company, the Issuer, Credit Suisse, Citicorp USA, Inc.,
             NationsBank and the other lenders named therein
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
 10.4        Security Agreement dated as of March 13, 1996 among the
             Issuer, the Company, each subsidiary of the Issuer named
             therein and Credit Suisse, as collateral agent for the
             secured parties (incorporated by reference to the Company's
             Form 8-K Current Report filed March 28, 1986 (File No. 0-
             17366)).
 10.5        Pledge Agreement dated as of March 13, 1996 among the
             Issuer, the Company, each subsidiary of the Issuer named
             therein and Credit Suisse, as collateral agent for the
             secured parties (incorporated by reference to the Company's
             Form 8-K Current Report filed March 28, 1986 (File No. 0-
             17366)).
 10.6        Pledge Agreement dated as of March 13, 1996 among the
             Company, RHI and Gadsby & Hannah, as interim pledge agent
             (incorporated by reference to the Company's Form 8-K Current
             Report filed March 28, 1986 (File No. 0-17366)).
 10.7        Parent Guarantee Agreement dated as of March 12, 1996
             between STI and Credit Suisse, as collateral agent for the secured parties (incorporated by reference to the Company's
             Form 8-K Current Report filed March 28, 1986 (File No. 0-
             17366)).
 10.8        Subsidiary Guarantee Agreement dated as of March 12, 1996
             among the subsidiaries of the Issuer and the Company named therein and Credit Suisse, as collateral agent for the
             secured parties (incorporated by reference to the Company's
             Form 8-K Current Report filed March 28, 1986 (File No. 0-
             17366)).
 10.9        Agreement to Exchange 6% Cumulative Convertible Preferred
             Stock and Special Preferred Stock dated as of March 1, 1996 among STI, FII, RHI and TFC (incorporated by reference to
             the Company's Form 8-K Current Report filed March 28, 1986
             (File No. 0-17366)).
 10.10       Shareholders' Agreement dated as of March 13, 1996 among
             STI, RHI and Anthony D. Autorino (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
             1986 (File No. 0-17366)).
 10.11       Tax Sharing Agreement dated as of March 13, 1996 between STI and RHI (incorporated by reference to the Company's Form 8-K
             Current Report filed March 28, 1986 (File No. 0-17366)).
 10.12       Indemnification Agreement dated as of March 13, 1996 between
             STI and Fairchild Holdings Corp. (incorporated by reference to the Company's Form 8-K Current Report filed March 28,
             1986 (File No. 0-17366)).
 10.13       Indemnification Agreement dated as of March 13, 1996 among
             STI, TFC and RHI (incorporated by reference to the Company's
             Form 8-K Current Report filed March 28, 1986 (File No. 0-
             17366)).
 10.14       Indemnity, Subrogation and Contribution Agreement dated as of March 12, 1996 between the Issuer and Credit Suisse, as collateral agent for the secured parties (incorporated by
             reference to the Company's Form 8-K Current Report filed
             March 28, 1986 (File No. 0-17366)).
 23.1        Consent of Rothstein, Kass & Company, P.C. (filed herewith).
 23.2        Consent of Arthur Andersen LLP (filed herewith).
 23.3        Consent of Gadsby & Hannah LLP (included in Exhibit 5.1)
 25          Form T-1 Statement of Eligibility and Qualification under
             the Trust Indenture Act of 1939 (filed herewith).
 99.1        Form of Letter of Transmittal (filed herewith).
 99.2        Form of Notice of Guaranteed Delivery (filed herewith).
 99.3        Form of Letter to Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees.
 99.4        Form of Letter to Clients.